Exhibit 10.5

EXECUTION VERSION

FOURTH AMENDMENT AGREEMENT dated as of November 19, 2021 (this “Agreement”), to the amended and restated credit agreement dated as of January 1, 2012, as amended by an amendment dated as of April 23, 2013, as further amended by that certain Amendment Agreement dated as of August 10, 2016, as further amended by that certain Second Amendment Agreement dated as of May 9, 2018 and as further amended by that certain Third Amendment Agreement dated as of November 12, 2020 (as further amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among TPG Holdings, L.P. (the “Original Borrower”), acting through its general partner, TPG Group Advisors (Cayman), Inc., TPG Holdings I, L.P., TPG Holdings II, L.P. (the “Successor Borrower”), TPG Holdings II Sub, L.P., TPG Holdings III, L.P., TPG Holdings I-A, LLC, TPG Holdings II-A, LLC and TPG Holdings III-A, L.P., acting through its general partner, TPG Holdings III-A, Inc., the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS the Lenders have extended credit to TPG Holdings, L.P. under the Existing Credit Agreement on the terms and subject to the conditions set forth therein;

WHEREAS TPG Holdings, L.P. has requested that the Lenders amend certain provisions of the Existing Credit Agreement and the Guarantee Agreement as set forth herein and the Lenders are willing to amend the Existing Credit Agreement and the Guarantee Agreement on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Existing Credit Agreement or the Amended Credit Agreement (as defined below), as the context may require.

SECTION 2. Amendment of Existing Credit Agreement.

(a) Subject to the satisfaction or waiver of the conditions set forth in Section 5 and Section 6 of this Agreement, (x) the Existing Credit Agreement is hereby amended and restated in its entirety to reflect the deletions of the bold, red stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and the additions of the bold, blue double-underlined text (indicated textually in the same manner as the following example: double-underlined text) (including, subject to the occurrence of the Second Restatement Effective Date, the All-Lender Amendments (as defined below)), in each case as set forth in the credit agreement attached as Annex A hereto (the Existing Credit Agreement, as so amended, being referred to as the “Amended Credit Agreement”) and (y) Schedule 1.08 is hereby added and Schedules 7.01 and 7.02 to the Existing Credit Agreement are hereby amended and restated in the form of Annex B attached hereto.

[Signature Page to Fourth Amendment Agreement]

(b) For purposes of this Agreement, the “All-Lender Amendments” shall refer to any amendments set forth in the credit agreement attached as Annex A (i) changing which entity comprises the Borrower in the definition of “Borrower” set forth therein (and the corresponding changes to the cover page thereof), (ii) changing which entities comprise the Guarantors in the definition of “Guarantor” set forth therein (and the corresponding changes to the cover page thereof and the recitals thereto and corresponding deletions of the defined terms for “Holdings I-A”, “Holdings II-A” and “Holdings III-A” set forth therein), (iii) changing the reference to the Restated Guarantee Agreement in the definition of “Guarantee Agreement” set forth therein, (iv) changing which entities comprise Covered Subsidiaries in the definition of “Covered Subsidiaries” set forth therein, (v) changing the consent requirements for releasing Guarantees set forth in Section 10.01(a)(v) thereof and (vi) changing the benchmark rates for Euro- and Sterling-denominated Loans from LIBOR to EURIBOR and SONIA, respectively. For convenience, the “All-Lender Amendments” referred to above have been highlighted (indicated textually in the same manner as the following example: highlighted text) in the credit agreement attached as Annex A hereto.

(c) Following the Second Restatement Effective Date, the Amended Credit Agreement may be further amended with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment is effectuated in order to cure ambiguities or defects, any obvious error or any error or omission of a technical nature, in each case in connection with the changes contemplated by the All-Lender Amendments (including any such amendments to any Exhibit to the Existing Credit Agreement or any Schedule to the Existing Credit Agreement).

(d) Notwithstanding anything in this Agreement or the annexes thereto to the contrary, in no event shall the Borrower be required to pay any Commitment Fees, letter of credit participation fees, letter of credit fronting fees or interest on any Loan to the extent such fees or interest would be duplicative of any fees or interest the Borrower has previously paid under the Existing Credit Agreement.

SECTION 3. Amendments to the Guarantee Agreement. Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, the Guarantee Agreement is hereby amended and restated in its entirety in the form of Annex C attached hereto (the Guarantee Agreement, as so amended, being referred to as the “Restated Guarantee Agreement”).

SECTION 4. Representations and Warranties. Each Loan Party represents and warrants (as to itself and its Covered Subsidiaries) to each other party hereto that this Agreement (i) has been duly authorized by all requisite partnership, limited liability company or corporate and, if required, partner, member or stockholder action of each Loan Party, (ii) has been duly executed and delivered by each Loan Party and (iii) constitutes a legal, valid and binding obligation of each Loan Party enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

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SECTION 5. First Restatement Effective Date. This Agreement and the amendment of the Existing Credit Agreement and Schedules 7.01 and 7.02 as set forth in Section 2 hereof (other than the All-Lender Amendments) shall be effective on the date hereof (the “First Restatement Effective Date”); provided that the following conditions shall have been satisfied or waived as of such date:

(a) The Administrative Agent (or its counsel) shall have received from the Borrower and Lenders constituting the Required Lenders as of the First Restatement Effective Date either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

(b) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the First Restatement Effective Date, including to the extent invoiced at least two Business Days prior to the First Restatement Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Loan Parties under Section 9 hereof or the Existing Credit Agreement; and

(c) The Administrative Agent shall have received a certificate dated the First Restatement Effective Date and signed by a Financial Officer of the Borrower stating that (i) each of the representations and warranties of the Loan Parties contained herein and in the Amended Credit Agreement are true and correct (x) in the case of representations and warranties qualified as to materiality, in all respects and (y) otherwise, in all material respects, in each case, as of the date hereof (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (I) in the case of the representations and warranties qualified as to materiality, in all respects and (II) otherwise, in all material respects as of such earlier date) and (ii) no Default or Event of Default has occurred and is continuing at the time of the First Restatement Effective Date or immediately after giving effect thereto.

SECTION 6. Second Restatement Effective Date. The All-Lender Amendments and the amendment of the Guarantee Agreement as set forth in Section 3 hereof shall be effective on the date so elected by the Borrower (the “Second Restatement Effective Date”); provided that the following conditions shall have been satisfied or waived as of such date:

(a) The First Restatement Effective Date shall have occurred;

(b) The Administrative Agent (or its counsel) shall have received from the Borrower and each Lender as of the Second Restatement Effective Date (unless previously delivered pursuant to Section 5(a) above) either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

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(c) The Administrative Agent shall have received a certificate dated the Second Restatement Effective Date and signed by a Financial Officer of the Borrower stating that (i) each of the representations and warranties of the Loan Parties contained herein and in the Amended Credit Agreement are true and correct (x) in the case of representations and warranties qualified as to materiality, in all respects and (y) otherwise, in all material respects, in each case, as of the Second Restatement Effective Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (I) in the case of the representations and warranties qualified as to materiality, in all respects and (II) otherwise, in all material respects as of such earlier date) and (ii) no Default or Event of Default has occurred and is continuing at the time of the Second Restatement Effective Date or immediately after giving effect thereto;

(d) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent, the Issuing Banks and the Lenders and dated the Second Restatement Effective Date) of special counsel for the Successor Borrower covering such matters as the Administrative Agent shall reasonably request relating to the Successor Borrower and this Agreement and in form and substance reasonably satisfactory to the Administrative Agent. The Successor Borrower hereby requests such counsel to deliver such opinion;

(e) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Successor Borrower, the authorization of this Agreement and any other legal matters relating to the Successor Borrower, this Agreement or the transactions contemplated herein, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

(f) The Guarantee Requirement (as such term is defined in the Amended Credit Agreement) shall have been satisfied;

(g) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Second Restatement Effective Date, including to the extent invoiced at least two Business Days prior to the Second Restatement Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Loan Parties under Section 9 hereof or the Amended Credit Agreement (and not previously reimbursed pursuant to Section 5(b) above); and

(h) The Administrative Agent shall have received a notice from the Borrower electing for the Second Restatement Effective Date to occur, which notice shall specify the date of the Second Restatement Effective Date (which shall be no earlier than three Business Days after the delivery of such notice).

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SECTION 7. Release of Guarantors; Change in Borrower.

(a) Subject to and upon the occurrence of the Second Restatement Effective Date, each Lender party hereto consents to the release of each of TPG Holdings II, L.P., TPG Holdings I-A, LLC, TPG Holdings II-A, LLC and TPG Holdings III-A, L.P. from its Guarantee pursuant to the Guarantee Agreement and each such Person shall be released from its Guarantee pursuant to the Guarantee Agreement.

(b) Subject to and upon the occurrence of the Second Restatement Effective Date, without further act or deed, TPG Holdings II, L.P. shall assume all obligations and liabilities and rights of the “Borrower” in such capacity under the Amended Credit Agreement and the other Loan Documents, and TPG Holdings, L.P. shall be released from all obligations and liabilities and rights of the “Borrower” in such capacity under the Existing Credit Agreement, the Amended Credit Agreement and the other Loan Documents.

(c) Effective as of the Second Restatement Effective Date, the Successor Borrower hereby absolutely accepts the assignment described in Section 7(b) hereof and assumes all of the rights, interests, duties, obligations and liabilities of the Original Borrower in, to and under the Existing Credit Agreement, the Amended Credit Agreement and each other applicable Loan Document to the same extent as if the Successor Borrower had executed the Existing Credit Agreement, the Amended Credit Agreement and each other applicable Loan Document as the “Borrower”. The Successor Borrower hereby ratifies, as of the Second Restatement Effective Date, and agrees to be bound by, the terms and provisions of the Existing Credit Agreement, the Amended Credit Agreement and each other applicable Loan Document as the “Borrower” and accepts all of the Original Borrower’s rights, interests, duties, obligations and liabilities thereunder. Effective as of the Second Restatement Effective Date, without limiting the generality of the foregoing terms of this Section 7, the Successor Borrower hereby (a) acknowledges, agrees and confirms that (i) by its execution of this Agreement, the Successor Borrower shall be deemed to be a party to the Amended Credit Agreement and each other applicable Loan Document as the “Borrower” for all purposes of the Amended Credit Agreement and each other Loan Document, (ii) the Successor Borrower shall have all of the obligations of the “Borrower” thereunder as if it had executed the Existing Credit Agreement, the Amended Credit Agreement and each applicable Loan Document and (iii) this Agreement shall be deemed to be a “Loan Document” for all purposes of the Amended Credit Agreement and each other Loan Document, (b) agrees to be bound as the “Borrower” by the affirmative and negative covenants set forth in Articles VI and VII of the Amended Credit Agreement and (c) promises to pay to the Lenders, the Issuing Banks and the Administrative Agent all Obligations of the “Borrower” outstanding at, or incurred on or after, the Second Restatement Effective Date, all in accordance with the terms of the Loan Documents.

(d) At the expense of the Borrower, and at the reasonable request of Borrower, the Administrative Agent and each Lender agree to execute such additional instruments and other writings, and take such other action, as is necessary to effect or evidence the releases described in this Section 7.

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SECTION 8. Effect of Amendment.

(a) Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Issuing Banks or the Lenders under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which, as amended, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances.

(b) From and after the Restatement Effective Date (as defined in the Amended Credit Agreement), the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used (i) in the Amended Credit Agreement, shall, unless the context otherwise requires, refer to the Existing Credit Agreement as amended by this Agreement, and the term “Credit Agreement”, as used in any Loan Document, shall mean the Amended Credit Agreement and (ii) in the Restated Guarantee Agreement, shall, unless the context otherwise requires, refer to the Guarantee Agreement as amended and restated in the form of the Restated Guarantee Agreement, and the term “Collateral and Guarantee Agreement” or “Guarantee Agreement”, as used in any Loan Document, shall be deemed to be a reference to the Restated Guarantee Agreement. This Agreement shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

SECTION 9. Expenses. The Loan Parties agree to reimburse the Administrative Agent for its reasonable and documented out-of- pocket expenses in connection with this Agreement, including the reasonable and documented fees, charges and disbursements of Cravath, Swaine & Moore LLP.

SECTION 10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or electronic transmission, including the use of any Electronic Signatures (as defined in the Restated Credit Agreement), shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 11. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

SECTION 12. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers.

TPG HOLDINGS, L.P.

By:	TPG Group Advisors (Cayman), Inc., its general partner

By:	/s/ Steven A. Willmann
Name: Steven A. Willmann
Title: Treasurer

By:	/s/ Steven A. Willmann
Name: Steven A. Willmann
Title: Treasurer of, and acting on behalf of (i) each exempted company general partner indicated in Schedule I below, such general partner acting on behalf of a Loan Party, as indicated in Schedule I below, (ii) each limited liability company general partner indicated in Schedule I below, such general partner acting on behalf of a Loan Party, as indicated in Schedule I below, (iii) each limited liability company Loan Party indicated in Schedule I below, (iv) each limited liability company general partner indicated in Schedule I below, such general partner acting on behalf of a general partner of a Loan Party, such general partner acting on behalf of Loan Party, as indicated in Schedule I below and (v) each exempted company general partner indicated in Schedule I below, such general partner acting on behalf of a general partner of a Loan Party, such general partner acting on behalf of Loan Party, as indicated in Schedule I below

[Signature Page to Fourth Amendment Agreement]

SCHEDULE I

TPG Holdings I-A, LLC, as general partner of

TPG Holdings I, L.P., a Guarantor

TPG Holdings I-A, LLC, a Guarantor

TPG Holdings II-A, LLC, as general partner of

TPG Holdings II, L.P., as general partner of

TPG Holdings II Sub, L.P., a Guarantor

TPG Holdings II-A, LLC, as general partner of

TPG Holdings II, L.P., a Guarantor and, after the Second Restatement Effective Date, the Borrower

TPG Holdings II-A, LLC, a Guarantor

TPG Holdings III-A, Inc., as general partner of

TPG Holdings III-A, L.P., as general partner of

TPG Holdings III, L.P., a Guarantor

TPG Holdings III-A, Inc., as general partner of

TPG Holdings III-A, L.P., a Guarantor

[Signature Page to Fourth Amendment Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kyle D Harding
Name: Kyle D Harding
Title: Vice President

[Signature Page to Fourth Amendment Agreement]

Bank of America, N.A., as Lender

By:	/s/ Alexandra M. Knights
Name: Alexandra M. Knights
Title: Vice President

[Signature Page to Fourth Amendment Agreement]

Citibank N.A., as Lender

By:	/s/ Erik Andersen
Name: Erik Andersen
Title: Vice President

[Signature Page to Fourth Amendment Agreement]

JP MORGAN CHASE BANK N.A., as Lender

By:	/s/ Matthew D Griffith
Name: Matthew D Griffith
Title: Managing Director JPMorgan

[Signature Page to Fourth Amendment Agreement]

Goldman Sachs Lending Partners LLC, as Lender

By:	/s/ Mahesh Mohan
Name: Mahesh Mohan
Title: Authorized Signatory

[Signature Page to Fourth Amendment Agreement]

BARCLAYS BANK PLC, as Lender

By:	/s/ Jake Lam
Name: Jake Lam
Title: Assistant Vice President

[Signature Page to Fourth Amendment Agreement]

Credit Suisse AG, New York Branch, as Lender

By:	/s/ Judith Smith
Name: Judith Smith
Title: Authorized Signatory

By:	/s/ Michael Dieffenbacher
Name: Michael Dieffenbacher
Title: Authorized Signatory

[Signature Page to Fourth Amendment Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Lender

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Director Ming.k.chu@db.com +1-212-250-5451

By:	/s/ Marko Lukin
Name: Marko Lukin
Title: Vice President Marko.lukin@db.com +1-212-250-7283

[Signature Page to Fourth Amendment Agreement]

MORGAN STANLEY BANK, N.A., as Lender

By:	/s/ David White 11/15/2021
Name: David White
Title: Authorized Signatory

[Signature Page to Fourth Amendment Agreement]

ANNEX A

~~THIRD~~FOURTH AMENDED AND RESTATED

CREDIT AGREEMENT

dated as of

~~November 12, 2020~~

the Restatement Effective Date

among

TPG HOLDINGS II, L.P.,

as Borrower,

TPG HOLDINGS I~~, L.P.~~

~~TPG HOLDINGS II~~, L.P.

TPG HOLDINGS II SUB, L.P.

TPG HOLDINGS III, L.P.

~~TPG HOLDINGS I-A, LLC~~

~~TPG HOLDINGS II-A, LLC~~

~~TPG HOLDINGS III-A, L.P.~~,

as Guarantors,

The Lenders Party Hereto

and

BANK OF AMERICA, N.A.,

as Administrative Agent

CITIBANK, N.A.,

BOFA SECURITIES, INC.

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners,

and

CITIBANK, N.A.

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents

~~[CS&M 04408-358]~~

TABLE OF CONTENTS

Page
ARTICLE I

DEFINITIONS	1

SECTION 1.01. Defined Terms	1

SECTION 1.02. Classification of Loans and Borrowings	~~39~~43

SECTION 1.03. Terms Generally	~~39~~43

SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations	~~40~~44

SECTION 1.05. Times of Day	~~41~~46

SECTION 1.06. Interest Rates	~~41~~46

SECTION 1.07. Currency Translation	~~42~~46

SECTION 1.08. Permitted Reorganization	47

ARTICLE II

THE CREDITS	47

SECTION 2.01. Commitments, Loans and Borrowings	~~42~~47

SECTION 2.02. Borrowings, Conversions and Continuations of Loans	~~43~~48

SECTION 2.03. Letters of Credit	~~45~~50

SECTION 2.04. Prepayments	~~51~~56

SECTION 2.05. Termination or Reduction of ~~Aggregate Revolving~~ Commitments	~~52~~57

SECTION 2.06. Repayment of Loans	~~52~~57

SECTION 2.07. Interest	~~53~~58

SECTION 2.08. Fees	~~53~~58

SECTION 2.09. Computation of Interest and Fees	~~54~~59

SECTION 2.10. Evidence of Debt	~~54~~59

SECTION 2.11. Payments Generally; Administrative Agent’s Clawback	~~55~~60

SECTION 2.12. Sharing of Payments by Lenders	~~57~~62

SECTION 2.13. Incremental Commitments	~~58~~63

i

SECTION 2.14. Additional Guarantors	~~62~~67

SECTION 2.15. Extension of Maturity Date	~~62~~67

SECTION 2.16. Defaulting Lenders	~~64~~69

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY	71

SECTION 3.01. Taxes	~~66~~71

SECTION 3.02. Illegality	~~72~~77

SECTION 3.03. Inability to Determine Rates	~~73~~78

SECTION 3.04. Increased Costs	~~76~~82

SECTION 3.05. Compensation for Losses	~~78~~84

SECTION 3.06. Mitigation Obligations; Replacement of Lenders	~~79~~84

SECTION 3.07. Survival	~~79~~85

ARTICLE IV

REPRESENTATIONS AND WARRANTIES	85

SECTION 4.01. Organization; Powers	~~80~~85

SECTION 4.02. Authorization	~~80~~85

SECTION 4.03. Enforceability	~~80~~86

SECTION 4.04. Governmental Approvals; Other Consents	~~80~~86

SECTION 4.05. Financial Statements	~~81~~86

SECTION 4.06. No Material Adverse Change	~~81~~87

SECTION 4.07. Title to Properties; Possession Under Leases	~~81~~87

SECTION 4.08. Litigation; Compliance with Laws	~~81~~87

SECTION 4.09. Agreements	~~82~~87

SECTION 4.10. Federal Reserve Regulations	~~82~~87

SECTION 4.11. Investment Company Act	~~82~~88

SECTION 4.12. Tax Returns	~~82~~88

SECTION 4.13. No Material Misstatements	~~82~~88

SECTION 4.14. ERISA	~~83~~88

SECTION 4.15. Subsidiaries	~~83~~89

SECTION 4.16. Beneficial Ownership Regulation	~~83~~89

SECTION 4.17. PATRIOT Act	~~83~~89

SECTION 4.18. Anti-Corruption Laws and Sanctions	~~84~~89

ARTICLE V

CONDITIONS	89

SECTION 5.01. [Reserved.]	~~84~~89

SECTION 5.02. Each Credit Event	~~84~~89

ARTICLE VI

AFFIRMATIVE COVENANTS	90

SECTION 6.01. Existence; Businesses and Properties	~~85~~90

SECTION 6.02. Insurance	~~85~~91

SECTION 6.03. Obligations and Taxes	~~86~~91

SECTION 6.04. Financial Statements, Reports, etc.	~~86~~91

SECTION 6.05. Litigation and Other Notices	~~88~~94

SECTION 6.06. ERISA	~~88~~94

SECTION 6.07. Maintaining Records; Access to Properties and Inspections	~~89~~95

SECTION 6.08. Use of Proceeds	~~89~~95

SECTION 6.09. Compliance with Laws	~~89~~95

ARTICLE VII

NEGATIVE COVENANTS	95

SECTION 7.01. Indebtedness	~~89~~95

SECTION 7.02. Liens	~~91~~97

SECTION 7.03. Certain Loans and Advances	~~92~~98

SECTION 7.04. Mergers, Consolidations, Sales of Assets and Acquisitions	~~92~~99

SECTION 7.05. Business of the Loan Parties and the Covered Subsidiaries	~~93~~100

SECTION 7.06. Amendment of Certain Agreements	~~93~~100

SECTION 7.07. Ownership of Core Businesses	~~94~~101

SECTION 7.08. Restricted Payments	~~94~~101

SECTION 7.09. Restrictive Agreements	~~94~~101

SECTION 7.10. Financial Covenants	~~95~~102

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES	102

SECTION 8.01. Events of Default	~~95~~102

SECTION 8.02. Application of Funds	~~98~~104

ARTICLE IX

THE ADMINISTRATIVE AGENT	105

SECTION 9.01. Appointment and Authority	~~98~~105

SECTION 9.02. Rights as a Lender	~~99~~106

SECTION 9.03. Exculpatory Provisions	~~99~~106

SECTION 9.04. Reliance by Administrative Agent	~~100~~107

SECTION 9.05. Delegation of Duties	~~101~~107

SECTION 9.06. Resignation of Administrative Agent	~~101~~108

SECTION 9.07. Non-Reliance on Administrative Agent and Other Lenders	~~102~~109

SECTION 9.08. No Other Duties; Etc	~~103~~110

SECTION 9.09. Administrative Agent May File Proofs of Claim	~~103~~110

SECTION 9.10. Certain ERISA Matters	~~104~~111

SECTION 9.11. Recovery of Erroneous Payments	112

ARTICLE X

MISCELLANEOUS	112

SECTION 10.01. Amendments, Etc.	~~105~~112

SECTION 10.02. Notices and Other Communications; Facsimile Copies	~~107~~114

SECTION 10.03. No Waiver; Cumulative Remedies	~~109~~117

SECTION 10.04. Expenses; Indemnity; and Damage Waiver	~~110~~117

SECTION 10.05. Payments Set Aside	~~112~~120

SECTION 10.06. Successors and Assigns	~~113~~120

SECTION 10.07. Treatment of Certain Information; Confidentiality	~~119~~126

SECTION 10.08. Set-off	~~120~~127

SECTION 10.09. Interest Rate Limitation	~~121~~128

SECTION 10.10. Integration	~~121~~128

SECTION 10.11. Survival of Representations and Warranties	~~121~~128

SECTION 10.12. Severability	~~122~~129

SECTION 10.13. Replacement of Lenders	~~122~~129

SECTION 10.14. Governing Law; Jurisdiction; Etc.	~~123~~130

SECTION 10.15. WAIVER OF RIGHT TO TRIAL BY JURY	~~124~~131

SECTION 10.16. USA PATRIOT Act Notice	~~125~~132

SECTION 10.17. No Advisory or Fiduciary Responsibility	~~125~~132

SECTION 10.18. Electronic Execution of Assignments and Certain Other Documents	~~126~~133

SECTION 10.19. Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~126~~133

SECTION 10.20. ENTIRE AGREEMENT	~~127~~134

SECTION 10.21. Judgment Currency	~~127~~134

SECTION 10.22. Termination, Release of Guarantees	~~128~~135

SECTION 10.23. Acknowledgement Regarding Any Supported QFCs	~~128~~135

v

SCHEDULES:

Schedule 1.08	Permitted Reorganization
Schedule 2.01	Commitments
Schedule 4.08	Disclosed Matters
Schedule 4.15	Subsidiaries
Schedule 7.01	Existing Indebtedness
Schedule 7.02	Existing Liens
Schedule 7.09	Restrictive Agreements
Schedule 10.02	Certain Addresses for Notices
Schedule 10.06	Disqualified Institutions

EXHIBITS:

Exhibit 2.02	Form of Loan Notice
Exhibit 2.10	Form of Note
Exhibit 2.15	Form of Maturity Date Extension Request
Exhibit 3.01(e)	Form of U.S. Tax Compliance Certificates
Exhibit 10.06	Form of Assignment and Assumption

~~THIRD~~FOURTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of ~~November 12, 2020~~the Restatement Effective Date, among TPG HOLDINGS II, L.P., a ~~Cayman Islands~~Delaware limited partnership, ~~acting through its general partner TPG Group Advisors (Cayman), Inc.~~ as Borrower (the “Borrower”), TPG HOLDINGS I, L.P., TPG HOLDINGS II~~, L.P., TPG HOLDINGS II~~ SUB, L.P., and TPG HOLDINGS III, L.P., ~~TPG HOLDINGS I-A, LLC, TPG HOLDINGS II-A, LLC and TPG HOLDINGS III-A, L.P., acting through its general partner, TPG Holdings III-A, Inc.,~~ as Guarantors, the LENDERS party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to that certain Amended and Restated Credit Agreement dated as of January 1, 2012, as amended by an amendment dated as of April 23, 2013, as further amended by that certain Amendment Agreement dated as of August 10, 2016 ~~and~~, as further amended by that certain Second Amendment dated as of May 9, 2018 and as further amended by that certain Third Amendment Agreement dated as of November 12, 2020 (as further amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), the Lenders and the Issuing Banks (such terms and each capitalized term not otherwise defined having the meanings assigned in Section 1.01) have agreed to extend credit in the form of Revolving Loans and Letters of Credit in order to enable ~~the Borrower~~TPG Holdings, L.P., a Cayman Islands limited partnership, subject to the terms and conditions of the Existing Credit Agreement, to borrow on a revolving credit basis, and to procure the issuance of Letters of Credit, at any time and from time to time during the Availability Period (as defined therein), in an aggregate principal amount not to exceed $300,000,000 (as such amount may be increased in accordance therewith) at any time outstanding.

The Borrower, the other Loan Parties, the Administrative Agent and the Lenders have entered into the ~~Third~~Fourth Amendment Agreement dated as of November ~~12~~19, ~~2020~~2021 (the “Amendment Agreement”), pursuant to which the Existing Credit Agreement is amended and restated to be in the form hereof as of the applicable Restatement Effective Date.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms~~Defined Terms~~. As used in this Agreement, the following terms have the meanings specified below:

“Accession Agreement” has the meaning assigned to such term in Section 2.13(g).

“Acquisition” means any acquisition, or a series of related acquisitions, of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person.

“Adjusted SONIA Rate” means the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; provided, that, if the Adjusted SONIA Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the Adjusted SONIA Rate resulting from a change to SONIA shall be effective from and including the date of such change without further notice.

“Adjustment” has the meaning specified in Section 3.03(c).

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

~~“Advisors” means TPG Capital Advisors, LLC, a Delaware limited liability company.~~

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, in any event, any Person that owns directly or indirectly 15% or more of the securities having voting power for the election of directors or other governing body of a corporation or 15% or more of the partnership or other ownership interests of any other Person (other than as a limited partner or non-voting member of such other Person) will be deemed to Control such corporation or other Person.

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The amount of Aggregate Revolving Commitments in effect as of the First Restatement Effective Date is THREE HUNDRED MILLION DOLLARS ($300,000,000).

“Agreement” means this ~~Third~~Fourth Amended and Restated Credit Agreement, as amended, supplemented, restated or modified from time to time.

“Allocable Portion” means, with respect to all Management Fees payable by a Fund Entity pursuant to all Management Fee Agreements applicable to such Fund Entity, (i) in the case of Fund Entities for which the ~~Borrower~~ParentCos or Covered Subsidiaries act as primary managers or advisors, that percentage of such Management Fees payable to and for the accounts of the ~~Borrower~~ParentCos and the Covered Subsidiaries pursuant to such Management Fee Agreements (after deduction of amounts thereof, if any, required to be paid by ~~the Borrower~~such ParentCo or such Covered Subsidiary to third parties, including sub-managers or sub-advisors and, subject to the proviso below, to third-party equity investors in such Covered Subsidiaries) and (ii) in the case of other Fund Entities, that portion of such Management Fees that is payable, directly or indirectly, to the ~~Borrower~~ParentCos or Covered Subsidiaries pursuant to Management Fee Agreements (including Management Fee Agreements with the primary managers or advisors for such Fund Entity) to which they are party or which otherwise apply to them (after deduction of amounts thereof, if any, required to be paid by ~~the Borrower~~such ParentCo or such Covered Subsidiary to third parties (as described above)); provided, however, that no deduction from Management Fees payable to ~~the Borrower~~any ParentCo or any Covered Subsidiary shall be made pursuant to clause (i) or (ii) of this sentence on account of amounts thereof (or amounts calculated on the basis thereof) that are paid or distributed to employees, partners or principals of ~~the Borrower~~any ParentCo or any such Covered Subsidiary (other than any third-party investor that, by virtue of its investment, is a limited partner of such Covered Subsidiary) that are engaged in management or advisory services and that generate such Management Fees (or to any limited partnership, limited liability company or other vehicle in which they are equity owners formed for compensation purposes) to the extent that such payments or distributions are for the primary purpose of implementing compensation arrangements with such employees, partners or principals.

“Amendment Agreement” has the meaning assigned to such term in the preamble hereof.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to ~~the Borrower~~any ParentCo or any of the Covered Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Authority” means (a) with respect to Dollars, the administrator for LIBOR or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator and (b) with respect to Euro or Sterling, the applicable administrator for the Relevant Rate for Euro or Sterling, as applicable, or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator.

“Applicable Currency” means Dollars, Euro or Sterling.

“Applicable Percentage” means, with respect to each Lender, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time, subject to adjustments as provided in Section 2.16; provided that (i) when any Lender is a Defaulting Lender, the “Applicable Percentage” shall disregard such Defaulting Lender’s

Revolving Commitment and (ii) if the commitment of each Lender to make Revolving Loans has been terminated pursuant to Section 8.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The Applicable Percentage of each Lender on the ~~Restatement~~Original Effective Date, after giving effect to this Agreement, is set forth opposite the name of such Lender on Schedule 2.01, as it may change from time to time in accordance with the terms hereof.

“Applicable Rate” means, for any day, with respect to the commitment fees payable hereunder, or with respect to any Eurocurrency Rate Revolving Loan, SONIA Revolving Loan, EURIBOR Revolving Loan or Base Rate Revolving Loan, as the case may be, the applicable rate per annum set forth below under the caption, “Commitment Fee Rate”, “Eurocurrency Rate Revolving Margin”, “SONIA Revolving Margin”, “EURIBOR Revolving Margin” or “Base Rate Revolving Margin”, as the case may be, based upon the Category that applies on such day:

	Borrower Rating by S&P, Moody’s or Fitch	Commitment Fee Rate	Eurocurrency Rate Revolving Margin	SONIA Revolving Margin	EURIBOR Revolving Margin	Base Rate Revolving Margin
Category 1	A-, A3 or A- or better	0.15%	1.25%	1.25%	1.25%	0.25%
Category 2	At least BBB+, Baa1 or BBB+ but lower than A-, A3 and A-	0.20%	1.50%	1.50%	1.50%	0.50%
Category 3	Lower than BBB+, Baa1 and BBB+ or not rated	0.25%	1.75%	1.75%	1.75%	0.75%

For purposes of determining the foregoing, (i) (a) for the period commencing on the ~~Restatement~~Original Effective Date and ending on the date that the Administrative Agent receives written notice from the Borrower that any of the Rating Agencies has provided a Rating with respect to the ~~Borrower~~ParentCos and (b) during any other period during which there is an Event of Default, or none of the Rating Agencies has in effect a Rating with respect to the ~~Borrower~~ParentCos (including, without limitation, as a result of the ~~Borrower’s~~ParentCos’ failure to maintain a Rating) or in which the Loan Parties shall be in Default of their obligations under Section 6.05(d), then, in each case, the Applicable Rate shall be determined by reference to Category 3; (ii) during any period in which only one of the Rating Agencies has in effect a Rating for the ~~Borrower~~ParentCos or in which all of the Rating Agencies have in effect the same Rating for the ~~Borrower~~ParentCos , the Applicable Rate shall be determined by reference to the Category in which such Rating falls; (iii) during any period in which only two of the Rating Agencies have in effect a Rating for the ~~Borrower~~ParentCos and such Ratings fall within different Categories, the Applicable Rate shall be determined by reference to the Category in which the higher Rating falls, unless one of the Ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two Ratings; (iv) during any period in which all three of the Rating Agencies have in effect a Rating for the ~~Borrower~~ParentCos and such Ratings fall within three different Categories, the Applicable Rate shall be determined by reference to Category 2; (v) during any period in which all three of the Rating Agencies have in effect a Rating for the ~~Borrower~~ParentCos and such Ratings fall within two different Categories, the Applicable Rate shall be determined by reference to the Category in which two of the three Ratings falls; and (vi) if the ratings established or deemed to have been established by a Rating Agency for the ~~Borrower~~ParentCos shall be changed (other than as a result of a change in the rating system of such Rating Agency), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any Rating Agency shall change, or if any Rating Agency shall cease to be in the business of rating corporate obligors, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Arrangers” means Citibank, N.A., BofA Securities, Inc. and JPMorgan Chase Bank, NA.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit 10.06 or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“AUM” means, with respect to the ~~Guarantors~~ParentCos and the Covered Subsidiaries on any date, the aggregate amount of the Fee Generating Assets of Fund Entities on such date in respect of which the ~~Borrower~~ParentCos and the Covered Subsidiaries are entitled to receive payment of Management Fees pursuant to applicable Management Fee Agreements; provided that, for purposes of such determination, (i) only

Fund Entities with respect to which any Management Fees shall have been paid or accrued, directly or indirectly, to ~~the Borrower or the~~any ParentCo or any Covered ~~Subsidiaries~~Subsidiary (including any Person acquired in an Acquisition during such period) during the period of four consecutive fiscal quarters most recently ended on or prior to such date for which financial statements have been provided pursuant to Section 6.04 shall be included, (ii) with respect to any Fund Entity with respect to which any Management Fees are payable, directly or indirectly, to managers or advisors other than the ~~Borrower~~ParentCos and Covered Subsidiaries, only a percentage of such Fund Entity’s Fee Generating Assets equal to the Allocable Portion shall be taken into account as AUM, and (iii) upon and following any Fund Termination Event relating to any Fund Entity, the Fee Generating Assets of such Fund Entity (other than Fee Generating Assets attributable to any invested capital unaffected by, and on which ~~the Borrower or the~~any ParentCo or any Covered ~~Subsidiaries continue~~Subsidiary continues to earn Management Fees following, such Fund Termination Event) shall be excluded.

“Availability Period” means, with respect to the Revolving Commitments, the period from and including the ~~Restatement~~Original Effective Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.05(b), and (iii) the date of termination of the commitment of each Lender to make Revolving Loans pursuant to Section 8.02.

“Back-to-Back Lending Facilities” means the back-to-back lending facilities made available to any Loan Party or any successor or Subsidiary thereof that is a Covered Subsidiary for the purpose of funding Fund Investment Loans.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Barred Claim” has the meaning specified in Section 10.04(b).

“Base Rate” means, for any day, a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate,” and (c) the one-month Eurocurrency Rate plus 1.00%; provided that if the Base Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the caption hereof.

“Borrower General Partner” means (i) prior to the Second Restatement Effective Date, TPG Group Advisors (Cayman), Inc. and (ii) on and after the Second Restatement Effective Date, TPG Holdings II-A, LLC.

“Borrower Materials” has the meaning assigned to such term in Section 6.04.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Class and Type and, in the case of Eurocurrency Rate Loans and EURIBOR Loans, having the same Interest Period made by each of the applicable Lenders pursuant to Section 2.01.

“Borrowing Minimum” means (a) in the case of a Eurocurrency Rate Borrowing denominated in Dollars, $1,000,000, (b) in the case of a Base Rate Loan denominated in Dollars, $500,000, (c) in the case of a Borrowing denominated in Euro, €500,000 and (d) in the case of a Borrowing denominated in Sterling, £500,000.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in Dollars, $500,000, (b) in the case of a Borrowing denominated in Euro, €500,000 and (c) in the case of a Borrowing denominated in Sterling, £500,000.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York City or the state in the United States where the Administrative Agent’s Office is located; provided that (a) when used in connection with a Eurocurrency Rate Loan ~~denominated in Dollars~~, the term “Business Day” shall also exclude any day ~~on which banks are not open for dealings in Dollar in the London interbank market~~that is not also a London Banking Day, (b) when used in connection with a ~~Eurocurrency Rate~~EURIBOR Loan ~~denominated in Euro~~, the term “Business Day” shall also exclude any day ~~on which the TARGET payment system is not open for the settlement of payments in Euro~~that is not also a TARGET Day and (c) when used in connection with a ~~Eurocurrency Rate~~SONIA Loan ~~denominated in Sterling~~, the term “Business Day” shall ~~also~~ exclude any day on which banks are ~~not open for dealings in Sterling deposits in the London interbank market~~closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 7.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Carried Interests” means any and all limited partnership or other ownership interests or contractual rights representing the right to receive, directly or indirectly, the proceeds of any “carried interest” in any Fund Entity (i.e., the incentive and performance fees dependent on investment performance or results) and all distributions received by any Loan Party or any Covered Subsidiary thereof the source of which is Carried Interest, and shall in any event include the “carried interest” reported on the consolidated financial statements of Group Holdings SBS or any IPO Entity, as applicable, in each case prepared in accordance with GAAP.

“Cash Collateralize” means, in respect of an obligation, to provide and pledge (as a first priority perfected security interest) cash collateral in Dollars at a location and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent. “Cash Collateral” and “Cash Collateralization” have meanings correlative thereto.

“Change in Control” means (a) prior to a Qualifying IPO, the Permitted Investors shall cease to own, directly or through Persons Controlled by the Permitted Investors, Equity Interests in any Loan Party representing at least a majority of the aggregate voting power represented by all the issued and outstanding Equity Interests of such Loan Party and (b) on or following a Qualifying IPO, the ~~acquisition of ownership or the~~ ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder), other than the Permitted Investors or Persons Controlled by the Permitted Investors, of Equity Interests representing 35% or more of the voting power represented by the issued and outstanding Equity Interests of any Loan Party, if such voting power exceeds the aggregate voting power represented by the Equity Interests of such Loan Party held, directly or through Persons Controlled by the Permitted Investors, by the Permitted Investors.

Notwithstanding the foregoing, (i) a passive holding company (including the IPO Entity) or special purpose acquisition vehicle or a subsidiary thereof shall not be considered a “Person” and instead the equityholders of such passive holding company (including the IPO Entity) or special purpose acquisition vehicle (other than any other passive holding company or special purpose acquisition vehicle) shall be considered for purposes of the foregoing and (ii) a Change in Control shall be deemed not to have occurred pursuant to clause (a) or clause (b) above at any time if the Permitted Investors or Persons Controlled by the Permitted Investors have, at such time, directly or indirectly, the right or the ability, by voting power, contract or otherwise, to elect or designate for election at least a majority of the board of directors, board of managers, members or other governing body of each ParentCo.

Notwithstanding the preceding clauses or any provision of Section 13d-3 of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Closing Date, (i) a Person or group shall not be deemed to beneficially own Equity Interests subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement, (ii) if any group includes one or more Permitted Investors, the issued and outstanding Equity Interests of any Loan Party owned, directly or indirectly, by any Permitted Investors that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change in Control has occurred so long as one or more Permitted Investors hold in excess of 50% of the issued and outstanding Equity Interests owned, directly or indirectly, by such group and (iii) a Person or group will not be deemed to beneficially own the Equity Interests of another Person as a result of its ownership of the Equity Interests or other securities of such other Person’s parent entity (or related contractual rights) unless (A) it owns 50% or more of the total voting power of the Equity Interests entitled to vote for the election of directors or board of managers of such parent entity and (B) such directors or managers elected by the Person or group have a majority of the aggregate votes on the board of directors (or similar body) of such parent entity.

“Change in Law” means the occurrence, after the ~~Restatement~~Original Effective Date (or, with respect to any Lender, the date, if later, such Lender becomes a Lender), of any of the following: (a) the adoption of any law, rule or regulation, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any

Governmental Authority or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 3.04(b), by any Lending Office of such Lender or Issuing Bank or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued; provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued; provided, further, that it is such Lender’s or Issuing Bank’s general policy or practice to demand compensation in similar circumstances under comparable provisions of other financing agreements for similar borrowers to the extent they are entitled to do so.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Incremental Term Loans or Incremental Revolving Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, Incremental Term Commitment or Incremental Revolving Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“Combined EBITDA” means, for any period, ~~Economic Net Income less (a) cash expenses of the Borrower that are not otherwise deducted in computing Economic Net Income, less (b) without duplication and to the extent otherwise included in Economic Net Income, the portion of Economic Net Income attributable to Equity Interests of third-party equity investors in any Covered Subsidiary (other than Group Holdings SBS and any Loan Party), less (c~~Fee-Related Earnings, less (a) without duplication and to the extent otherwise included in ~~Economic Net Income, (i) performance fees and allocations,(ii) investment income (except to the extent that investment income includes the Loan Parties’ share of Management Fees of unconsolidated entities), (iii) non-cash gains and income, (iv) non-recurring gains, and (v)~~Fee-Related Earnings, the amount of any ~~income~~Fee-Related Earnings attributable to Securitization Entities, plus (~~d~~b) without duplication ~~(including with respect to any item already added back in calculating Economic Net Income)~~ and to the extent deducted in arriving at ~~Economic Net Income~~Fee-Related Earnings, (i) depreciation and amortization, (ii) interest expense, (iii) non-cash equity-based compensation expense, (iv) non-recurring expenses and charges relating to equity or debt offerings or placements of debt of, or acquisitions or non-ordinary course investments and dispositions by, the Loan Parties and the Covered Subsidiaries, (v) non-recurring expenses (net of any non-recurring revenues associated with such non-recurring expenses), losses and charges, (vi) operating losses of any new business formed or acquired after March 29, 2011 that are incurred in the one-year period following such formation or acquisition and start-up expenses incurred by the ~~Borrower~~ParentCos or the Covered Subsidiaries in connection with such new business to the extent they exceed the revenues of such new business in the relevant test period; provided that the aggregate amount added back in determining Combined EBITDA pursuant to this clause (vi) in respect of all such new businesses may not exceed $15,000,000 in any four fiscal quarter period and (vii) non-

cash expenses and charges; provided that any cash payment made with respect to any non-cash expenses or charges added back in computing Combined EBITDA for any earlier period pursuant to this clause (vii) shall be subtracted in computing Combined EBITDA for the period in which such cash payment is made, in each case determined on a combined basis for the Loan Parties in accordance with GAAP, if applicable, plus (~~e~~c) with respect to any period in which there is a non-recurring reduction in the rate at which Management Fees are payable with respect to any Management Fee earning assets, the difference between the Management Fees that would have been payable and included in ~~Economic Net Income~~Fee-Related Earnings (net of compensation and other expenses that would have been payable in respect of such fees) before giving effect to such reduction and the Management Fees payable after giving effect to such reduction; provided that amounts added back in computing Combined EBITDA pursuant to this clause (~~e~~c) shall not exceed $10,000,000 for any four fiscal quarter period; plus (~~f~~d) without duplication, investment income to the extent of cash received, including cash interest and cash dividends received, but excluding income with respect to Carried Interests; provided that the aggregate amount added back in determining Combined EBITDA pursuant to this clause (~~f~~d) may not exceed $50,000,000 in any four fiscal quarter period; plus (~~g~~e) without duplication, the product of (x) ~~0.125~~(A) prior to all or any part of the Permitted Reorganization, 0.125 and (B) on and after all or any part of the Permitted Reorganization, 0.250, in each case multiplied by (y) the aggregate amount of Promote Fees actually received by the Loan Parties and the Covered Subsidiaries during the immediately prior eight fiscal quarter period~~; plus (h) performance fees and allocations relating to TPG Specialty Lending, Inc. (or any successor entity~~ (which amount shall be calculated on a pro forma basis after giving effect to all or any part of the Permitted Reorganization for any period ending after the consummation of all or such part of the Permitted Reorganization, as applicable); plus (~~i~~f) the amount of cash dividends or distributions or other cash payments made by a Securitization Entity to a Loan Party or a Covered Subsidiary during such period.

“Commitment” means a Revolving Commitment or any Incremental Commitment, or any combination thereof (as the context requires).

“Commitment Fees” means the fees set forth in Section 2.08(a).

“Communication” has the meaning specified in Section 10.18. “Competitor” means any Person that is engaged in substantially similar or competing business operations as ~~the Borrower~~any ParentCo or any Subsidiary of ~~the Borrower~~any ParentCo; provided, that a Subsidiary of ~~the Borrower~~any ParentCo shall not include any direct or indirect investment portfolio companies of such ~~Borrower~~ParentCo (which, for the avoidance of doubt, includes investments held by any direct or indirect affiliated alternative investment vehicles of ~~the Borrower~~any ParentCo or any direct or indirect Subsidiary of any such affiliated alternative investment vehicle).

“Conforming Changes” means, with respect to any proposed Successor Rate for an Applicable Currency, any conforming changes to the definitions of “Base Rate”, “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, with the consent of the Borrower, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Applicable Currency (or, if the Administrative Agent determines, with the consent of the Borrower, that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Applicable Currency exists, in such other manner of administration as the Administrative Agent determines with the consent of the Borrower is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Consenting Lender” has the meaning assigned to such term in Section 2.15(a).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Core Business Entity” means any Person that is engaged in, or earns or is entitled to receive fees or income (including investment income and fees, Management Fees, or gains or income with respect to Carried Interests) from, one or more Core Businesses.

“Core Businesses” means (i) investment or asset management services, financial advisory services, money management services, merchant banking activities, or similar or related activities, including but not limited to services provided to mutual funds, private equity or debt funds, hedge funds, funds of funds, corporate or other business entities or individuals and (ii) making investments in funds and entities engaging in services of the type specified in clause (i).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Subsidiaries” means the Loan Parties, ~~Group Holdings SBS~~ and the Subsidiaries of the Loan Parties, ~~other than the Borrower~~but excluding any ParentCo, the Excluded Subsidiaries, the Fund Entities and the Securitization Entities.

“Credit Exposure” means, with respect to any Lender at any time, the aggregate amount of (a) the sum of the Dollar Equivalents of the principal amounts of such Lender’s Revolving Loans outstanding at such time and (b) such Lender’s LC Exposure at such time.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declining Lender” has the meaning assigned to such term in Section 2.15(a).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would constitute an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than participation fees with respect to Letters of Credit, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, a EURIBOR Loan or a SONIA Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws and (b) when used with respect to participation fees with respect to Letters of Credit, a rate equal to the Applicable Rate plus 2% per annum.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent or any Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing in a manner reasonably satisfactory to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or

has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent demonstrable error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each Issuing Bank and each other Lender promptly following such determination.

“Disposition” means any sale, transfer or other disposition, or a series of related sales, transfers or other dispositions, of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by ~~the Borrower~~any ParentCo or any Covered Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) ~~the Borrower~~any ParentCo or any Covered Subsidiary.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(i)

matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(ii)

is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(iii)

is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person, in whole or in part, at the option of the holder thereof;

in each case, with respect to Equity Interests existing on the ~~Restatement~~Original Effective Date, on or prior to the date that is 91 days after the latest Maturity Date in effect on the ~~Restatement~~Original Effective Date or, with respect to Equity Interests issued after the ~~Restatement~~Original Effective Date, 91 days after the latest Maturity Date at the time of issuance of such Equity Interest; provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” (or similar event, however denominated) shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Obligations that are accrued and payable, the cancellation or expiration of all Letters of Credit and the termination or expiration of the Commitments, (ii) an Equity Interest the terms of which provide that (x) such Equity interest is subordinated to the Obligations in right of payment in bankruptcy or liquidation and (y) payments in respect of such Equity Interest are subject to the condition precedent that no Default or Event of Default in relation to the Obligations has occurred and is continuing on the date of such payment, shall not constitute a Disqualified Equity Interest and (iii) any Equity Interest issued by ~~the Borrower~~any ParentCo or a Covered Subsidiary to an employee, principal or other individual performing management or advisory services in connection with the generation of Management Fees for ~~the Borrower or the~~any ParentCo or any Covered ~~Subsidiaries~~Subsidiary , or to a partnership or limited liability company owned by such individuals, in each case for the primary purpose of implementing compensation arrangements applicable to such individuals, shall not in any event constitute Disqualified Equity Interests.

“Disqualified Institution” means, on any date, (a) any Person set forth on Schedule 10.06, (b) any other Person that is a Competitor of ~~the Borrower~~any ParentCo, which Person has been designated by the Borrower as a “Disqualified Institution” by written notice to the Administrative Agent and the Lenders (by posting such notice to the Platform or otherwise providing such written notice to each Lender) not less than 2 Business Days prior to such date and (c) Affiliates of Disqualified Institutions described in clauses (a) and (b) above that are readily identifiable as an affiliate of such Disqualified Institution on the basis of such Affiliate’s name; provided that “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent and the Lenders from time to time.

“Dollars” or “$” means the lawful money of the United States of America.

“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in any currency other than Dollars, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.07 using the Exchange Rate with respect to such currency at the time in effect under the provisions of such Section.

“DQ List” has the meaning specified in Section 10.06(g)(iv).

~~“Economic Net Income” means, for any period, net income of the Guarantors and the Covered Subsidiaries for such period, determined in accordance with GAAP, adjusted to derive “economic net income” in accordance with the procedures and adjustments set forth in the footnote describing segment reporting in the consolidated financial statements of Group Holdings SBS for the quarter ended June 30, 2020, delivered pursuant to Section 4.05, consistently applied for subsequent periods.~~

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means March 29, 2011.

“Electronic Copy” has the meaning specified in Section 10.18.

“Electronic Record” has the meaning assigned to it by 15 USC §7006, as it may be amended from time to time.

“Electronic Signature” has the meaning assigned to it by 15 USC §7006, as it may be amended from time to time.

“Eligible Additional Guarantor” means any limited partnership, limited liability company, corporation or equivalent entity (i) which is a direct or indirect Controlled Subsidiary of (x) prior to the Second Restatement Effective Date, Group Holdings SBS and (y) on and after the Second Restatement Effective Date, any ParentCo and (ii) which, directly or through one or more direct or indirect Subsidiaries, conducts one or more Core Businesses.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)). For the avoidance of doubt, any Disqualified Institution is subject to Section 10.06(g).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or health and safety matters.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person of whatever nature, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with ~~the Borrower~~any ParentCo within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of ~~the Borrower~~any ParentCo or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by ~~the Borrower~~any ParentCo or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA; or (h) the determination that any Multiemployer Plan is in endangered or critical status within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA.

“Estate Planning Entity” shall mean, with respect to any individual, (a) any trust, the beneficiaries of which are primarily such individual or any member of his or her Immediate Family, or (b) any corporation, partnership, limited liability company or other entity that is primarily owned and Controlled, directly or indirectly, by such individual, any member of such individual’s Immediate Family and/or any of the Persons described in clause (a).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR” means, for any Interest Period, the rate per annum equal to the Euro Interbank Offered Rate, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period; provided that if the EURIBOR shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“EURIBOR Loan” means a Loan that bears interest at a rate based on the EURIBOR.

“Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

“Eurocurrency Rate” means:

(a) for any Interest Period, with respect to any Eurocurrency Rate Loan denominated in Dollars, ~~Euro or Sterling,~~ the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for such currency) for a period equal in length to such Interest Period (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m. (London time), two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency with a term equivalent to such Interest Period;

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two London Banking Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; and

(c) if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate~~.~~” (including any such Loan after giving effect to clause (c) of the definition thereof). Eurocurrency Rate Loans ~~may~~shall be denominated in Dollars~~, Euro or Sterling~~.

“Euro LC Exposure” means, at any time, (a) the sum of the Dollar Equivalents of the undrawn amounts of all outstanding Letters of Credit denominated in Euro at such time plus (b) the sum of the Dollar Equivalents of all LC Disbursements denominated in Euro that have not yet been reimbursed by or on behalf of the Borrower at such time. The Euro LC Exposure of any Lender at any time shall be its Applicable Percentage of the total Euro LC Exposure at such time.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, the rules and regulations promulgated thereunder, and any successor statute.

“Exchange Rate” means, on any day, for purposes of determining the Dollar Equivalent of any amount denominated in a currency other than Dollars, the rate at which such other currency may be exchanged into Dollars at approximately 11:00 a.m. London time on such day as set forth by the applicable Bloomberg source for such currency. In the event that such rate does not appear on such Bloomberg source (or on any successor or substitute page), the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. New York City time on such date for the purchase of Dollars with such currency for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent demonstrable error.

“Excluded Subsidiary” means any (a) limited partnership, limited liability company, corporation or equivalent entity that the Borrower, pursuant to a written notice given to the Administrative Agent, proposes be designated an additional Guarantor pursuant to Section 2.14 (i) that is organized under the laws of a jurisdiction (other than any state of the United States) that the Administrative Agent reasonably believes, based on the advice of counsel, would prohibit or would otherwise materially adversely affect the validity or enforceability of the guarantee arrangements under the Loan Documents contemplated to be entered into by such entity as an additional Guarantor or the ability of such entity to perform its obligations under the Loan Documents as an additional Guarantor and (ii) in respect of which the Administrative Agent has given written notice (which notice will be given promptly and in any event no later than 30 days after the Administrative Agent receives such written notice from the Borrower) to the Borrower that such entity shall not be permitted to be a Guarantor hereunder, and (b) any subsidiary of an entity described in clause (a).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient hereunder or under any other Loan Document, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Revolving Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any withholding Taxes imposed pursuant to FATCA.

“Existing Maturity Date” has the meaning assigned to such term in Section 2.15(a).

“FATCA” means (a) sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any U.S. or non U.S. fiscal or regulatory legislation, rules, guidance, notes, official interpretation or practices adopted pursuant to such intergovernmental agreements and any agreements entered into pursuant to section 1471(b)(1) of the Internal Revenue Code or any applicable intergovernmental agreements implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Generating Assets” means, with respect to any Fund Entity at any date of determination, the aggregate amount, without duplication of amounts generating the same fee, of (a) the amount of binding capital commitments to such Fund Entity on such date, (b) the amount of invested capital of such Fund Entity on such date, and (c) total assets or net assets of such Fund Entity on such date, as the case may be, to the extent required on such date to be used as the basis for calculating Management Fees payable by such Fund Entity.

“Fee Letter” means, as the context requires, (a) the fee letter between the Borrower, Bank of America, N.A. and BofA Securities, Inc. and (b) the fee letter between the Borrower and Citigroup Global Markets Inc., each as may be supplemented, modified, amended, or restated from time to time.

“Fee-Related Earnings” means, for any period, (i) management fees, plus (ii) transaction, monitoring and other fees, net plus (iii) other income (including, for the avoidance of doubt, the Loan Parties’ and the Covered Subsidiaries’ share of net income of unconsolidated entities), less (iv) compensation and benefits, net, less (v) operating expenses (which for the avoidance of doubt shall exclude depreciation and amortization, interest expense, non-recurring expenses, losses and charges and income tax expense), net, in each case as determined on a total reportable basis for the ParentCos in a manner consistent with any periodic reports or registration statements filed by the IPO Entity with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities.

“Financial Covenants” means the covenants set forth in Section 7.10.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of each of the Loan Parties or of the direct or indirect general partner, sole member or managing member thereof.

“First Restatement Effective Date” means the date on which the conditions specified in Section 5 of the Amendment Agreement are satisfied.

“Fitch” means Fitch Ratings Inc., and any successor to its rating agency business.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding LC Exposure other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund Entity” means ~~any~~ (a) any private equity fund, real estate investment fund, hedge fund or similar investment fund or vehicle in respect of which any of the Loan Parties or any of their Subsidiaries acts as manager or investment advisor or has rights with respect to Carried Interests or Management Fees, (b) any portfolio company of any such fund or vehicle or (c) any entity in which any entities described in clause (a) or clause (b) has an investment.

“Fund Investment Loans” means any loans or advances to former or current employees or consultants (or trusts, other investment vehicles therefor or entities borrowing for the benefit of such employees, consultants, trusts or investment vehicles), the proceeds of which are invested in funds or entities managed by ~~the Guarantors or the~~any ParentCo or any Covered ~~Subsidiaries~~Subsidiary .

“Fund Termination Event” means, with respect to any Fund Entity, the delivery of notice by the limited partners of or investors in such Fund Entity that is valid to cause or the taking of all actions by such limited partners or investors required to cause (i) the termination of the commitments of such limited partners or investors to such Fund Entity or (ii) the termination, liquidation or unwinding of such Fund Entity, in each case, in accordance with the limited partnership agreement or other governing documents of such Fund Entity.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Group Holdings SBS” means TPG Group Holdings (SBS), L.P., a Delaware limited partnership.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by a Financial Officer of the Borrower)).

“Guarantee Agreement” means the Second Amended and Restated Guarantee Agreement among the Borrower, the other Loan Parties and the Administrative Agent, dated as of ~~November 12, 2020~~the Second Restatement Effective Date, together with all supplements thereto.

“Guarantee Requirement” means, at any time, subject to Section 10.22, the requirement that the Administrative Agent shall have received from the Borrower, each Guarantor and each Eligible Additional Guarantor either (a) a counterpart of the Guarantee Agreement, duly executed and delivered on behalf of such Loan Party as a “Guarantor” and, to the extent such Loan Party is not already a party hereto, a joinder to this Agreement in form and substance reasonably satisfactory to the Administrative Agent, or (b) in the case of any Person that is required to become a Guarantor pursuant to Section 2.14 for purposes of complying with Section 7.07 after the Restatement Effective Date, a Guarantor Supplement, duly executed and delivered on behalf of such Person as a “Guarantor”, together with (i) a written opinion (addressed to the Administrative Agent, the Issuing Banks and the Lenders) of special counsel for the Borrower and/or local counsel for the Borrower in each jurisdiction in which such Eligible Additional Guarantor is located, in each case covering such matters relating to such Eligible Additional Guarantor, this Agreement, the Guarantee Agreement or the Transactions as the Administrative Agent shall reasonably request and in form and substance reasonably satisfactory to the Administrative Agent, (ii) such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Eligible Additional Guarantor, the authorization of the Transactions and any other legal matters relating to such Eligible Additional Guarantor, this Agreement, the Guarantee Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel and (iii) to the extent requested, all documentation and other information reasonably requested by the Lenders or the Administrative Agent under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and Beneficial Ownership Regulation. The Administrative Agent may grant extensions of time for the provision of any Guarantee by any Guarantor (including extensions after the Restatement Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Guarantee Agreement.

“Guarantors” means Holdings I, Holdings II~~, Holdings II~~ Sub, Holdings III~~, Holdings I-A, Holdings II-A, Holdings III-A~~ and each other Person that becomes a Guarantor hereunder pursuant to Section 2.14.

“Guarantor Supplement” means a supplement to the Guarantee Agreement, substantially in the form of Exhibit I to the Guarantee Agreement.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement or contract involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Holdings I” means TPG Holdings I, L.P., a Delaware limited partnership.

“Holdings II” means TPG Holdings II, L.P. a Delaware limited partnership.

“Holdings II Sub” means TPG Holdings II Sub, L.P., a Delaware limited partnership.

“Holdings III” means TPG Holdings III, L.P., a Delaware limited partnership.

~~“Holdings I-A” means TPG Holdings I-A, LLC, a Delaware limited liability company.~~

~~“Holdings II-A” means TPG Holdings II-A, LLC, a Delaware limited liability company.~~

~~“Holdings III-A” means TPG Holdings III-A, L.P., a Cayman Islands exempted limited partnership, acting through its general partner TPG Holdings III-A, Inc.~~

“Immediate Family” means, with respect to any individual, collectively, his or her parents, brothers, sisters, spouse, former spouses, civil union partner, former civil union partners and lineal descendants (and the estates, guardians, custodians or other legal representatives of any of the foregoing).

“Increase Effective Date” means the effective date of any Incremental Commitment pursuant to Section 2.13.

“Incremental AUM Amount” means, with respect to any Acquisition of a Core Business Entity after the ~~Restatement~~Original Effective Date, an amount equal to 50% of the AUM attributable to such Core Business determined immediately upon the consummation of such Acquisition.

“Incremental Amount” means, at any time, the excess, if any, of (i) $200,000,000 over (ii) the sum of the aggregate amount of all Incremental Commitments established prior to such time pursuant to Section 2.13.

“Incremental Commitments” means, collectively, the Incremental Term Commitments and the Incremental Revolving Commitments.

“Incremental Facility” means an incremental revolving credit facility or an incremental term loan facility established under this Agreement pursuant to Incremental Commitments effected pursuant to Section 2.13.

“Incremental Facility Amendment” has the meaning specified in Section 2.13(g).

“Incremental Loan” means any Incremental Term Loan or any Incremental Revolving Loan.

“Incremental Revolving Commitment” has the meaning specified in Section 2.13(a).

“Incremental Revolving Exposure” means, with respect to any Class of Incremental Revolving Lender at any time, the aggregate principal amount at such time of all outstanding Incremental Revolving Loans of such Class of such Lender, plus the aggregate amount at such time of such Lender’s letter of credit exposure in connection with such Lender’s Incremental Revolving Commitments of such Class.

“Incremental Revolving Lender” means any Lender with an Incremental Revolving Commitment or an outstanding Incremental Revolving Loan.

“Incremental Revolving Loan” means any revolving loan made pursuant to an Incremental Revolving Commitment.

“Incremental Revolving Maturity Date” means, with respect to any tranche of Incremental Revolving Commitments, the scheduled date on which such Incremental Revolving Commitments shall terminate and the Incremental Revolving Loans related thereto shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Amendment.

“Incremental Term Commitment” has the meaning specified in Section 2.13(a).

“Incremental Term Loan” means any ~~Term Loan~~term loan made pursuant to an Incremental Term Commitment.

“Incremental Term Maturity Date” means, with respect to any tranche of Incremental Term Loans, the scheduled date on which such Incremental Term Loans shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Amendment.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services, but excluding in each case trade and other accounts payable arising in the ordinary course of business, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) solely for the purposes of Section 7.01 and the definition of the term “Material Indebtedness” as such term is used in Section 8.01(f), all obligations of such Person in respect of Hedging Agreements, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; and (k) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Interest Payment Date” means (a) as to any Eurocurrency Rate Loan or EURIBOR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan or a EURIBOR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; ~~and~~ (b) as to any SONIA Loan, the last Business Day of each month and the Maturity Date; and (c) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurocurrency Rate Loan or EURIBOR Loan, the period commencing on the date such Eurocurrency Rate Loan or EUBIROR Loan, as applicable, is disbursed or converted to or continued as a Eurocurrency Rate Loan or EURIBOR Loan, as applicable, and ending on the date one~~, two~~, three or six months (or, subject to the availability to all applicable Lenders, twelve months) thereafter, as selected by the Borrower in its Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

~~“Investment Management Entity” shall mean TPG RMB Management LLC, TPG Growth II Management, LLC, TPG VI Management, LLC and TPG Capital Management, L.P. and any Successor Management Company.~~

“IPO” means ~~a firm commitment underwritten public offering~~the initial issuance, on a primary or secondary basis, by an IPO Entity of shares of its common stock or its limited partnership or similar interests in a firm commitment underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8 or comparable filing in any other applicable jurisdiction), or any such offering by the holders of any such interests, pursuant to a registration statement under the Securities Act or any other comparable Governmental Authority in any other applicable jurisdiction or pursuant to Rule 144A (whether alone or in connection with a secondary public offering).

“IPO Entity” means any Person ~~Controlling each of the Guarantors.~~that is a direct or indirect parent (which may be organized as, among other things, a partnership) of each ParentCo, the common stock or other equity interests of which have been subject to a Qualifying IPO. For the avoidance of doubt, “parent” as used in this definition shall have the meaning assigned to such term in the definition of “subsidiary”.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means (a) Citibank, N.A., (b) JPMorgan Chase Bank, N.A. and (c) each Lender that shall have become an Issuing Bank hereunder as provided in Section 2.03(j) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.03(k)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by any domestic or foreign branch or by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such branch or Affiliate with respect to Letters of Credit issued by such branch or Affiliate (it being agreed that such Issuing Bank shall, or shall cause such branch or Affiliate to, comply with the requirements of Section 2.03 with respect to such Letters of Credit).

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the sum of the Dollar Equivalents of the undrawn amounts of all outstanding Letters of Credit at such time and (b) the sum of the Dollar Equivalents of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender Recipient Parties” means, collectively, the Lenders and the Issuing Banks.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto, each Lender who becomes a Lender in accordance with Section 10.06 and their respective successors and permitted assigns.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. To the extent the context requires, each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness on such date to (b) Combined EBITDA for the period of four consecutive fiscal quarters (A) ended on such date in the case of calculations of the Leverage Ratio for purposes of Section 7.10(b) and (B) most recently ended on or prior to such date for which financial statements have been provided pursuant to Section 6.04(a) or 6.04(b) in all other cases, including for purposes of Section 7.01.

“LIBOR” has the meaning specified in the definition of Eurocurrency Rate.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR ~~for applicable currency~~ (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

~~“LIBOR Successor Rate” has the meaning specified in Section 3.03(c).~~

~~“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, with the consent of the Borrower, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines, with the consent of the Borrower, that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines with the consent of the Borrower is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).~~

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, assignment by way of security, or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Documents” means this Agreement, the Guarantee Agreement, any Accession Agreement entered into pursuant to the terms hereof, each Note and the Fee Letters.

“Loan Notice” means a notice of (a) a Borrowing of Loans, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans or EURIBOR Loans, in each case pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit 2.02 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Loan Parties” means the Borrower and the Guarantors.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement, including Revolving Loans, Incremental Term Loans or Incremental Revolving Loans, or any combination thereof (as the context requires).

“Local Time” means (a) with respect to a Loan, Borrowing or Letter of Credit denominated in Dollars, New York City time, and (b) with respect to a Loan, Borrowing or Letter of Credit denominated in Euro or Sterling, London time.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Majority in Interest” means, at any time, Lenders having Credit Exposures and unused Revolving Commitments representing more than 50% of the sum of the Credit Exposures and unused Revolving Commitments at such time; provided that the Credit Exposure and unused Revolving Commitments of any Defaulting Lender shall be excluded for purposes hereof in making a determination of Majority in Interest.

“Management Fee Agreement” means any agreement or instrument requiring the payment of Management Fees, including any such agreement contained in the limited partnership agreement or other organizational documents of a Fund Entity, or any direct or indirect interest of ~~the Borrower~~any ParentCo or any of the Covered Subsidiaries in the payment of Management Fees, including such interests arising by virtue of their ownership of Equity Interests under the limited partnership agreement and other organizational documents of a Fund Entity or of a Person other than a Covered Subsidiary that is party to a Management Fee Agreement.

“Management Fees” means, without duplication, (i) any and all management fees and other fees (excluding incentive or performance fees dependent on investment performance or results) for management services (whether pursuant to a Management Fee Agreement or otherwise) and any and all distributions received by ~~the Borrower~~any ParentCo or any Covered Subsidiary the source of which is Management Fees, (ii) any and all “Management Fees” payable pursuant to any Management Fee Agreement and (iii) any and all payments received which are treated as a credit or offset or otherwise reduce such fees, and shall in any event include the “management fees” reported on the consolidated financial statements of Group Holdings SBS or any IPO Entity, in each case as prepared in accordance with GAAP.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the ~~Borrower~~ParentCos and the Covered Subsidiaries, taken as a whole, or (b) the ability of any of the Borrower or the other Loan Parties to perform any of its material obligations under any of the Loan Documents to which it is a party.

“Material Indebtedness” means Indebtedness (other than the Loans, Letters of Credit and Guarantees under the Loan Documents), including obligations in respect of one or more Hedging Agreements, of any one or more of the Loan Parties and the Covered Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

“Maturity Date” means November 12, 2025, as such date may be extended pursuant to Section 2.15.

“Maturity Date Extension Request” means a request by the Borrower, in the form of Exhibit 2.15 hereto or such other form as shall be approved by the Administrative Agent, for the extension of the Maturity Date pursuant to Section 2.15.

“Minimum AUM Amount” means, on any date, the sum of (a) $31,600,000,000 plus (b) the cumulative aggregate Incremental AUM Amounts attributable to Acquisitions of Core Business Entities consummated after the ~~Restatement~~Original Effective Date.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which ~~the Borrower~~any ParentCo or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Non-Consenting Lender” means any Lender that does not approve any proposed change, consent, waiver, discharge, termination or amendment with respect to any Loan Document that (i) requires the approval of all Lenders or all affected Lenders, as applicable, in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” has the meaning specified in Section 2.10(a).

“Obligations” means (a) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) each payment required to be made by the Borrower in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (c) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties under this Agreement, including the obligations of the Guarantors in respect of the guarantees set forth in the Guarantee Agreement.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Original Effective Date” means November 12, 2020.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (i) with respect to Loans on any date, the Dollar Equivalents of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date and (ii) with respect to any LC Exposures on any date, the Dollar Equivalent of the aggregate outstanding amount of such LC Exposures on such date after giving effect to any issuance, extension or renewal of any Letters of Credit occurring on such date and any other changes in the aggregate amount of the LC Exposures as of such date, including as a result of any reimbursements by the ~~Borrowers~~Borrower of unreimbursed LC Disbursements.

“Overnight ~~Eurocurrency~~ Rate” means, for any day, (a) in respect of any Sterling-denominated amount, the ~~London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Sterling for an overnight borrowing as displayed on pages LIBOR01 or LIBOR02 of the Bloomberg screen that displays such rate (or, in the event such rate does not appear on such Bloomberg page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information services that publishes such rate from time to time as selected by the Administrative Agent in~~ i~~ts reasonable discretion) at approximately 11:00 a.m., London time, on such day~~Adjusted SONIA Rate and (b) in respect of any Euro-denominated amount, the percentage per annum determined by the Banking Federation of the European Union for an overnight borrowing as set forth on the Bloomberg screen page that displays such rate (currently EURIBOR01) (or, in the event such rate does not appear on a page of the Bloomberg screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); and provided further that if the Overnight Eurocurrency Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“ParentCos” means (i) prior to the Second Restatement Effective Date, TPG Holdings, L.P. and (ii) on and after the Second Restatement Effective Date, each of Holdings I, Holdings II and Holdings III.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“PATRIOT Act” has the meaning specified in Section 10.16.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA (exclusive of any Multiemployer Plan) that (i) is maintained or is contributed to by ~~the Borrower~~any ParentCo or any ERISA Affiliate and (ii) is either covered by Title IV or ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

“Permitted Acquisition Indebtedness” means Indebtedness of any Core Business Entity that becomes a Covered Subsidiary (or of any Person not previously a Covered Subsidiary that is merged or consolidated with or into a Covered Subsidiary in an acquisition of a Core Business Entity) after the ~~Restatement~~Original Effective Date, or Indebtedness of any Person that is assumed by any Covered Subsidiary in connection with an acquisition of assets of a Core Business Entity by such Covered Subsidiary; provided that (i) such Indebtedness exists at the time such Person becomes a Covered Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Covered Subsidiary (or such merger or consolidation) or such assets being acquired, (ii) ~~neither the Borrower~~no ParentCo nor any Covered Subsidiary (other than such Person or the ParentCo or the Covered Subsidiary with which such Person is merged or consolidated or the Person that so assumes such Person’s Indebtedness) shall Guarantee or otherwise become liable for the payment of such Indebtedness, (iii) the Liens securing such Indebtedness shall be permitted under Section 7.02(b) and (iv) the Borrower has furnished to the Administrative Agent copies of all the instruments and agreements relating to such Indebtedness, and all amendments, waivers and modifications thereof, certified as being complete and correct by a Financial Officer.

“Permitted Encumbrances” means

(a) Liens for taxes not yet due or the payment of which is not at the time required by Section 6.03;

(b) statutory Liens of landlords and carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not yet due or the payment of which is not at the time required by Section 6.03 or which do not in the aggregate have a material adverse effect on the value or use of property encumbered thereby;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts (other than for obligations for the payment of borrowed money), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Loan Parties and the Covered Subsidiaries, taken as a whole, and ground leases in respect of real property on which facilities owned or leased by any Loan Party or any Covered Subsidiary are located;

(f) any attachment or judgment Lien unless the judgment it secures would constitute an Event of Default under Section 8.01(j);

(g) any interest or title of a lessor or lessee under any lease permitted by this Agreement (including any Lien granted by such lessor or lessee);

(h) immaterial Liens of any Loan Party or of any Covered Subsidiary;

(i) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not interfere in any material respect with the business of the Loan Parties and the Covered Subsidiaries, taken as a whole;

(j) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on the items in the course of collection, (ii) attaching to trading accounts or other brokerage accounts incurred in the ordinary course of business, (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and which are within the general parameters customary in the banking industry and (iv) for the fees and expenses of a bank or securities intermediary in maintaining deposit accounts or securities accounts; and

(k) Liens arising from precautionary Uniform Commercial Code financing statement filings;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

~~“Permitted Investor” means (a) each TPG Partner, (b) each other Person that directly or indirectly owns Equity Interests in any of the Loan Parties on the Restatement Effective Date and (c) with respect to any Person referred to in (a) or (b), any member of such Person’s Immediate Family or any Estate Planning Entity of such Person (other than a charitable organization or foundation or any Person wholly owned and Controlled, directly or indirectly, by such charitable organization or foundation).~~

“Permitted Indebtedness” means unsecured senior Indebtedness or unsecured subordinated Indebtedness of any Loan Party; provided that (a) the final maturity and weighted average life to maturity of such Indebtedness shall each be no earlier than 91 days after the latest Maturity Date, (b) such Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof prior to 91 days after the latest Maturity Date (other than: (i) upon the occurrence of a “change in control”, as customarily defined in credit facilities, indentures ~~and~~or note purchase agreements, (ii) customary acceleration rights upon an event of default, (iii) offers to prepay, redeem or repurchase based upon proceeds received from an asset sale event or casualty or condemnation event, (iv) customary prepayments, redemptions or repurchases or offers to prepay, redeem or repurchase based on excess cash flow (in the case of loans) and (v) amortization not in excess of 5.00% per annum of the initial principal amount of such Permitted Indebtedness) and (c) such Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any ParentCo or any Subsidiary of a ParentCo that is not a Loan Party hereunder.

“Permitted Investor” means (a) each TPG Partner, (b) each other Person that directly or indirectly owns Equity Interests in any of the Loan Parties on the First Restatement Effective Date and (c) with respect to any Person referred to in (a) or (b), any member of such Person’s Immediate Family or any Estate Planning Entity of such Person (other than a charitable organization or foundation or any Person wholly owned and Controlled, directly or indirectly, by such charitable organization or foundation).

“Permitted Reorganization” means any sale, transfer, lease or other disposition (in one transaction or in a series of transactions) of, or the declaration, making or payment of, directly or indirectly, any Restricted Payment of or with respect to (x) any or all of the assets or businesses set forth on Schedule 1.08 or (y) any assets or businesses of any Loan Party or any Subsidiary (whether now owned or hereafter acquired) so long as, in the case of this clause (y), after giving effect to such sale, transfer, lease or other disposition or declaration, making or payment of such Restricted Payment, the Loan Parties shall be in pro forma compliance with the financial covenants set forth in Section 7.10 (in each case, including by way of a sale or transfer or a Restricted Payment of Equity Interests of any Subsidiary that owns any such assets or businesses or by way of a merger, consolidation or liquidation of any Subsidiary of any Loan Party with or into a Loan Party or Covered Subsidiary and such Loan Party or Covered Subsidiary is the surviving entity).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan but not including a Multiemployer Plan), maintained for employees of ~~the Borrower~~any ParentCo or any ERISA Affiliate or any such Plan to which ~~the Borrower~~any ParentCo or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning assigned to such term in Section 6.04.

“Promote Fees” means proceeds of Carried Interests.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 10.23.

“Qualified Person” means an institution (a) that is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and (b) (i) that is a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, (ii) that was not formed for the purpose of acquiring an interest in this Agreement and (iii) if it is a trust, fund or other entity other than a bank or financial institution, for which the Loans constitute in the aggregate no more than 40% of its assets or capital.

“Qualifying IPO” means an IPO ~~with anticipated~~that results in aggregate gross offering proceeds (including proceeds ~~assuming~~from the exercise of any ~~expected~~ overallotment option) to the relevant entity or holders of at least $100,000,000.

“Rating” means the rating that has been most recently announced by S&P, Moody’s or Fitch as the long-term counterparty credit rating of the ~~Borrower~~ParentCos .

“Rating Agency” means any of S&P, Moody’s and Fitch.

“Recipient” means the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents, advisors and representatives of such Person.

“Relevant Governmental Body” means (a) with respect to Loans denominated in Dollars, the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York ~~for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.~~, (b) with respect to Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto and (c) with respect to Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto.

“Relevant Rate” means with respect to any Borrowing denominated in (a) Dollars, LIBOR, (b) Sterling, SONIA and (c) Euros, EURIBOR, as applicable.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Revolving Commitments representing more than 50% of the sum of the total Credit Exposures and unused Revolving Commitments at such time. The Credit Exposure and unused Revolving Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided, further that this definition may be amended pursuant to an Incremental Facility Amendment in connection with the establishment of an Incremental Facility to include references to any new class of Incremental Loans or Incremental Commitments (and the Lenders extending such Incremental Loans or Incremental Commitments) on the same basis as the existing Lenders and Loans and Commitments.

“Rescindable Amount” has the meaning as defined in Section 2.11(b)(ii).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means (i) in relation to the Borrower, the chief executive officer, president, director or chief financial officer or any vice president, secretary or assistant secretary, treasurer or assistant treasurer or director of ~~TPG Group Advisors (Cayman), Inc.~~the Borrower General Partner in its capacity as general partner of the Borrower, and (ii) solely for purposes of notices given pursuant to Article II, any other officer or employee of the Borrower or ~~TPG Group Advisors (Cayman), Inc.~~the Borrower General Partner, as applicable, so designated by any of the foregoing officers or authorized signatories in a notice to the Administrative Agent, or any other officer, authorized signatory or employee of the Borrower or ~~TPG Group Advisors (Cayman), Inc.~~the Borrower General Partner, as applicable, designated in writing in or pursuant to an agreement between the Borrower and the Administrative Agent.

“Restatement Effective Date” means ~~the date on which the conditions specified in Section 5 of the Amendment Agreement are satisfied.~~(i) prior to the Second Restatement Effective Date, the First Restatement Effective Date and (ii) on and after the Second Restatement Effective Date, the Second Restatement Effective Date.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in a Loan Party or Covered Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation, termination or amendment of any Equity Interests in a Loan Party or a Covered Subsidiary or of any option, warrant or other right to acquire any such Equity Interests in a Guarantor or Covered Subsidiary.

“Revolving Commitment” means, as to each Lender, its obligation to make Revolving Loans to the Borrower pursuant to Section 2.01 and to purchase participations in Letters of Credit hereunder, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption or other documentation pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Commitment Increase” has the meaning specified in Section 2.13(a).

“Revolving Lender” means a Lender with a Revolving Commitment or Credit Exposure.

“Revolving Loan” has the meaning specified in Section 2.01(a).

~~“RMB Funds” shall mean the following fund entities: TPG (Shanghai) Equity Investment Enterprise (Limited Partnership), TPG (Shanghai) Parallel Equity Investment Enterprise (Limited Partnership), TPG (Chongqing) Equity Investment Enterprise (Limited Partnership) and TPG (Chongqing) Parallel Equity Investment Enterprise (Limited Partnership).~~

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor to its rating agency business.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person organized or resident in a Sanctioned Territory or (c) any Person that is a target of Sanctions as a result of a relationship of ownership or control by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) OFAC, the U.S. Department of State or the U.S. Department of Commerce, (b) the United Nations Security Council, or (c) the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Territory” means, at any time, a country or territory which is itself the subject of any comprehensive U.S. Sanctions broadly prohibiting dealings with such country or territory (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Restatement Effective Date” means the date on which the conditions specified in Section 6 of the Amendment Agreement are satisfied.

“Securities Act” means the Securities Act of 1933, as amended from time to time, the rules and regulations promulgated thereunder, and any successor statute.

“Securitization Entities” means each of TPG Holdings I FundingCo, L.P., TPG Holdings II FundingCo, L.P., TPG Holdings III FundingCo, L.P., TPG Holdings I FinanceCo, L.P., TPG Holdings II FinanceCo, L.P., TPG Holdings III FinanceCo, L.P., TPG Holdings I FundingCo GP, LLC, TPG Holdings II FundingCo GP, LLC ~~and~~, TPG Holdings III FundingCo GP, LLC, TPG Holdings I FinanceCo GP, LLC, TPG Holdings II FinanceCo GP, LLC and TPG Holdings III FinanceCo GP, LLC and any other entity formed for the purpose of engaging in or facilitating structured or securitization financing and other activities reasonably related thereto.

“Significant Subsidiary” means any single Covered Subsidiary or any group of Covered Subsidiaries taken together that, on a consolidated basis with its or their Covered Subsidiaries, (i) had consolidated assets equal to or greater than 10% of the combined consolidated total assets of the ~~Guarantors~~ParentCos as of the end of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 4.05 or Section 6.04(a) or (b), (ii) had consolidated revenues or Management Fees equal to or greater than 10% of the combined consolidated revenues or Management Fees, respectively, of the ~~Guarantors~~ParentCos for the period of four consecutive fiscal quarters most recently ended in respect of which financial statements have been delivered pursuant to Section 4.05 or Section 6.04(a) or (b) or (iii) has outstanding Material Indebtedness. For the avoidance of doubt, it is understood and agreed that any Event of Default under Sections 8.01(g), (h), (i) or (j) will be deemed to have occurred with respect to a “Significant Subsidiary” when the event or events specified in such clause has occurred with respect to any single Covered Subsidiary or any number of Covered Subsidiaries that, taken together, constitute a “Significant Subsidiary” pursuant to the foregoing definition.

“SOFR” with respect to any Business Day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“SOFR-Based Rate” means SOFR or Term SOFR.

“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the second Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“SONIA Adjustment” means, with respect to SONIA, 0.0326% per annum.

“SONIA Loan” means a Loan that bears interest at a rate based on the Adjusted SONIA Rate.

“Specified Distribution” means one or more distributions made on or after the First Restatement Effective Date with the proceeds of the term loans funded pursuant to the Term Loan Credit Agreement to the direct or indirect general and limited partners of any ParentCo or any Covered Subsidiary.

“Sterling” or “£” means the lawful currency of the United Kingdom.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of a Loan Party (or any Person that would be a subsidiary of the Loan Parties if the Loan Parties were merged into a single entity).

“Successor Management Company” shall mean any Covered Subsidiary that executes a Management Fee Agreement with any TPG Capital Fund (or general partner thereof).

“Successor Rate” has the meaning specified in Section 3.03(b).

“Supported QFC” has the meaning specified in Section 10.23.

“~~TARGET~~TARGET2” means the Trans-European Automated ~~Real Time~~Real-time Gross Settlement Express Transfer ~~(TARGET)~~ payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Tax Distributions” means cash distributions by any Loan Party to its members or partners (or their owners, as appropriate) in respect of direct or indirect Equity Interests of such Loan Party owned by such members or partners (or their owners, as appropriate) for the purpose of providing such members or partners (or their owners, as appropriate) with cash sufficient to pay any Tax liability (appropriately reduced by any deductions or losses recognized for tax purposes by the recipient of such distribution) attributable to such members’ or partners’ (or their owners, as appropriate) direct or indirect Equity Interest in the Loan Parties (to the extent such Loan Party has not otherwise distributed cash to satisfy any such tax liabilities).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Credit Agreement” means that certain Credit Agreement dated not later than December 31, 2021, among, inter alia, TPG Holdings II, L.P., the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent (as may be amended, restated, amended and restated or otherwise modified from time to time) and any extensions, renewals, refinancings or replacements of the Term Loan Credit Agreement (including any subsequent refinancing or replacement thereof).

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent in consultation with the Borrower.

“Total Indebtedness” means, on any date, the total amount of Indebtedness of the ~~Borrower~~ParentCos and the Covered Subsidiaries outstanding on such date, other than (x) Indebtedness in respect of Hedging Agreements referred to in clause (h) of the definition of “Indebtedness”, (y) obligations referred to in clause (i) of the definition of “Indebtedness” to the extent the related letters of credit and letters of guaranty are undrawn (but including any such obligations related to drawn and undrawn letters of credit (including Letters of Credit hereunder) used to secure or Guarantee Indebtedness permitted under Section 7.01(g)) and (z) Guarantees in respect of Fund Investment Loans (provided that (i) there is recourse to the employees, consultants or other obligors to the extent of any payment made under such Guarantees (including through subrogation rights or upon purchase of the loan) or such Guarantee relates to Fund Investment Loans incurred by an Affiliate of the Loan Parties or Covered Subsidiaries on behalf of current or former employees or consultants for administrative purposes and (ii) any amount of such Guarantees pursuant to this clause (z) in excess of $50,000,000 shall be included in the determination of Total Indebtedness), determined on a consolidated basis without duplication and in accordance with GAAP.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans and all LC Exposures.

“TPG Capital Funds” means (i) any private equity fund, real estate investment fund, hedge fund or similar investment fund or vehicle (“Investment Fund”) in respect of which TPG Capital, L.P. acts as manager or investment advisor or has rights with respect to Carried Interests or Management Fees as of the ~~Restatement~~Original Effective Date or (ii) any successor fund of, or any other Investment Fund raised by the Loan Parties or their Covered Subsidiaries (other than through the acquisition of such Investment Fund or parent thereof), the investment strategy, sector and geographical focus of which are substantially the same as, any Investment Fund described in clause (i).

“TPG Partner” means, as of any date, any then-current or former direct limited or general partner, managing member or controlling shareholder of any of the Loan Parties, any of their Covered Subsidiaries or any of Group Holdings SBS ~~or~~, TPG Holdings, L.P., TPG Partner Holdings, L.P. ~~or~~ , TPG Holdings I-A, LLC, TPG Holdings II-A, LLC, TPG Holdings III-A, L.P., TPG Holdings III-A, Inc. or TPG GPCo, LLC (including, in each case, any successor entity thereto) or any then-current or former shareholder of TPG Group Holdings (SBS) Advisors, Inc., TPG Group Advisors, Inc. ~~or~~, TPG Group Advisors (Cayman), Inc. or TPG GP A, LLC (including David Bonderman ~~and~~, James G. Coulter and Jon Winkelried), other than any Person that first becomes a direct limited or general partner or shareholder, as applicable, of any of such foregoing entities in contemplation of or in connection with a Change in Control that would occur if such Person were not included as a TPG Partner (a “Change in Control Appointment”); provided that a Change in Control Appointment shall not include any Person that becomes a direct limited or general partner or equityholder in connection with an individual employment, management or similar arrangement.

~~“TPG RMB Fund” shall mean the RMB Funds or any successor fund of, or any other Investment Fund raised by the Loan Parties or their Covered Subsidiaries (other than through the acquisition of such Investment Fund or parent thereof), the investment strategy, sector and geographical focus of which are substantially the same as, the RMB Funds.~~

“Transactions” has the meaning assigned to such term in Section 4.02 hereof.

“Type” means, with respect to any Loan or Borrowing, its character as a Base Rate Loan or Borrowing ~~or~~, a Eurocurrency Rate Loan or Borrowing, a SONIA Loan or Borrowing or a EURIBOR Loan or Borrowing.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 10.23.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Wholly-Owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than de minimis directors’ qualifying shares) are, as of such date, owned, controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement and any other Loan Document, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Rate Loan” or a “Base Rate Loan”) or by Class and Type (e.g., a “Eurocurrency Rate Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Rate Borrowing” or a “Base Rate Borrowing”) or by Class and Type (e.g., a “Eurocurrency Rate Revolving Borrowing”).

SECTION 1.03. Terms Generally~~Terms Generally~~ . (a) With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document, (i) the definitions of terms herein and in any other Loan Document shall apply equally to the singular and plural forms of the terms defined, (ii) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (iii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (v) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, amendment and restatements, supplements or modifications set forth herein or in any other Loan Document), (vi) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (vii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (viii) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (i) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (xi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) If any certificate, notice, report, document or other information is required to be delivered by the Borrower under any Loan Document on a day that is not a Business Day, the date for delivery thereof shall be extended to the next succeeding Business Day.

(e) Any reference in any Loan Document to the “payment in full” of the Obligations (or words of similar import) shall be a reference to the payment in full of the Obligations (other than unasserted indemnification and expense reimbursement obligations) and the termination or expiration of the Aggregate Revolving Commitments.

(f) Any reference herein to a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(g) Any references to a Cayman Islands exempted limited partnership taking any action, having any power or authority or owning, holding or dealing with any asset are to such partnership acting through its general partner (or, as the case may be, such general partner’s general partner).

SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that it requests an amendment to any provision hereof to eliminate the effect of any change occurring after the ~~Restatement~~Original Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. ~~Any reference to GAAP herein, when used with respect to combined financial statements of the Guarantors, means generally accepted accounting principles in the United States~~

~~without giving effect to principles of consolidation inconsistent with the preparation of financial statements on a combined basis; provided, however~~Notwithstanding anything herein to the contrary, all leases of the ~~Borrower~~ParentCos and the Covered Subsidiaries (whenever incurred) that would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases had been treated prior to the issuance of the ASU for purposes of all financial definitions and calculations hereunder notwithstanding the fact that such leases are required in accordance with the ASU to be treated as Capital Lease Obligations or capital leases in the financial statements to be delivered pursuant to Section 6.04; provided, further that, the financial statements to be delivered pursuant to Section 6.04 shall be prepared in accordance with GAAP ~~and the Borrower shall provide to the Administrative Agent and the Lenders, as and when reasonably requested, a written reconciliation between such calculations and deliverables made before and after the issuance of the ASU~~.

(b) All pro forma computations required to be made hereunder giving effect to any Acquisition, Disposition or other transaction (i) in the case of any Acquisition that is not “significant” for purposes of Article 11 of Regulation S-X, may at the election of the Borrower, and in the case of any other Acquisition, Disposition or other transaction, shall, be calculated after giving pro forma effect thereto (and, in the case of any pro forma computations made hereunder to determine whether any incurrence of Indebtedness or such other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 6.04 (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the ~~pro forma~~unaudited quarterly financial statements referred to in Section 4.05~~(b)~~), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, all calculated in accordance with Article 11 of Regulation S-X under the Securities Act, and (ii) in the case of any Acquisition (including pursuant to a merger or consolidation) or Disposition, may reflect (for historical periods and the period of 365 days following consummation of any such acquisition) pro forma adjustments for reasonably identifiable and supportable cost savings and operating expense reductions that are reasonably expected to be realized within 365 days following such Acquisition (but without duplication of cost savings and expense reductions resulting from the application of clause (i) above); provided that such cost savings and operating expense reductions may not exceed 25% of the revenues of the entity or assets acquired (prior to giving effect to any such cost savings or operating expense reductions); provided further that if any cost savings included in any pro forma calculations based on the expectation that such cost savings will be realized within 365 days following such acquisition shall at any time cease to be reasonably expected to be so realized (or are in fact not so realized) within such period, then on and after such time pro forma calculations required to be made hereunder shall not reflect such cost savings.

(c) For purposes of determining compliance with the covenants set forth in Section 7.10 during or determined by reference to any period during which an Acquisition or Disposition has occurred, Combined EBITDA ~~will~~may or shall, as applicable, be calculated for such period giving effect to such Acquisition or Disposition on a pro forma basis in accordance with paragraph (b) of this Section.

SECTION 1.05. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.06. Interest Rates~~Interest Rates~~. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate”, “SONIA Rate”, “Adjusted SONIA Rate”, “EURIBOR” or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any ~~of~~ such rate (including, without limitation, any ~~LIBOR~~ Successor Rate) or the effect of any of the foregoing, or of any ~~LIBOR Successor Rate~~ Conforming Changes.

SECTION 1.07. Currency Translation~~Currency Translation~~. The Administrative Agent shall determine the Dollar Equivalent of any Borrowing denominated in a currency other than Dollars, as of the date of the commencement of the initial Interest Period therefor and as of the date of the commencement of each subsequent Interest Period therefor, in each case using the Exchange Rate for such currency in relation to Dollars in effect on the date that is three Business Days prior to the date on which the applicable Interest Period shall commence, and each such amount shall, except as provided in the last two sentences of this Section, be the Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this sentence. The Administrative Agent shall determine the Dollar Equivalent of any Letter of Credit denominated in a currency other than Dollars as of the date such Letter of Credit is issued, amended to increase its face amount, extended or renewed and as of the last Business Day of each subsequent calendar quarter, in each case using the Exchange Rate for such currency in relation to Dollars in effect on the date that is three Business Days prior to the date on which such Letter of Credit is issued, amended to increase its face amount, extended or renewed and as of the last Business Day of such subsequent calendar quarter, as the case may be, and each such amount shall, except as provided in the last two sentences of this Section, be the Dollar Equivalent of such Letter of Credit until the next required calculation thereof pursuant to this sentence. The Administrative Agent shall notify the Borrower and the Lenders of each calculation of the Dollar Equivalent of each Borrowing and Letter of Credit. Notwithstanding the foregoing, for purposes of any determination under Article V, Article VI or Article VII or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate (other than conversions under this Agreement of Obligations using the Exchange Rate as required by this Agreement), all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the currency exchange rates used in preparing ~~the Borrower’s~~Group Holdings SBS’s or any IPO Entity’s, as applicable, most recently delivered financial statements.

SECTION 1.08. Permitted Reorganization. Notwithstanding any covenant, term, default, condition or other provision set forth in this Agreement or any other Loan Document, the Loan Parties and the Covered Subsidiaries shall be permitted (regardless of whether or not the Permitted Reorganization is expressly permitted as a basket under or carveout to any restriction in this Agreement or any other Loan Document) to consummate all or any part of the Permitted Reorganization, and neither the Permitted Reorganization nor any step thereof shall constitute a Default or Event of Default hereunder.

ARTICLE II

The Credits

SECTION 2.01. Commitments, Loans and Borrowings. (a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower in Dollars, Euro or Sterling from time to time on any Business Day during the Availability Period in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments and (ii) the Credit Exposure of any Lender shall not exceed such Lender’s Revolving Commitment. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Eurocurrency Rate Loans, in the case of Loans denominated in Dollars, ~~or Eurocurrency Rate~~SONIA Loans or EURIBOR Loans, as further provided herein.

(b) Each Lender having an Incremental Revolving Commitment hereby agrees, severally and not jointly, to make Incremental Revolving Loans to the Borrower on the terms and subject to the conditions set forth herein and in the applicable Incremental Facility Amendment. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein and in the applicable Incremental Facility Amendment, the Borrower may borrow, pay or prepay and reborrow Incremental Revolving Loans.

(c) Each Lender having an Incremental Term Commitment hereby agrees, severally and not jointly, on the terms and subject to the conditions set forth herein and in the applicable Incremental Facility Amendment, to make Incremental Term Loans to the Borrower in an aggregate principal amount not to exceed its Incremental Term Commitment. Amounts paid or prepaid in respect of Incremental Term Loans may not be reborrowed.

SECTION 2.02. Borrowings, Conversions and Continuations of Loans. (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans or EURIBOR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 12:00 noon (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, Eurocurrency Rate Loans ~~denominated in Dollars~~ or of any conversion of Eurocurrency Rate Loans to Base Rate Loans ~~denominated in Dollars~~, (ii) ~~four~~in the case of EURIBOR Loans or SONIA Loans, three Business Days prior to the requested date of any Borrowing or ~~continuation of Eurocurrency Rate Loans denominated in Euro or Sterling~~, in the case of EURIBOR Loans, any continuation and (iii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurocurrency Rate Loans or EURIBOR Loans having an Interest Period other than one~~, two~~, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 12:00 noon ~~four~~five Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 12:00 noon, ~~three~~four Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans, SONIA Loans or EURIBOR Loans shall be in a principal amount of the Borrowing Minimum or a whole multiple of the Borrowing Multiple in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of the Borrowing Minimum or a whole multiple of Borrowing Multiple in excess thereof or a principal amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.03(f). Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing under the Revolving Loan, a Borrowing under the Incremental Term Loan or a Borrowing under the Incremental Revolving Loan, a conversion of Loans from one Type to the other (in the case of Loans denominated in Dollars) or a continuation of Eurocurrency Rate Loans or EURIBOR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the currency and principal amount of such Loans to be borrowed, converted or continued, (iv) in the case of a Borrowing denominated in Dollars, the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. In the case of a Borrowing denominated in Dollars, if the Borrower fails to specify a Type of a Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. ~~Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans~~If the Borrower fails to give a timely notice requesting a continuation of EURIBOR Loans, such Loans shall be continued as EURIBOR Loans with an Interest Period of one month. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans or EURIBOR Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each applicable Lender of the details of any automatic conversion to Base Rate Loans or continuation of EURIBOR Loans ~~denominated in an Euro or Sterling~~, in each case, as described in the preceding Section 2.02(a). In the case of a Borrowing, each applicable Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Loan Notice. For a Borrowing, upon satisfaction of the applicable conditions set forth in Section 5.02, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan or a EURIBOR Loan may be continued or converted only on the last day of the Interest Period for such Eurocurrency Rate Loan or such EURIBOR Loan, as applicable. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) with respect to Borrowings denominated in Dollars, (A) no outstanding Borrowing may be converted to or continued as a Eurocurrency Rate Loan and (B) unless repaid, each of the then outstanding Eurocurrency Rate Loans shall be converted to a Base Rate Loan at the end of the Interest Period applicable thereto and (ii) with respect to Borrowings denominated in Euro ~~or Sterling~~, each of the then outstanding ~~Eurocurrency Rate~~EURIBOR Loans shall be continued ~~in the Applicable Currency~~ with an Interest Period of one month.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) ~~(e)~~ After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to all outstanding Loans.

(f) With respect to the Adjusted SONIA Rate, the Administrative Agent, with the consent of the Borrower, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document, which are reasonably acceptable to each of the Borrower and the Administrative Agent; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

SECTION 2.03. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account (or jointly with the Borrower for the account of any Guarantor or Covered Subsidiary), denominated in Dollars, Euro or Sterling and in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any letter of credit application submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank in connection with the issuance of any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent, reasonably in advance of the requested date of issuance, amendment, renewal or extension, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to enable the applicable Issuing Bank to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any such request. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon each issuance, amendment, renewal or extension of any Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure will not exceed $50,000,000, (ii) no Issuing Bank shall be required to issue any Letter of Credit that would result in the LC Exposure attributable to Letters of Credit issued by it (and its Affiliates) to exceed $25,000,000 unless otherwise agreed between the Borrower and such Issuing Bank and (iii) the aggregate Credit Exposures will not exceed the Aggregate Revolving Commitments.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that any Letter of Credit may contain customary automatic renewal provisions agreed upon by the Borrower and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of the applicable Issuing Bank to prevent any such renewal from occurring by giving notice to the beneficiary in advance of any such renewal.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or any Lender, the Issuing Bank that is the issuer thereof hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank under such Letter of Credit and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason, each such payment to be made in the currency of such LC Disbursement. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representations and warranties of the Borrower deemed made pursuant to Section 5.02, unless, at least one Business Day prior to the time such Letter of Credit is issued, amended, renewed or extended, Lenders with LC Exposures representing more than 50% of the aggregate LC Exposures shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 5.02(a) or 5.02(b) would not be satisfied if such Letter of Credit were then issued, amended, renewed or extended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, it shall have no obligation to issue, amend, renew or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).

(e) Disbursements. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit and shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by hand delivery or facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Reimbursements. If an Issuing Bank shall make an LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement, in the currency (or, in the case of currencies other than Dollars, in Dollars the Dollar Equivalent amount of such LC Disbursement) of such LC Disbursement, not later than (i) if the Borrower shall have received notice of such LC Disbursement prior to 12:00 noon Local Time on any Business Day, then 4:00 p.m. on the next Business Day or (ii) otherwise, 4:00 p.m. Local Time, on the second Business Day following the day that the Borrower receives such notice; provided that, in the case of an LC Disbursement denominated in Dollars, if the amount of such LC Disbursement is $500,000 or more, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 that such payment be financed with a Revolving Loan that is an Base Rate Borrowing, in an equivalent amount, and to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Loan. If the Borrower fails to reimburse any LC Disbursement by the time specified above, the Administrative Agent shall notify each Revolving Lender of such failure, the amount and currency of the payment then due from the Borrower in respect of such LC Disbursement and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.11 with respect to Revolving Loans made by such Lender (and Section 2.11 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank, as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for an LC Disbursement (other than the funding of an Base Rate Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(g) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section is absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision thereof or hereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any other act, failure to act or other event or circumstance; provided that none of the foregoing in this paragraph (g) shall be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise due care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a non-appealable judgment of a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised due care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement in full, (i) in the case of any LC Disbursement denominated in Dollars, at the rate per annum then applicable to Base Rate Loans and (ii) in the case of any LC Disbursement denominated in Euro or Sterling, at the Overnight ~~Eurocurrency~~ Rate, plus, the Applicable Rate for determining the interest rate on ~~Eurocurrency Rate~~EURIBOR Loans or SONIA Loans, as the case may be; provided that if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.07(b) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.

(i) Cash Collateralization. If any Event of Default under Sections 8.01(b), (c), (g) or (h) shall occur and be continuing, on the first Business Day following the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders representing more than 50% of the aggregate LC Exposures) demanding the deposit of Cash Collateral pursuant to this paragraph, the Borrower shall deposit, with respect to each outstanding Letter of Credit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash and in the currency of such Letter of Credit equal to the LC Exposure attributable to such Letter of Credit as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Sections 8.01(g) or (h). The Borrower also shall deposit Cash Collateral in accordance with this paragraph as and to the extent required by Section 2.04. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made in investments of a type to be agreed by the Borrower and the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Monies in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Revolving Lenders with LC Exposures representing more than 50% of the aggregate LC Exposures), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide Cash Collateral hereunder as a result of the occurrence of an Event of Default, such Cash Collateral (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide Cash Collateral hereunder pursuant to Section 2.04, such Cash Collateral (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the aggregate Credit Exposures would not exceed the aggregate Commitments and no Default shall have occurred and be continuing.

(j) Designation of Additional Issuing Banks. The Borrower may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), designate as additional Issuing Banks one or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the Borrower, the Administrative Agent and such designated Lender and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein or therein to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an issuer of Letters of Credit hereunder.

(k) Termination of an Issuing Bank. The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the 10th Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.08(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.

(l) Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) on the last Business Day of each calendar month for so long as any Letter of Credit issued by such Issuing Bank is outstanding, activity in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the currencies and the face amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date, the currency and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(m) LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination; provided that, at any time of determination, the Letter of Credit fees shall at all times be calculated based on the maximum stated amount of the Letter of Credit in effect at such time rather than the maximum stated amount thereof after giving effect to any such future increases.

SECTION 2.04. Prepayments.

(a) Voluntary Prepayments of Loans. Borrower may, upon notice from the Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay any Borrowing in whole or in part without premium or penalty; provided that (A) such notice must be in a form reasonably acceptable to the Administrative Agent and received by the Administrative Agent not later than 12:00 noon (1) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans ~~and~~, (2) four Business Days prior to any date of prepayment of SONIA Loans or EURIBOR Loans and (3) on the date of prepayment of Base Rate Loans; (B) any such prepayment of Eurocurrency Rate Loans, SONIA Loans or EURIBOR Loans shall be in a principal amount of the Borrowing Minimum or a whole multiple of the Borrowing Multiple in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (C) any prepayment of Base Rate Loans shall be in a principal amount of the Borrowing Minimum or a whole multiple of the Borrowing Multiple in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date, amount and currency of such prepayment, and the Type(s) of Loans to be prepaid. Each such notice shall be irrevocable; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.05, such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.05. The Administrative Agent will promptly notify each Lender of its receipt of a notice of prepayment and of the amount of such Lender’s ratable portion of the Loans included in such prepayment. If such notice is given by the Borrower, unless such notice is revoked as provided above, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment pursuant to this Section 2.04(a) shall be applied as set forth in Section 2.04(c).

(b) Mandatory Prepayments of Loans. If for any reason, including as a result of the permanent reduction of the Aggregate Revolving Commitments pursuant to Section 2.05(b), the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Borrower shall prepay, within two Business Days of receiving notice from the Administrative Agent (or such longer period as the Administrative Agent may agree to in order to avoid LIBOR breakage costs), without premium or penalty but subject to Section 3.05, Revolving Loans and/or Cash Collateralize the LC Exposures in such amounts as shall be necessary to eliminate the excess of such Total Revolving Outstandings over the Aggregate Revolving Commitments. Any prepayment pursuant to this clause (b) shall be applied as set forth in clause (c) below.

(c) Application of Voluntary and Mandatory Prepayments. All amounts repaid pursuant to this Section 2.04 shall be applied to any Class of Loans as directed by the Borrower (and absent such direction, first to Base Rate Loans and then to Eurocurrency Rate Loans, SONIA Loans and EURIBOR Loans in direct order of Interest Period maturities, relevant interest payment date or payment period, as applicable). Any prepayment of ~~a Eurocurrency Rate~~any Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders ratably in accordance with their respective Commitments of the applicable Class.

SECTION 2.05. Termination or Reduction of Commitments.

(a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) The Borrower may, upon notice to the Administrative Agent, at any time terminate the Commitments of any Class, or from time to time permanently reduce the Commitments of any Class; provided that (i) the Borrower shall not terminate or reduce the Aggregate Revolving Commitments to an amount less than the Outstanding Amount of Revolving Loans after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.04, (ii) any such notice shall be received by the Administrative Agent not later than 12:00 noon three Business Days prior to the date of termination or reduction (or such shorter period agreed to by the Administrative Agent) and (iii) any such partial reduction shall be in an aggregate amount of the Borrowing Minimum or any whole multiple of the Borrowing Multiple in excess thereof. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Commitments of any tranche. Any reduction of the Commitments of any tranche shall be applied ratably among the applicable Lenders in accordance with their Commitments of the applicable Class. All fees accrued with respect thereto until the effective date of any termination of the Commitments of any Class shall be paid on the effective date of such termination. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of any tranche may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked or extended by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied or the effectiveness of such other credit facilities is delayed.

(c) The Borrower may terminate the unused amount of the Commitment of any Class of a Defaulting Lender upon not less than three Business Days’ prior notice to such Defaulting Lender and the Administrative Agent (which will promptly notify the other Lenders thereof) and the Commitments of such Class shall be reduced by such amount; provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent or any Lender may have against such Defaulting Lender.

SECTION 2.06. Repayment of Loans. The Borrower shall repay on the Maturity Date to the Administrative Agent for the account of each Lender the aggregate principal amount of all Loans outstanding on such date, together with all accrued but unpaid interest and all other unpaid amounts owing with respect thereto. The Borrower hereby unconditionally promises to pay to the Administrative Agent, the Incremental Term Loans and Incremental Revolving Loans as set forth in the applicable Incremental Facility Amendment

SECTION 2.07. Interest.

(a) Subject to the provisions of Section 2.07(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to the sum of the Eurocurrency Rate for such Interest Period plus the Applicable Rate ~~and~~, (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Base Rate plus the Applicable Rate~~.~~, (iii) each SONIA Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Adjusted SONIA Rate plus the Applicable Rate and (iv) each EURIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the EURIBOR for such Interest Period plus the Applicable Rate.

(b) While any Event of Default under Section 8.01(b) or (c) exists with respect to the payment of principal, interest and/or fees, the Borrower shall pay interest on such overdue amount at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

SECTION 2.08. Fees.

(a) Commitment Fees. The Borrower shall pay to the Administrative Agent, for the account of each Revolving Lender in accordance with its Applicable Percentage, a commitment fee equal to (i) the Applicable Rate times (ii) the actual daily amount by which the Aggregate Revolving Commitments then in effect exceed the Outstanding Amount of Revolving Loans and LC Exposures, subject to adjustment as provided in Section 2.13. The Commitment Fees shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears commencing on the first quarterly payment date to occur after the ~~Restatement~~Original Effective Date, thereafter on the last Business Day of each March, June, September and December and on the Maturity Date. The Commitment Fees shall be calculated quarterly in arrears.

(b) Participation and Fronting Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurocurrency Rate Loans less 0.20% on the Dollar Equivalent of the daily outstanding amount of each such Letter of Credit during the period from and including the ~~Restatement~~Original Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank, a fronting fee which shall accrue at the rate of 0.20% per annum on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the ~~Restatement~~Original Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on such last day, commencing on the first such date to occur after the ~~Restatement~~Original Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate, and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Other Fees. The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and on the dates agreed to in the applicable Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

SECTION 2.09. Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) and for Loans denominated in Euro and Sterling shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed~~.~~ , or, in the case of interest in respect of Loans denominated in Euro or Sterling as to which market practice differs from the foregoing, in accordance with such market practice. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 or 366 -day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes absent demonstrable error.

SECTION 2.10. Evidence of Debt.

(a) The Borrowings extended by each Lender and amounts of principal and interest payable or paid to such Lender from time to time hereunder shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent demonstrable error of the amount of the Borrowings extended by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of demonstrable error. At the request of a Lender, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence a Lender’s Loans, in substantially the form of Exhibit 2.10 (each a “Note”), in addition to such accounts or records. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) The Administrative Agent shall promptly provide copies of the accounts and records maintained in accordance with this Section 2.10 to the Borrower at its reasonable request.

SECTION 2.11. Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim or setoff. Except as otherwise expressly provided herein and other than with respect to principal and interest on Loans denominated in Euro or Sterling, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m., Local Time, on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans denominated in Euro or Sterling shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such currency and in immediately available funds not later than 1:00 p.m., Local Time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after (i) 2:00 p.m., Local Time, in the case of payments in Dollars, or (ii) after 1:00 p.m., Local Time, in the case of payments in Euro or Sterling, may, in the discretion of the Administrative Agent, be deemed received on the next succeeding Business Day for purposes of calculating interest or fees thereon. Subject to the definition of “Interest Period,” if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans, SONIA Loans or EURIBOR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of any Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.

In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (x) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (y) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. In the event the Borrower pays such amount to the Administrative Agent, then such amount shall reduce the principal amount of such Borrowing. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. With respect to any payment that is due to the Administrative Agent for the account of the Lenders or any Issuing Bank, the Administrative Agent may assume that the Borrower has made the payment on the date that the payment is due and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank the amount due. ~~In such event, if~~ With respect to any payment that the Administrative Agent makes for the account of the Lenders or any Issuing Bank hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (~~or if~~2) the Administrative Agent has ~~erroneously~~ made a payment ~~to the Lenders or any Issuing Bank when~~in excess of the amount so paid by the Borrower ~~has not~~(whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment~~),~~; then each of the Lenders or the applicable Issuing Bank severally agrees to repay to the Administrative Agent forthwith on demand the ~~amount~~Rescindable Amount so distributed to such Lender or such Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent demonstrable error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

SECTION 2.12. Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participation in LC Disbursements resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Revolving Loans and participations in LC Disbursements and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements of the other applicable Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the applicable Lenders ratably in accordance with the relative aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 2.12 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or a Disqualified Institution and including Section 2.15), (y) the application of Cash Collateral provided for in Section 2.03(i) or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or participations in LC Disbursements to any assignee or participant, other than an assignment to the Borrower (as to which the provisions of this Section 2.12 shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

SECTION 2.13. Incremental Commitments~~Incremental Commitments~~. (a) The Borrower may by written notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders) request, from time to time prior to the Maturity Date, (i) commitments to make one or more tranches of term loans in an aggregate amount not to exceed the then available Incremental Amount (any such new commitment to make term loans, an “Incremental Term Commitment”) or (ii) one or more increases in the Revolving Commitments or one or more new tranches of commitments to make revolving loans, in an aggregate amount for all such increased and new commitments not to exceed the then available Incremental Amount (any such Revolving Commitment increase, a “Revolving Commitment Increase” and, together with new commitments to make revolving loans, an “Incremental Revolving Commitment”); provided that the aggregate amount of Incremental Term Commitments and Incremental Revolving Commitments becoming effective on any date shall not in any event exceed the available Incremental Amount on such date. Each Incremental Commitment shall be (A) an integral multiple of $5,000,000 and not less than $10,000,000 or (B) such lesser Incremental Amount then available at such time. Each notice delivered pursuant to this Section 2.13(a) shall specify (x) the date (the “Increase Effective Date”) on which the Borrower proposes that the proposed Incremental Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent), (y) the total amount of the Incremental Commitments requested by the Borrower and (z) the identity of the banks, financial institutions and other entities to whom the Borrower proposes that any portion of such Incremental Commitments be allocated and the amounts of such allocations. Any existing Lender approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide such Incremental Commitment. The fees payable in respect of the Incremental Facility shall be determined by the Borrower and the Lenders providing such Incremental Facility.

(b) Conditions. An Incremental Commitment shall become effective, as of the Increase Effective Date specified therefor; provided that:

(i) at the time of and immediately after giving effect to the establishment of such Incremental Commitment and the Borrowings to be made thereunder on such Increase Effective Date and the use of proceeds thereof, each of the conditions set forth in Section 5.02 shall be satisfied;

(ii) no Default or Event of Default shall have occurred and be continuing or would result from the establishment of such Incremental Commitment, the Borrowings to be made thereunder on such Increase Effective Date and the use of proceeds thereof;

(iii) at the time and immediately after giving pro forma effect to the establishment of such Incremental Commitments and the Borrowings to be made thereunder (assuming, in the case of an Incremental Revolving Commitment, that such Commitment is fully utilized) and the use of proceeds thereof (including any Acquisition or repayment of Indebtedness consummated simultaneously therewith), the Borrower shall be in compliance with the covenants set forth in Section 7.10 on a pro forma basis in accordance with Section 1.04(b);

(iv) [reserved];

(v) the Borrower shall deliver or cause to be delivered any legal opinions, reaffirmation agreements of Loan Parties, officer’s certificates, board resolutions and evidence of authority in connection with such Incremental Commitment, including a certificate dated the Increase Effective Date and executed by a Financial Officer of the Borrower certifying that all the requirements set forth in this clause (b) have been satisfied, and including reasonably detailed calculations demonstrating satisfaction of the requirement set forth in (b)(iii);

(vi) the Administrative Agent and, solely in the case of Incremental Revolving Commitments, each Issuing Bank, shall have consented to any Lender’s providing such Incremental Commitments if such consent would be required under Section 10.06 for an assignment of Loans or Commitments, as applicable, to such Lender.

(c) Terms of New Loans and Commitments. The Incremental Term Loans and Incremental Revolving Loans may but need not be part of the same Class as an existing Class of Loans and Borrowings, and the representations, warranties, covenants and Events of Default applicable to each Incremental Facility shall be identical to the representations, warranties, covenants and Events of Default applicable to the then existing Classes of Loans and Commitments under this Agreement; provided that any Incremental Facility may contain additional or different covenants applicable during periods after the latest Maturity Date, Incremental Term Maturity Date or Incremental Revolving Maturity Date applicable to any existing Class of Loans and Commitments. The pricing and maturity terms of the Incremental Facilities shall be as set forth in the Incremental Facility Amendment; provided that (i) the Loans and Commitments under any Incremental Facility shall not mature or have a scheduled termination date prior to the Maturity Date; (ii) any Incremental Term Loans may not have a weighted average life to maturity prior to the Maturity Date; (iii) no Incremental Facility shall require any mandatory prepayments or commitment reductions prior to the Maturity Date, (iii) no Incremental Facility shall require any amortization of the Loans or Commitments thereunder prior to the Maturity Date, other than, in the case of Incremental Term Loans, amortization in amounts not in excess of 5.00% per annum of the initial principal amount thereof; (iv) the terms of each Revolving Commitment Increase (other than the maturity date thereof, which shall comply with clause (i) above) shall be identical to the Revolving Commitments; and (v) the fees (other than fronting fees) payable in respect of any letters of credit issued under any Incremental Revolving Commitment will be identical to those applicable to the Letters of Credit. None of the Issuing Banks immediately prior to the effectiveness of any Incremental Revolving Commitments shall have any obligation to issue any Letters of Credit after the Maturity Date in effect immediately prior to the effectiveness of any Incremental Revolving Commitments, or any Letters of Credit expiring later than the date that is five Business Days prior to such Maturity Date.

(d) Incremental Revolving Commitments. Upon the effectiveness of any new Incremental Revolving Commitments, (i) each Lender holding Revolving Commitments and existing Incremental Revolving Commitments immediately prior to the effectiveness of such new Commitments will automatically and without further act be deemed to have assigned to each Lender providing a portion of such new Incremental Revolving Commitments (each, a “New Incremental Revolving Lender”) and each such New Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Revolving Lender (including each existing Incremental Revolving Lender and Revolving Lender and each New Incremental Revolving Lender) will equal the percentage of the Aggregate Revolving Commitments (including the existing Revolving Commitments and Incremental Revolving Commitments and the New Incremental Revolving Commitments) of all Revolving Lenders represented by such Revolving Lender’s Revolving Commitment and (ii) if, on the date of the effectiveness of such Incremental Revolving Commitments, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Incremental Revolving Commitments be prepaid from the proceeds of additional Revolving Loans made hereunder (including under the existing Revolving Commitments and Incremental Revolving Commitments and such new Incremental Revolving Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. Following the effectiveness of any Incremental Revolving Commitments and the transactions described in the two immediately preceding sentences, all Revolving Loans and Letters of Credit shall utilize, and all voluntary prepayments of Revolving Loans and terminations all Revolving Commitments and Incremental Revolving Commitments shall be applied to, all outstanding Revolving Commitments and Incremental Revolving Commitments on a pro rata basis.

(e) Incremental Term Loan Repurchases. Subject to the terms and conditions set forth below, the Incremental Facility Amendment for any Incremental Term Commitments may permit the Borrower, any Loan Party or any Subsidiary or any Affiliate of the foregoing (any of the foregoing, a “Borrower Affiliate”) to purchase Incremental Term Loans from time to time so long as (1) no Default or Event of Default shall have occurred and be continuing, and each of the conditions set forth in Section 5.02 shall be satisfied, in each case on the date of such assignment of Incremental Term Loans (the Incremental Term Loans assigned to any Borrower Affiliate, the “Borrower Purchased Incremental Term Loans”), (2) the cumulative aggregate principal amount of all Borrower

Purchased Incremental Term Loans assigned to any Borrower Affiliates since the applicable Increase Effective Date cannot exceed 20% of the original principal amount of the Incremental Term Loans, (3) the Loan Parties shall not use the proceeds of Revolving Loans to acquire such Borrower Purchased Incremental Term Loans and (4) the aggregate principal amount (calculated on the face amount thereof) of all Borrower Purchased Incremental Loans, and all accrued and unpaid interest, if any, on such Borrower Purchased Incremental Loans, shall automatically be canceled and retired and deemed satisfied by the Borrower on the settlement date of the relevant assignment (and may not be resold) to the extent permitted by applicable law and not giving rise to material adverse tax consequences other than cancellation of debt income; provided that if any such Borrower Purchased Incremental Loans are not canceled and retired in compliance with this clause (4), then (i) such Borrower Purchased Incremental Term Loans shall nevertheless be deemed to have been retired, canceled and satisfied for the purposes of calculating the vote percentages required to take any action hereunder or under the Loan Documents and shall be subordinated on terms acceptable to Administrative Agent to the Obligations in respect of the Loans and other extensions of credit hereunder other than those relating to such Borrower Purchased Incremental Term Loans and (ii) none of the Borrower, any Loan Party or any Subsidiary or any Affiliate of the foregoing shall be deemed to have acquired, through such assignment of Borrower Purchased Incremental Term Loans, any rights or obligations of a Lender (including any rights to assign the Borrower Purchased Incremental Term Loans to any other party or rights to receive information), or to be a Lender, under this Agreement or any other Loan Document (it being agreed that the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation); provided further that (x) on the date of such assignment of Borrower Purchased Incremental Term Loans, the Loan Parties shall be deemed to have represented and warranted that the conditions specified in clauses (1) through (4) above have been satisfied (it being agreed that the assignor Lender in respect of such assignment and the Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon the foregoing representation and warranty of the Loan Parties) and (y) any such assignment of Borrower Purchased Incremental Term Loans to any Borrower Affiliate shall not be, and shall not be deemed to be, a payment, repayment, prepayment, realization or receipt of such Incremental Term Loan pursuant to, or for the purposes of, Section 2.04 or Section 3.06) and any income or gains attributable to the cancellation of such Borrower Purchased Incremental Term Loans shall be excluded from the definition of “Economic Net Income”.

(f) Equal and Ratable Benefit. The Loans and Commitments established pursuant to this Section shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably in right of payment from the Guarantees created under the Loan Documents.

(g) Amendment to Loan Documents. The Borrower, the Administrative Agent and the Lenders providing the Incremental Commitments in respect of an Incremental Facility may, without the consent of any other Lender, enter into an amendment to this Agreement and any other Loan Document (an “Incremental Facility Amendment”) to appropriately incorporate and reflect any Incremental Facility contemplated by this Section 2.13. Each lender under the Incremental Facility, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form satisfactory to the Administrative Agent and the Borrower (an “Accession Agreement”), and on the Increase Effective Date, Schedule 2.01 shall be deemed to have been amended to reflect the Incremental Commitments of such Lender as provided in such Accession Agreement.

SECTION 2.14. Additional Guarantors~~Additional Guarantors~~. The Borrower may at any time and from time to time, for purposes of complying with Section 7.07, designate any Eligible Additional Guarantor (other than any entity described in clause (a) of the definition of “Excluded Subsidiary”) as an additional Guarantor hereunder, in each case by satisfying the requirements with respect to such Eligible Additional Guarantor set forth the definition of “Guarantee Requirement”.

SECTION 2.15. Extension of Maturity Date. (a) The Borrower may, by delivery of a Maturity Date Extension Request to the Administrative Agent (which shall promptly deliver a copy thereof to each of the Lenders) not less than 180 days (or such shorter period as may be agreed by the Administrative Agent in its sole discretion) prior to the then existing maturity date for Loans or Commitments of any Class hereunder (the “Existing Maturity Date”), request that the Lenders of such Class extend the Existing Maturity Date in accordance with this Section 2.15. Each Maturity Date Extension Request shall (i) specify the date to which the Maturity Date is sought to be extended, (ii) specify the changes, if any, to the Applicable Rate to be applied in determining the interest payable on Loans of, and fees payable hereunder to, Consenting Lenders in respect of that portion of their Commitments (and related Loans) or Incremental Term Loans extended to such new Maturity Date and the time as of which such changes will become effective (which may be prior to the Existing Maturity Date), and (iii) specify any other amendments or modifications to this Agreement to be effected in connection with such Maturity Date Extension Request, provided that no such changes or modifications requiring approvals pursuant to Section 10.01 shall become effective unless such other approvals have been obtained. In the event a Maturity Date Extension Request shall have been delivered by the Borrower, each Lender of the applicable Class shall have the right to agree to the extension of the Existing Maturity Date and other matters contemplated thereby on the terms and subject to the conditions set forth therein (each Lender agreeing to the Maturity Date Extension Request being referred to herein as a “Consenting Lender” and each Lender not agreeing thereto being referred to herein as a “Declining Lender”), which right may be exercised by written notice thereof, specifying the maximum amount of the Commitment or Incremental Term Loans of the relevant Class of such Lender with respect to which such Lender agrees to the extension of the Maturity Date, delivered to the Borrower (with a copy to the Administrative Agent) not later than a day to be agreed upon by the Borrower and the Administrative Agent following the date on which the Maturity Date Extension Request shall have been delivered by the Borrower (it being understood that any Lender that shall have failed to exercise such right as set forth above shall be deemed to be a Declining Lender). If a Lender elects to extend only a portion of its then existing Commitment, it will be deemed for purposes hereof to be a Consenting Lender in respect of such extended portion and a Declining Lender in respect of the remaining portion of its Commitment. If Consenting Lenders shall have agreed to such Maturity Date Extension Request in respect of Commitments or Incremental Term Loans of the relevant Class held by them, then, subject to paragraph (d) of this Section and subject to, in the case of any requested extension of any Revolving Commitments or Incremental Revolving Commitments, the receipt of the consent of Consenting Lenders in respect of Credit Exposures and unused Revolving Commitments and Incremental Revolving Exposures and unused Incremental Revolving Commitments representing more than 50% of the sum of the aggregate Credit Exposures and unused Aggregate Revolving Commitments and Incremental Revolving Exposures and unused Incremental Revolving Commitments at such time, on the date specified in the Maturity Date Extension Request as the effective date thereof (the “Extension Effective Date”), (i) the Existing Maturity Date of the applicable Class of Commitments or Incremental Term Loans shall, as to the Consenting Lenders, be extended to such date as shall be specified therein, (ii) the terms and conditions of the Commitments and Loans of the Consenting Lenders (including interest and fees (including Letter of Credit fees) payable in respect thereof), shall be modified as set forth in the Maturity Date Extension Request and (iii) such other modifications and amendments hereto specified in the Maturity Date Extension Request shall (subject to any required approvals (including those of the Required Lenders) having been obtained) become effective.

(b) Notwithstanding the foregoing, the Borrower shall have the right, in accordance with the provisions of Sections 3.06 and 10.06, at any time prior to the Existing Maturity Date, to replace a Declining Lender (for the avoidance of doubt, only in respect of that portion of such Lender’s Commitments or Incremental Term Loans of a Class subject to a Maturity Date Extension Request that it has not agreed to extend) with a Lender or other financial institution that will agree to such Maturity Date Extension Request, and any such replacement Lender shall for all purposes constitute a Consenting Lender in respect of the Commitment or Incremental Term Loans assigned to and assumed by it on and after the effective time of such replacement.

(c) If a Maturity Date Extension Request has become effective hereunder, on the Existing Maturity Date:

(i) the Commitment of each Declining Lender shall, to the extent not assumed, assigned or transferred as provided in paragraph (b) of this Section, terminate, and the Borrower shall repay all the Loans of the applicable Class of each Declining Lender, to the extent such Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder (accordingly, the Commitment or Loans of the applicable Class of any Consenting Lender shall, to the extent the amount of such Commitment or Loans exceeds the amount set forth in the notice delivered by such Lender pursuant to paragraph (a) of this Section, be permanently reduced by the amount of such excess, and the Borrower shall prepay the proportionate part of the outstanding Loans of the relevant Class of such Consenting Lender, in each case together with accrued and unpaid interest thereon to but excluding the Existing Maturity Date and all fees and other amounts payable in respect thereof on or prior to the Existing Maturity Date); and

(ii) in the case of an Existing Maturity Date applicable to Revolving Commitments or Incremental Revolving Commitments, the Borrower shall make such other prepayments of Loans of the applicable Class pursuant to Section 2.04 as shall be required in order that, after giving effect to the termination and permanent reductions of the Commitments of Declining Lenders of such Class pursuant to clause (i) above, and all payments to such Declining Lenders, the aggregate credit exposures of such Class do not exceed the aggregate Commitments of such Class.

(d) Notwithstanding the foregoing, no Maturity Date Extension Request shall become effective hereunder unless, on the Extension Effective Date, the conditions set forth in Section 5.02 shall be satisfied (with all references in such Section to a Borrowing being deemed to be references to such Maturity Date Extension Request) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer.

(e) Notwithstanding any provision of this Agreement to the contrary, it is hereby agreed that no extension of an Existing Maturity Date in accordance with the express terms of this Section 2.15, or any amendment or modification of the terms and conditions of the Commitments and Loans of the Consenting Lenders of any Class effected pursuant thereto, shall be deemed to (i) violate any provision of this Agreement requiring the ratable reduction of Commitments or the ratable sharing of payments or (ii) require the consent of all Lenders or all affected Lenders under Section 10.01.

(f) The Borrower and the Administrative Agent may enter into an amendment to this Agreement to effect such modifications as may be necessary to reflect the terms of any Maturity Date Extension Request that has been approved by the Required Lenders and become effective in accordance with the provisions of this Section 2.15.

SECTION 2.16. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.03; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders or Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Issuing Bank against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Exposure of, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans and LC Exposure of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.08 for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s LC Exposure shall automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Credit Exposure of any Non-Defaulting Lender to exceed such Non- Defaulting Lender’s Commitment as in effect at the time of such reallocation. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.03(i).

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans or participations in Letters of Credit of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Credit Exposure of the Lenders to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. The parties agree that this Section 2.16 does not violate any of the pro rata provisions of this Agreement.

(c) New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE III

Taxes, Yield Protection And Illegality

SECTION 3.01. Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or the Borrower, as applicable) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or the Borrower, then the Administrative Agent or the Borrower shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If the Borrower or the Administrative Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment under any Loan Document, then (x) the Administrative Agent shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (y) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code, and (z) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If the Borrower or the Administrative Agent shall be required by any applicable Laws other than the Internal Revenue Code to withhold or deduct any Taxes from any payment under any Loan Document, then (x) the Borrower or the Administrative Agent, as applicable, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (y) the Borrower or the Administrative Agent, as applicable, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such laws, and (z) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification. (i) Borrower shall, and does hereby indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid by such Recipient or, to the extent the Borrower has not previously indemnified such Recipient pursuant to subsection (a)(ii) or (a)(iii) above, required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent demonstrable error. The

Borrower shall and does hereby indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii); provided, however, that (i) the Administrative Agent shall not make any such demand on the Borrower without first using commercially reasonable efforts to obtain payment of such amount from the applicable Lender and (ii) to the extent that the Borrower pays an amount to the Administrative Agent pursuant to the preceding sentence, then upon request of the Borrower, the Administrative Agent shall use commercially reasonable efforts to exercise its set-off rights described in the last sentence of Section 3.01(c)(ii) below to collect the applicable amount from the applicable Lender and shall pay the amount so collected to the Borrower net of any expenses incurred by the Administrative Agent in its efforts to collect from such Lender.

(ii) Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent demonstrable error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii) (or otherwise as contemplated by Section 3.01(c)(i)).

(d) Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender (it being understood that providing any information currently required by any U.S. federal income withholding form shall not be considered prejudicial to the position of a Lender).

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed originals of IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 3.01(e) to the effect that such Foreign Lender is not (x) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (y) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or (z) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01(e), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01(e) on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the

Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender ~~or an Issuing Bank~~, or have any obligation to pay to any Lender ~~or any Issuing Bank~~, any refund of Taxes withheld or deducted from funds paid for the account of such Lender ~~or such Issuing Bank~~. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.

Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender ~~or an Issuing Bank~~, the termination of the Aggregate Revolving Commitments and the repayment, satisfaction or discharge of all other Obligations.

(a) Defined Terms. For purposes of this Section, the term “Lender” includes any Issuing Bank and the term “applicable Law” includes FATCA.

SECTION 3.02. Illegality~~Illegality~~ . If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to ~~the Eurocurrency~~a Relevant Rate, or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to determine or charge interest rates based upon a Relevant Rate or to purchase or sell, or to take deposits of, Dollars or any other currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue or maintain Eurocurrency Rate Loans, SONIA Loans or EURIBOR Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans ~~denominated in Dollars~~, to convert Base Rate Loans to Eurocurrency Rate Loans shall be, in each case, suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), ~~either~~ in each case, immediately, or, in the case of Eurocurrency Rate Loans and EURIBOR Loans, on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans or EURIBOR Loans to such day~~, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans~~ and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 3.03. Inability to Determine Rates.

(a) If in connection with any request for a Eurocurrency Rate Loan, a SONIA Loan or a EURIBOR Loan or a conversion ~~to or~~of Base Rate Loans to Eurocurrency Rate Loans or a continuation ~~thereof~~of any of such Loans, as applicable, (i) the Administrative Agent determines ~~that (A) deposits (whether in Dollars, Euro or Sterling) are not being offered to banks in the applicable offshore interbank eurodollar market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan,~~ (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Relevant Rate for the Applicable Currency has been determined in accordance with Section 3.03(b) and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable), or (B~~)(1~~) adequate and reasonable means do not otherwise exist for determining the ~~Eurocurrency~~Relevant Rate for ~~any~~the Applicable Currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Eurocurrency Rate Loan ~~(whether in Dollars, Euro or Sterling)~~, a SONIA Loan or a EURIBOR Loan or in connection with an existing or proposed Base Rate Loan ~~and (2) the circumstances described in Section 3.03(c)(i) do not apply or (C) a fundamental change has occurred in the foreign exchange or interbank markets with respect to Euro or Sterling (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) (in each case with respect to clause (a)(i) above, “Impacted Loans”)~~, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that the ~~Eurocurrency Rate~~ Relevant Rate with respect to a proposed Loan denominated in an Applicable Currency for any requested Interest Period ~~with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars, Euro or Sterling~~or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such ~~Eurocurrency Rate~~ Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain ~~Eurocurrency Rate~~ Loans in the affected currencies, as applicable, or to convert Base Rate Loans to Eurocurrency Rate Loans, shall be suspended ~~(~~, in each case, to the extent of the affected ~~Eurocurrency Rate~~ Loans or Interest ~~Periods)~~Period or determination date(s), as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon the instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans ~~in the affected currency or currencies~~, SONIA Loans or EURIBOR Loans (to the extent of the affected ~~Eurocurrency Rate~~ Loans or Interest ~~Periods~~Period or determination date(s), as applicable) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (ii)(A) any outstanding affected Eurocurrency Rate Loans ~~denominated in Dollars~~ will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (B) any outstanding affected ~~Eurocurrency Rate Loans denominated in Euro or Sterling~~SONIA Loans or EURIBOR Loans, at the Borrower’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding ~~Eurocurrency Rate~~SONIA Loan immediately or such outstanding EURIBOR Loan at the end of the applicable Interest Period or (2) be prepaid in full immediately, in the case of a SONIA Loan, or at the end of the applicable Interest ~~Period in full~~Rate, in the case of a EURIBOR Loan; provided that if no election is made by the Borrower ~~by the earlier of~~ (x) in the case of a SONIA Loan, by the date that is three Business Days after receipt by the Borrower of such notice ~~and~~or (y) in the case of a EURIBOR Loan, by the last day of the current Interest Period for ~~the applicable Eurocurrency Rate~~such EURIBOR Loan, the Borrower shall be deemed to have elected clause (1) above.

~~(b) Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section 3.03, the Administrative Agent, in consultation with the Borrower, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this Section 3.03, (ii) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) solely with respect to the Impacted Loans of a Lender making the following determination, any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.~~

(~~c~~b) Replacement of Relevant Rate or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, but without limiting Sections 3.03(a) and (b) above, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining ~~LIBOR~~the Relevant Rate for an Applicable Currency ~~for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate for such Applicable Currency is not~~because none of the tenors of such Relevant Rate (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the ~~administrator of the LIBOR Screen Rate for an~~ Applicable ~~Currency or a Governmental~~ Authority ~~having jurisdiction over the Administrative Agent~~ has made a public statement identifying a specific date after which ~~LIBOR for an Applicable Currency or the LIBOR Screen~~all tenors of the Relevant Rate for an Applicable Currency (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in such Applicable Currency, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide ~~LIBOR~~such representative tenor(s) of the Relevant Rate for such Applicable Currency ~~after such specific date (such specific date~~(the latest date on which all tenors of the Relevant Rate for such Applicable Currency (including any forward-looking term rate thereof) are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); or

(iii) syndicated loans currently being executed~~, or that include language similar to that contained in this Section 3.03~~ and agented in the U.S., are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace ~~LIBOR~~the Relevant Rate for an Applicable Currency,;

~~then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable~~or if the events or circumstances of the type described in Section 3.03(b)(i), (ii) or (iii) have occurred with respect to the Successor Rate then in effect, then, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing ~~LIBOR for the~~ the Relevant Rate for an Applicable Currency or any then current Successor Rate for an Applicable Currency in accordance with this Section 3.03 with (x) in the case of Dollars, one or more SOFR-Based Rates or (y) ~~another~~an alternate benchmark rate giving due consideration to any evolving or then existing convention for similar ~~syndicated~~ credit facilities syndicated and agented in the U.S. and denominated in ~~the~~such Applicable Currency for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar ~~syndicated~~ credit facilities syndicated and agented in the U.S. and denominated in ~~the~~such Applicable Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, ~~a “LIBOR~~ including for the avoidance of doubt, any adjustment thereto, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with respect to Eurocurrency Rate Loans ~~denominated in Dollars~~ with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace ~~LIBOR with respect to Eurocurrency Rate Loans denominated in the~~the Relevant Rate for an Applicable Currency with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. ~~Such LIBOR Successor Rate for the Applicable Currency~~

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such ~~LIBOR~~ Successor Rate ~~for such Applicable Currency~~ shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

~~If no LIBOR Successor Rate has been determined for the Applicable Currency and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in each such Applicable Currency shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in each such affected Applicable Currency (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted each such request into a request for a committed Borrowing of Base Rate Loans (subject to the foregoing clause (y)) denominated in Dollars in the Dollar Equivalent of the amount specified therein and (ii)(A) any outstanding affected Eurocurrency Rate Loans denominated in Dollars will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (B) any outstanding affected Eurocurrency Rate Loans denominated in Euro or Sterling, at the Borrower’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Eurocurrency Rate Loan at the end of the applicable Interest Period or (2) be prepaid at the end of the applicable Interest Period in full; provided that if no election is made by the Borrower by the earlier of (x) the date that is three Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, the Borrower shall be deemed to have elected clause (1) above.~~

Notwithstanding anything else herein, if at any ~~definition of LIBOR~~time any Successor Rate ~~for any currency shall provide that in no event shall such LIBOR Successor Rate~~as so determined would otherwise be less than zero ~~for~~, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a ~~LIBOR~~ Successor Rate ~~for any currency~~, the Administrative Agent ~~and~~, with the consent of the Borrower, will have the right to make ~~LIBOR Successor Rate~~ Conforming Changes ~~with respect to such currency~~ from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~LIBOR Successor Rate~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement, which are reasonably acceptable to each of the Borrower and the Administrative Agent; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such ~~LIBOR Successor~~ Conforming Changes ~~for the Applicable Currency to~~to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

SECTION 3.04. Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(ii) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any Issuing Bank;

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes or (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iv) impose on any Lender or any Issuing Bank or ~~the London~~any applicable interbank market any other condition, cost or expense (excluding any Taxes) affecting this Agreement or Eurocurrency Rate Loans, SONIA Loans or EURIBOR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to or maintaining any Loan ~~the interest on which is determined by reference to the applicable Eurocurrency Rate~~ (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank (whether of principal, interest or any other amount) then, upon request of such Lender or such Issuing Bank, the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, no Lender or Issuing Bank shall be entitled to request compensation for any increased cost relating to items described in paragraph (a)(iii) of this Section 3.04 if it shall not be the general policy and practice of such Lender to seek compensation in similar circumstances under similar provisions in comparable credit facilities.

(b) Capital Requirements. If any Lender or any Issuing Bank determines that any Change in Law affecting such Lender or such Issuing Bank or any Lending Office of such Lender or such Lender’s or such Issuing Bank’s holding company, if any, regarding capital requirements has the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Revolving Commitments of such Lender or the Loans made, or participations in Letters of Credit held by, by such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and setting forth in reasonable detail the manner of determination of such amount or amounts, shall be delivered to the Borrower and shall be conclusive absent demonstrable error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurocurrency Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent demonstrable error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04(e) if such Lender fails to give notice within 90 days after the date such Lender becomes aware of the additional interest which is due.

SECTION 3.05. Compensation for Losses. Upon demand of any Lender to the Borrower (with a copy to the Administrative Agent) from time to time (pursuant to a certificate of such Lender setting forth the amount such Lender is entitled to receive pursuant to this Section 3.05 and setting forth in reasonable detail in the matter of determination of such amount), the Borrower shall compensate such Lender for and hold such Lender harmless from any loss, cost or reasonable expense incurred by it as a result of:

(a) any continuation, conversion, prepayment or payment of any ~~principal of any Eurocurrency~~Loan other than a Base Rate Loan on a day other than the last day of ~~the~~any Interest Period ~~for such Eurocurrency Rate~~, relevant interest payment date or payment period, as applicable, for such Loan, if applicable (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any ~~Eurocurrency~~Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Eurocurrency Rate Loan or a EURIBOR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss or reasonable expense (excluding loss of anticipated profits or margin) actually incurred by reason of the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained and from any foreign currency exchange losses.

SECTION 3.06. Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender or any Issuing Bank requests compensation under Section 3.04, or the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender, any Issuing Bank or any Governmental Authority for the account of any Lender or any Issuing Bank pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower, such Lender or such Issuing Bank shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Lender or such Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such Issuing Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such Issuing Bank. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any Issuing Bank in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.

(c) Notwithstanding the foregoing provisions of this Section 3.06, no Lender or Issuing Bank may request compensation under Section 3.04, and the Borrower shall not be required to pay any Indemnified Taxes or additional amounts to any Lender, any Issuing Bank or any Governmental Authority for the account of any Lender or any Issuing Bank pursuant to Section 3.01, if such Lender or Issuing Bank shall not at such time demand compensation from, or require the payment of such additional amounts by, its best customers at such time in similar circumstances.

SECTION 3.07. Survival~~Survival~~ . All of the Borrower’s obligations under Section 3.04 and Section 3.05 shall survive termination of the Aggregate Revolving Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

Representations and Warranties

Each Loan Party represents and warrants (as to itself and its Covered Subsidiaries) to the Lenders and the Administrative Agent that:

SECTION 4.01. Organization; Powers. Each of the ~~Borrower~~ParentCos and the Covered Subsidiaries (a) is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is or will be a party and to borrow hereunder, except where the failure to comply with clauses (a) through (c) ~~could~~would not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.02. Authorization~~Authorization~~ . The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party, the borrowings and procurement of letters of credit hereunder and the creation and incurrence of the guarantees by the Guarantors (collectively, the “Transactions”) (a) have been duly authorized by all requisite partnership, limited liability company or corporate and, if required, partner, member or stockholder action and (b) will not (i) violate any provision of law, statute, rule, regulation or order or any Governmental Authority, (ii) violate any provision of the limited partnership agreement, the limited liability company agreement or any other constitutive document of ~~Group Holdings SBS,~~ any Loan Party or any of the Covered Subsidiaries, (iii) violate any provision of, or result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, any indenture, agreement or other instrument to which any Loan Party or any of its Covered Subsidiaries is a party or by which any of them or any of their property is bound or (iv) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Loan Party or any of its Covered Subsidiaries, that in the cases of clause (b)(i), (b)(ii) and (b)(iii) would reasonably be expected to have a Material Adverse Effect.

SECTION 4.03. Enforceability~~Enforceability~~ . This Agreement has been duly executed and delivered by each Loan Party party hereto and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

SECTION 4.04. Governmental Approvals; Other Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority or any other Person is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect or the failure to obtain which ~~could~~would not reasonably be expected to have a Material Adverse Effect.

SECTION 4.05. Financial Statements~~Financial Statements~~. The Loan Parties have heretofore furnished to the Lenders (a) the ~~combined and~~ consolidated statements of financial condition as of December 31, ~~2019 and 2018~~2020, and the related ~~combined and~~ consolidated statements of operations, changes in partners’ capital and cash flows of Group Holdings SBS, for ~~each of~~ the ~~three years~~year ended December 31, ~~2019, 2018 and 2017~~2020, audited by and accompanied by the report of Deloitte & Touche LLP ~~or KPMG LLP, as applicable~~, and (b) the unaudited ~~condensed, combined and~~ consolidated statements of financial condition as of June 30, ~~2020 and June 30, 2019~~2021 and the related ~~condensed, combined and~~ consolidated statements of operations, changes in partners’ capital and cash flows of Group Holdings SBS for the ~~nine~~six months ended June 30, ~~2020 and 2019~~2021.

Such audited financial statements fairly present, in all material respects, the ~~combined and~~ consolidated financial position and results of operations of Group Holdings SBS and such unaudited ~~condensed, combined and~~ consolidated financial statements fairly present, in all material respects, the ~~condensed, combined and~~ consolidated financial position and results of operations of Group Holdings SBS as of such date and for such periods presented. Such financial statements and the notes thereto disclose all material liabilities, direct or contingent, of Group Holdings SBS as of the date thereof, to the extent such liabilities are required to be disclosed by GAAP. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, except, in the case of such unaudited financial statements, for the absence or incompleteness of footnotes and except as otherwise disclosed therein.

SECTION 4.06. No Material Adverse Change. As of the Restatement Effective Date, there has been no material adverse change in the business, assets, operations or financial condition of the Loan Parties and the Covered Subsidiaries, taken as a whole, since December 31, ~~2019~~2020.

SECTION 4.07. Title to Properties; Possession Under Leases. Each of the Loan Parties and the Covered Subsidiaries has good title to, or valid leasehold interests in, all its material properties and assets, except for defects that do not, in the aggregate, materially interfere with the conduct of the business of the Loan Parties and the Covered Subsidiaries, taken as a whole, or the use of the properties and assets of the Loan Parties and the Covered Subsidiaries, taken as a whole, for their intended purposes, except where failure to have title or leasehold interests would not reasonably be expected to have a Material Adverse Effect. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

SECTION 4.08. Litigation; Compliance with Laws. (a) As of the ~~Restatement~~Original Effective Date, except as set forth in Schedule 4.08 there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Loan Party, threatened in writing against or affecting any Loan Party, or any of the Covered Subsidiaries, or any business, property or rights of any such Person (i) which on the date hereof involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which would be materially likely to, individually or in the aggregate, result in a Material Adverse Effect.

(b) Neither any Loan Party nor any of the Covered Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would be materially likely to result in a Material Adverse Effect.

SECTION 4.09. Agreements~~Agreements~~ . (a) Neither any Loan Party nor any of the Covered Subsidiaries is a party to any agreement or instrument or subject to any partnership, limited liability company or corporate restriction that has resulted or would be materially likely to result in a Material Adverse Effect.

(b) Neither any Loan Party nor any of the Covered Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default would be materially likely to result in a Material Adverse Effect.

SECTION 4.10. Federal Reserve Regulations. (a) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

(b) At no time will more than 25% of the combined assets of the Loan Parties and the Covered Subsidiaries consist of margin stock (as such term is defined under the Regulation U of the Board), if a violation of Regulation U or X of the Board would result.

SECTION 4.11. Investment Company Act. Neither any Loan Party nor any of the Covered Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 4.12. Tax Returns~~Tax Returns~~. Each Loan Party and each of the Covered Subsidiaries has filed or caused to be filed all Federal tax returns and all state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes the payment of which is not required by Section 6.03 or where the failure to file or pay would not be reasonably expected to have a Material Adverse Effect.

SECTION 4.13. No Material Misstatements. As of the ~~Restatement~~Original Effective Date, all information, reports, financial statements, exhibits or schedules furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken as a whole (in each case, as amended, supplemented or updated through the ~~Restatement~~Original Effective Date) and in light of the circumstances when furnished, do not contain any untrue statement of material fact or omit to state any material fact (known to any Loan Party in the case of materials not furnished by it) necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided, that to the extent that any of the foregoing was based on or constitutes a forecast or financial projection, the Loan Parties represent only that each such forecast or projection was prepared in good faith based upon assumptions believed by the Loan Parties to be reasonable at the time of preparation.

SECTION 4.14. ERISA~~ERISA~~ . (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, ~~could~~would reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that ~~could~~would reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that ~~could~~would reasonably be expected to result in a Material Adverse Effect.

(b) The Borrower represents and warrants as of the ~~Restatement~~Original Effective Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

SECTION 4.15. Subsidiaries~~Subsidiaries~~ . Schedule 4.15 sets forth, as of the Original Effective Date, the name and jurisdiction of organization of, and, as applicable, either the carried interest percentage of, or the percentage of each class of Equity Interests owned by the Borrower or any Covered Subsidiary in, each Covered Subsidiary.

SECTION 4.16. Beneficial Ownership Regulation. As of the ~~Restatement~~Original Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all material respects.

SECTION 4.17. PATRIOT Act~~PATRIOT Act.~~. To the extent applicable, each Loan Party is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the PATRIOT Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 4.18. Anti-Corruption Laws and Sanctions. The ~~Borrower has~~ParentCos have implemented and ~~maintains~~maintain in effect policies and procedures reasonably designed to ensure compliance by the ~~Borrower~~ParentCos, the Covered Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws, and the ~~Borrower~~ParentCos and the Covered Subsidiaries are in compliance in all material respects with Anti-Corruption Laws and applicable Sanctions. None of (a) ~~the Borrower~~any ParentCo, any Covered Subsidiary or, to the knowledge of ~~the Borrower~~any ParentCo or any Covered Subsidiary, any of their respective directors or officers, or (b) to the knowledge of ~~the Borrower~~any ParentCo, any agent of ~~the Borrower~~any ParentCo or any Covered Subsidiary that will act in any capacity in connection with the credit facility established hereby, is a Sanctioned Person.

ARTICLE V

Conditions

SECTION 5.01. [Reserved.]

SECTION 5.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions (unless waived by the Majority in Interest of the Revolving Lenders):

(a) The representations and warranties of the Loan Parties set forth in this Agreement (other than the representations and warranties set forth in Sections 4.06, 4.08(a) and 4.13) shall be true and correct (i) in the case of representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (x) in the case of representations and warranties qualified as to materiality, in all respects and (y) otherwise, in all material respects as of such earlier date).

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) The Administrative Agent shall have received a notice of such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit as required by Section 2.02 or 2.03(b).

Each Borrowing and each issuance, amendment, renewal or extension of any Letter of Credit, shall be deemed to constitute a representation and warranty by the Loan Parties on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section and that, after giving effect to such Borrowing, or such issuance, amendment, renewal or extension of such Letter of Credit, the aggregate Credit Exposures (or any component thereof) shall not exceed the maximum amount thereof (or the maximum amount of any such component) specified in Section 2.01(b), 2.01(c), 2.01(d) or 2.03(b).

ARTICLE VI

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, the Loan Parties covenant and agree with the Lenders that they will, and will cause each of the Covered Subsidiaries to:

SECTION 6.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect their legal existence, except as otherwise expressly permitted under Section 7.04 or 7.05.

(b) Do or cause to be done all things necessary to (i) obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of the business of the Borrower, the Guarantors and the Covered Subsidiaries, taken as a whole, except as otherwise permitted by Section 7.04 or 7.05, (ii) maintain and operate such business in substantially the manner in which it is presently conducted and operated, except as otherwise permitted by Section 7.04 or 7.05, (iii) comply with all applicable laws, rules, regulations and orders of any Governmental Authority (including ERISA, Regulations U and X and laws, rules, regulations and orders regarding the collection, payment and deposit of employees’ income, unemployment and Social Security taxes), whether now in effect or hereafter enacted and (iv) at all times maintain and preserve all property material to the conduct of the business of the Borrower, the Guarantors and the Covered Subsidiaries, taken as a whole, except as otherwise permitted by Section 7.04 or 7.05, and keep such property in good repair, working order and condition (ordinary wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted in all material respects at all times, in each case under clauses (i), (ii), (iii) and (iv) above, except where failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

SECTION 6.02. Insurance~~Insurance~~ . Maintain or cause to be maintained adequate insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary for companies in the same or similar businesses (to the extent such insurance is available at commercially reasonable rates and on commercially reasonable terms, the Lenders hereby acknowledging that certain of the ~~Guarantors~~ParentCos and the Covered Subsidiaries do not maintain general liability insurance on the ~~Restatement~~Original Effective Date and have no current intention to obtain such insurance), and maintain such other insurance as may be required by law.

SECTION 6.03. Obligations and Taxes. Pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a material Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the ~~Borrower~~relevant ParentCo or the relevant Covered Subsidiary shall have set aside on its books adequate reserves with respect thereto or if the failure to pay, discharge or contest would not reasonably be expected to have a Material Adverse Effect.

SECTION 6.04. Financial Statements, Reports, etc. Furnish to the Administrative Agent:

(a) within 120 days after the end of each fiscal year or, following a Qualifying IPO, at such earlier time as the IPO Entity may be required to file its annual report for such fiscal year under the Exchange Act (provided that the certificate required to be delivered under clause (c) below for such fiscal year may be delivered within 10 Business Days of such time), (i) prior to the consummation of a Qualifying IPO, the annual audited ~~combined and~~ consolidated statement of financial condition and the related

~~combined and~~ consolidated statements of operations, changes in partners’ capital and cash flows as of the end of and for such fiscal year of Group Holdings SBS and (ii) following the consummation of a Qualifying IPO, the annual audited consolidated statement of financial condition and the related consolidated statements of operations, changes in stockholders’ equity and cash flows as of the end of and for such fiscal year of the IPO Entity, in each case of clauses (i) and (ii) above, reported upon by Deloitte & Touche LLP or another independent registered public accounting firm of recognized national standing without any “scope of audit” qualification or statement from such accounting firm that such accounting firm believes substantial doubt exists about the ability of Group Holdings SBS or the IPO Entity, as applicable to continue as a going concern~~, and (ii) the unaudited and unconsolidated statements of results of operations and financial condition as of the end of such fiscal year of the Borrower, which will not be prepared in accordance with GAAP but will fairly present the Borrower’s results of operations and financial condition in a manner consistent with the historical financial statements of the Borrower;~~:

(b) as promptly as available, but in no event later than 90 days after the end of each of the first three fiscal quarters of each fiscal year or, following a Qualifying IPO, at such earlier time as the IPO Entity may be required to file its quarterly report for such fiscal quarter under the Exchange Act (provided that the certificate required to be delivered under clause (c) below for such fiscal quarter may be delivered within 10 Business Days of such time), (i) prior to a Qualifying IPO, the quarterly unaudited ~~condensed, combined and~~ consolidated statement of financial condition and ~~condensed, combined and~~ consolidated statements of operations, changes in partners’ capital and cash flows of Group Holdings SBS as of the end of and for such fiscal quarter and the then-elapsed portion of the fiscal year~~,~~ ; provided that the quarterly unaudited consolidated statement of financial condition, changes in partners’ capital and cash flows for the fiscal quarter ending September 30, 2021 shall not be required (but the then-elapsed portion of the fiscal year ending September 30, 2021 shall still be required) and (ii) following a Qualifying IPO, the quarterly unaudited consolidated statement of financial condition and consolidated statements of operations, changes in stockholders’ equity and cash flows of the IPO Entity as of the end of and for the periods required by any securities exchange or the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities of the IPO Entity, in each case certified by a Financial Officer as presenting fairly, in all material respects, the financial position and results of operations of Group Holdings SBS or the IPO Entity, as applicable, on a consolidated basis in accordance with GAAP consistently applied, except for the absence of footnotes or as otherwise described therein and subject to year-end audit adjustments ~~and (ii) the quarterly unaudited and unconsolidated statements of results of operations and financial condition as of the end of such fiscal quarter of the Borrower, which will not be prepared in accordance with GAAP but will fairly present the Borrower’s results of operations and financial condition in a manner consistent with the historical financial statements of the Borrower;~~:

(c) concurrently with any delivery of financial statements under clause (a) or (b) above (but subject to extension as permitted under clauses (a) and (b) above), a certificate of a Financial Officer (i) certifying that, to the best of his or her knowledge, no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth the AUM and computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the financial covenant contained in Section 7.10(b), including reasonably detailed calculations of ~~Economic Net Income (to the extent not reflected in a footnote to such financial statements~~Fee-Related Earnings (consistent with the level of detail included in any periodic reports or registration statements filed by the IPO Entity with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities), Total Indebtedness, Combined EBITDA and Leverage Ratio;

(d) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Loan Parties or the Covered Subsidiaries, or compliance with the terms of any Loan Document, as the Administrative Agent may reasonably request; and

(e) promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

Notwithstanding the foregoing, (i) if the ~~combined and consolidated~~ financial statements of Group Holdings SBS or the IPO Entity, as applicable, delivered under clause (a) or (b) above do not include the assets and results of operations of each of the Guarantors (including any Person that becomes a Guarantor pursuant to Section 2.14 for purposes of complying with Section 7.07), the Loan Parties covenant and agree to furnish to the Administrative Agent equivalent audited or unaudited, as the case may be, consolidated financial statements of each of the Guarantors not so included in the financial statements delivered under clause (a) or (b) above and (ii) at any time the ~~combined and consolidated~~ financial statements of Group Holdings SBS or the IPO Entity, as applicable, delivered under clause (a) or (b) above include the assets and results of operations of any Excluded Subsidiary, the Loan Parties covenant and agree to furnish to the Administrative Agent adjustments to the financial statements delivered under clause (a) or (b) above to eliminate the assets and results of operations of all Excluded Subsidiaries. The financial statements or adjustments required by the preceding sentence shall be furnished to the Administrative Agent at the times the corresponding financial statements are required to be delivered under clause (a) or (b) above, as applicable.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”); and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or any Subsidiary or Affiliate thereof, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’

securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the world “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” by the Borrower are permitted to be made available through a portion of the Platform designated as “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not marked as “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

SECTION 6.05. Litigation and Other Notices~~Litigation and Other Notices~~. Promptly after any Loan Party becomes aware thereof, furnish to the Administrative Agent written notice of the following:

(a) any Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b) the filing or commencement of, or the written notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against any Loan Party or any Affiliate thereof which has a reasonable likelihood of being adversely determined and which, if adversely determined, would be materially likely to result in a Material Adverse Effect;

(c) any development that has resulted in, or would be materially likely to result in, a Material Adverse Effect; and

(d) the provision of a Rating of the ~~Borrower~~ParentCos by S&P, Moody’s or Fitch, or any change in any such Rating (including if any of S&P, Moody’s or Fitch no longer has an effective rating of the ~~Borrower~~ParentCos ).

SECTION 6.06. ERISA~~ERISA~~ . Promptly after any Loan Party becomes aware thereof, furnish to the Administrative Agent written notice of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, ~~could~~would reasonably be expected to result in a Material Adverse Effect.

SECTION 6.07. Maintaining Records; Access to Properties and Inspections. Maintain ~~all financial records~~proper books of record and account containing entries of all material financial transactions and matters involving the assets and business of the Loan Parties and Covered Subsidiaries that permit the preparation of consolidated financial statements in accordance with GAAP ~~(including sufficient records to permit the computation of Economic Net Income),~~ and permit any representatives designated by any Lender to visit and inspect the financial records and the properties of any Loan Party or any Covered Subsidiary at reasonable times upon reasonable notice and as often as reasonably requested and to make extracts from and copies of such financial records (subject to Section 10.07), and permit any representatives affiliated with and designated by any Lender to discuss the affairs, finances and condition of any Loan Party or any Covered Subsidiary with the officers thereof and, upon reasonable notice to the applicable ~~Guarantor~~Loan Party, independent accountants therefor.

SECTION 6.08. Use of Proceeds~~Use of Proceeds~~. The proceeds of the Loans will be used to (a) refinance existing Indebtedness, (b) finance the working capital needs and for other general corporate purposes of the ~~Borrower~~ParentCos and the Covered Subsidiaries, (c) make acquisitions and investments, (d) fund general and limited partner commitments and for any other purpose not otherwise prohibited under the Loan Documents~~; provided that such proceeds shall not be applied to make Restricted Payments~~.

SECTION 6.09. Compliance with Laws. (a) The ~~Borrower~~ParentCos will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the ~~Borrower~~ParentCos , the Covered Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws.

(b) The proceeds of a Borrowing or any Letters of Credit will not be used by ~~the Borrower~~any ParentCo or any Covered Subsidiary directly or, to its knowledge, indirectly, (i) for the purpose of funding or financing the activities of or any transaction with any Person with whom dealings are prohibited under any Sanctions administered by OFAC at the time of such financing (except to the extent licensed or approved by OFAC or such activities or the financing thereof would not be prohibited for a U.S. person pursuant to OFAC) or (ii) in violation of any Anti-Corruption Laws or Sanctions.

ARTICLE VII

Negative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, the Loan Parties covenant and agree with the Lenders that they will not, and will not cause or permit any of the Covered Subsidiaries to:

SECTION 7.01. Indebtedness~~Indebtedness~~ . Incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created under the Loan Documents, including pursuant to any Incremental Facility;

(b) Indebtedness existing on the Restatement Effective Date and set forth on Schedule 7.01 (but excluding any extensions, renewals or refinancings of any such Indebtedness~~);~~ that increases the principal amount of such Indebtedness being extended, renewed or refinanced (other than by (A) an amount equal to unpaid accrued interest, penalties and premiums (including tender premiums) thereon plus underwriting discounts and other customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant extension, renewal or refinancing and (B) an amount equal to any existing commitments unutilized thereunder));

(c) Indebtedness of ~~the Borrower~~any ParentCo or any Covered Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets; provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (B) the aggregate principal amount of Indebtedness permitted by this clause (c) shall not exceed $10,000,000 at any time outstanding;

(d) Indebtedness of ~~the Borrower~~any ParentCo or any Covered Subsidiary under Hedging Agreements entered into in the ordinary course of business and not for purposes of speculation to hedge or mitigate risks to which ~~the Borrower~~any ParentCo or any Covered Subsidiary has actual exposure including, without limitation, risks relating to operating expenses;

(e) Indebtedness of ~~the Borrower~~any ParentCo or any Covered Subsidiary owing to ~~the Borrower~~any ParentCo or any Covered Subsidiary;

(f) Permitted Indebtedness; provided that, after giving effect to the incurrence thereof and any substantially simultaneous use of proceeds thereof, no Default or Event of Default shall have occurred and be continuing and the Leverage Ratio shall on a pro forma basis be less than 4.00 to 1.00;

(g) (i) Indebtedness of any Loan Party or any successor or Subsidiary thereof that is a Covered Subsidiary under Back-to-Back Lending Facilities, and Guarantees of such Indebtedness by any Loan Party or any successor or Subsidiary thereof that is a Covered Subsidiary, which Guarantees are secured (if at all) in a manner substantially the same as such Back-to-Back Lending Facilities, and (ii) Guarantees by any Loan Party or any successor or Subsidiary thereof that is a Covered Subsidiary of, or letters of credit for the account of any Loan Party or any successor or Subsidiary thereof that is a Covered Subsidiary supporting, Indebtedness incurred by former or current employees or consultants of ~~the Borrower~~any ParentCo or any Covered Subsidiary for a comparable purpose, in an aggregate amount for all such Back-to-Back Lending Facilities and Guarantees (including letters of credit supporting such Indebtedness) established pursuant to the foregoing clauses (i) and (ii) not to exceed $100,000,000 at any time outstanding;

(h) Permitted Acquisition Indebtedness; provided that, after giving effect to the incurrence thereof and the use of proceeds therefrom, no Default or Event of Default shall have occurred and be continuing, the Loan Parties shall be in pro forma compliance with the financial covenants set forth in Section 7.10 and the Leverage Ratio shall on a pro forma basis be less than 4.00 to 1.00; ~~and~~

(i) additional Indebtedness of the ~~Borrower~~ParentCos and the Covered Subsidiaries in an aggregate principal amount that does not exceed $50,000,000 at any time outstanding;

(j) Indebtedness under the Term Loan Credit Agreement in an aggregate principal amount that does not exceed $300,000,000 at any time outstanding, provided that such Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of the IPO Entity, any ParentCo or any Subsidiary of a ParentCo that is not a Loan Party hereunder; and

(k) Indebtedness under (x) the revolving note dated as of July 27, 2021 by TPG Capital BD, LLC payable to JPMorgan Chase Bank, N.A. (including any extensions, renewals or refinancings of any such Indebtedness) and (y) the revolving note dated as of July 27, 2021 by TPG Capital BD, LLC payable to Citibank, N.A. (including any extensions, renewals or refinancings of any such Indebtedness) and, in each case of clauses (x) and (y) above, any Guarantees of such Indebtedness by any Loan Party or any successor or Subsidiary thereof that is a Covered Subsidiary;

provided that the aggregate principal amount of all Indebtedness incurred pursuant to clauses (g), ~~(h)~~ and (i) of this Section 7.01 shall not exceed $150,000,000 at any time outstanding.

Notwithstanding any of the foregoing, no portion of any Indebtedness incurred by any of the Securitization Entities shall be guaranteed by any Loan Party or Covered Subsidiary other than pursuant to standard securitization undertakings or a customary “bad boy” guarantee.

SECTION 7.02. Liens ~~Liens~~. Create, incur, assume or permit to exist any Lien on any property or assets now owned or hereafter acquired by it (including, in the case of securities owned by it, by the sale of such securities pursuant to any repurchase agreement or similar arrangement) or assign or sell any income or revenues or rights in respect of any thereof, except:

(a) Liens on property or assets of any Loan Party or any Covered Subsidiary existing on the Restatement Effective Date and set forth in Schedule 7.02; provided that such Liens (A) shall secure only those obligations that they secure on the Restatement Effective Date and (B) shall encumber only those properties and assets of such Loan Party or such Covered Subsidiary that they encumber on the Restatement Effective Date;

(b) any Lien existing on any property or asset prior to the acquisition thereof by any Loan Party or any Covered Subsidiary or existing on any asset of any Person that becomes a Covered Subsidiary after the Effective Date prior to the time such Person becomes a Covered Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Covered Subsidiary, as the case may be, (B) such Lien does not apply to any other property or assets of any Loan Party or any Covered Subsidiary and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Covered Subsidiary, as the case may be;

(c) Permitted Encumbrances;

(d) [reserved];

(e) other Liens not otherwise permitted by this Section 7.02 securing Indebtedness or other obligations permitted to be incurred hereunder in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;

(f) Liens on assets of Holdings II Sub or any successor or Subsidiary thereof securing any Indebtedness permitted pursuant to Section 7.01(g);

(g) Liens required to be created pursuant to this Agreement or the other Loan Documents or Liens otherwise securing the Obligations;

(h) Liens securing Indebtedness under Hedging Agreements permitted in accordance with Section 7.01(d); ~~and~~

(i) Liens securing Indebtedness permitted pursuant to Section 7.01(c).;

(j) Liens securing Indebtedness under the Term Loan Credit Agreement; provided that the Obligations are secured by such Liens on an equal and ratable basis pursuant to documentation reasonably acceptable to the Administrative Agent; provided further that any Lien created to secure the Obligations pursuant to this Section 7.02(j) shall be deemed automatically and unconditionally released and discharged upon the release and discharge of the Liens securing Indebtedness under the Term Loan Credit Agreement and in connection with any such release or discharge, the Administrative Agent shall promptly execute and deliver to the relevant Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such release or discharge, without recourse to or warranty by the Administrative Agent; and

(k) Liens securing Indebtedness permitted pursuant to Section 7.01(k).

SECTION 7.03. Certain Loans and Advances.

(a) Make or permit to exist loans or advances to former or current employees or consultants of any Loan Party, any Covered Subsidiary or any Affiliate of any Loan Party or Covered Subsidiary (or to any trust or other investment vehicle for, or for the benefit of, any such employee or consultant) except (i) Fund Investment Loans funded by (A) Back-to-Back Lending Facilities permitted pursuant to Section 7.01(g) or (B) cash on the balance sheet of the Person making such loan, including cash on the balance sheet as a result of borrowings under this Agreement or other Indebtedness permitted hereunder (provided, however, that upon the occurrence and during the continuance of an

Event of Default, none of the Loan Parties or Covered Subsidiaries shall be permitted to make any new loans or advances under this clause (B)); provided that the aggregate amount of Fund Investment Loans made under clause (A) and (B) together shall not exceed $100,000,000 at any time outstanding and (ii) other loans or advances to employees or consultants (or to any trust or other investment vehicle for, or for the benefit of, any such employee or consultant) in a principal amount not in excess of $25,000,000 at any time outstanding; or

(b) Make loans, equity contributions or advances to a Securitization Entity if, either before or after giving effect to such loans, equity contributions or advances, the Loan Parties would not be in pro forma compliance with the financial covenants set forth in Section 7.10.

SECTION 7.04. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of the consolidated assets (including by way of a sale or transfer of Equity Interests of any Subsidiary) of the Loan Parties (whether now owned or hereafter acquired), except that:

(a) the Loan Parties and the Covered Subsidiaries may sell assets or properties in the ordinary course of business;

(b) the Loan Parties and the Covered Subsidiaries may sell, transfer, lease or otherwise dispose of any assets or property in transactions only among the Loan Parties and the Covered Subsidiaries;

(c) (i) any Loan Party or Covered Subsidiary may merge, consolidate or liquidate with or into a Loan Party in a transaction in which such Loan Party is the surviving entity; provided that if the Borrower merges, consolidates or liquidates with or into ~~a~~another Loan Party in which such Loan Party is the surviving entity, such Loan Party shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party and (ii) any Covered Subsidiary may merge, consolidate or liquidate with or into any other Covered Subsidiary in a transaction in which the surviving entity is a Covered Subsidiary and no Person other than a Loan Party or a Covered Subsidiary receives any consideration;

(d) the Loan Parties and the Covered Subsidiaries may sell, transfer or otherwise dispose of any assets or property for cash or other consideration reasonably determined by the Loan Parties to be in an amount at least equal to the fair value of such assets or property; ~~and~~

(e) the Loan Parties and the Covered Subsidiaries may enter into mergers and consolidations to effect asset acquisitions; provided that if the Borrower merges or consolidates with any other Person and if the Person formed by or surviving any such merger or consolidation is not the Borrower, such Person shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party; and

(f) the Loan Parties and the Covered Subsidiaries may at any time and from time to time consummate all or any part of the Permitted Reorganization;

provided that in the case of any transaction under clause (c) above, and if the transaction has a value of $25,000,000 or more, clauses (d) and (e) above, the Loan Parties are in compliance with the Financial Covenants on a pro forma basis immediately after giving effect to such transaction.

SECTION 7.05. Business of the Loan Parties and the Covered Subsidiaries. Engage in any new business, cease to engage in any business or change the character of any business in which it is engaged if as a result the Loan Parties, taken as a whole, would no longer be primarily engaged, directly or indirectly, in the businesses of general investment banking, merchant banking, asset management or investment advisory services and investment or financial services.

SECTION 7.06. Amendment of Certain Agreements. Make or permit to be made any amendment, modification, rescission or termination of, or waive any of the rights under, any documents relating to the organization or existence of any Covered Subsidiary or ~~Group Holdings SBS or~~ any agreements or arrangements relating to any Management Fees or Carried Interest received by or payable to the Covered Subsidiaries, or by any Covered Subsidiaries to any Loan Party ~~or Group Holdings SBS~~, in each case that materially impairs (a) the creditworthiness of the Loan Parties (taken as a whole) or (b) the rights or interests of the Lenders hereunder, including any significantly adverse amendment or change that would prohibit, impair, delay or otherwise adversely affect the manner or relative amounts of the distribution of Carried Interests payments or Management Fees to the Loan Parties (taken as a whole) (it being understood that this Section 7.06 shall not in any way limit amendments or agreements that reduce the Carried Interests or Management Fees paid to the Covered Subsidiaries without changing the portion of Carried Interests or Management Fees distributed to the Covered Subsidiaries, on one hand, relative to the portion distributed or paid to the principals, managers or employees or third-party equity investors in the Covered Subsidiaries, on the other); provided that amendments, modifications and waivers (i) reflecting the admission, substitution, withdrawal or removal of partners or ~~member~~members, as applicable, in any Guarantor or the Borrower; (ii) reflecting a change in the name of any Loan Party, the location of the principal place of business of any Loan Party, the registered agent of any Loan Party or the registered office of any Loan Party; (iii) determined by the general partner or the managing member of a Loan Party, as applicable, to be necessary or appropriate to address changes in U.S. Federal income tax regulations, legislation or interpretation; ~~or~~ (iv) reflecting a change in the fiscal year or taxable year of any Loan Party and any other changes that the general partner or the managing member, as applicable, of a Loan Party determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of any Loan Party including a change in the dates on which distributions are to be made by any Loan Party or (v) in connection with all or any part of the Permitted Reorganization, shall be permitted.

SECTION 7.07. Ownership of Core Businesses. The Loan Parties will not permit any Equity Interests (including general partnership interests) in a Core Business Entity that are owned or controlled by the Borrower~~, TPG Partner Holdings, L.P. or Group Holdings SBS~~ or any other ParentCo, either directly or through direct or indirect Subsidiaries, to be owned by any Person other than the ~~Guarantors~~ParentCos and Covered Subsidiaries of the ~~Guarantors~~ParentCos (unless such Core Business Entity is itself a Loan Party); provided that the foregoing shall not require any Excluded Subsidiary to be owned by the ~~Guarantors~~ParentCos and Covered Subsidiaries of the ~~Guarantors~~ParentCos and the foregoing shall not prohibit all or any part of the Permitted Reorganization.

SECTION 7.08. Restricted Payments~~Restricted Payments. Declare.~~ Solely until the date a Qualifying IPO is consummated, declare, make or pay, directly or indirectly, any Restricted Payment when a Default has occurred and is continuing; provided that, (i) each Covered Subsidiary may make Restricted Payments to a Loan Party and any other Person that owns an Equity Interest in such Covered Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made, (ii) each Loan Party, to the extent it is classified as a pass-through or disregarded entity for U.S. Federal income tax purposes, may make Tax Distributions in respect of any taxable year of such Loan Party; provided that such cash distributions shall not exceed the tax liability calculated based on the highest aggregate marginal U.S. Federal, state and local income tax rate applicable to any partner or member (or owner thereof, as appropriate), as applicable, for such year as a result of owning direct or indirect Equity Interests in such Loan Party ~~and (iii) following the date a Qualifying IPO is consummated, the Loan Parties will be permitted to make distributions to the IPO Entity in an amount and to the extent necessary to fund the payment of any regular quarterly dividend to public stockholders of the IPO Entity (and related distributions required to be made concurrently to holders of other classes of Equity Interests of the Loan Parties) within 60 days after the date of declaration of such regular quarterly dividend if such distributions would have been permitted by Section 7.08 (without giving effect to this clause (iii)) on the date of declaration.~~(notwithstanding the differing actual tax liabilities of, and disproportionate allocation of taxable income to, such direct or indirect owners pursuant to Section 704(c) of the Internal Revenue Code and disregarding any adjustments under Section 743 of the Internal Revenue Code), (iii) [reserved], (iv) the Loan Parties may make the Specified Distribution and (v) the Loan Parties may at any time and from time to time consummate all or any part of the Permitted Reorganization.

SECTION 7.09. Restrictive Agreements~~Restrictive Agreements~~. Directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that restricts or imposes any condition upon the ability of any Covered Subsidiary (other than any Loan Party) to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to ~~the Borrower~~any ParentCo or any Covered Subsidiary or to Guarantee Indebtedness of ~~the Borrower~~any ParentCo or any Covered Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by any Loan Document, (B) restrictions and conditions existing on the Effective Date identified on Schedule 7.09 (but shall apply to any extension or renewal that expands the scope of, or any amendment or modification expanding the scope of, any such restriction or condition) and (C) in the case of any Covered Subsidiary

(other than a Covered Subsidiary that is ~~an Investment~~a Successor Management ~~Entity~~Company) that is not a Wholly-Owned Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement; provided that such restrictions and conditions apply only to such Covered Subsidiary and to any Equity Interests in such Covered Subsidiary; provided further that the Loan Parties shall not permit the organizational documents or similar agreements of any ~~Investment~~Successor Management ~~Entity~~Company to contain any such restrictions and conditions and (ii) the foregoing shall not apply to (A) customary restrictions and conditions contained in agreements relating to the sale of a Covered Subsidiary, or a business unit, division, product line or line of business, that is applicable solely pending such sale; provided that such restrictions and conditions apply only to the Covered Subsidiary, or the business unit, division, product line or line of business, that is to be sold and such sale is permitted hereunder or (B) restrictions and conditions imposed by agreements relating to Indebtedness of any Covered Subsidiary permitted pursuant to Section 7.01; provided that such restrictions and conditions apply only to such Covered Subsidiary. Nothing in this paragraph shall be deemed to modify the requirements set forth in the definition of the term “Guarantee Requirement” or the obligations of the Loan Parties under Section 2.14 hereof.

SECTION 7.10. Financial Covenants~~Financial Covenants~~. (a) Permit the AUM of the ~~Borrower~~ParentCos and the Covered Subsidiaries at the end of any fiscal quarter or at the time of any Fund Termination Event to be less than the then-applicable Minimum AUM Amount.

(b) Permit the Leverage Ratio on the last day of any fiscal quarter to be greater than 4.0 to 1.0.

ARTICLE VIII

Events of Default and Remedies

SECTION 8.01. Events of Default. In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made by or on behalf of any Loan Party or any Covered Subsidiary in connection with the Borrowings hereunder, in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statements or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) any Loan Party or any Covered Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 6.01(a) ~~or~~(in respect of a Loan Party) or 6.05(a) or in Article VII;

(e) any ~~Guarantor~~ParentCo or any Covered Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or the Required Lenders to the Borrower;

(f) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Significant Subsidiary or for a substantial part of its assets or (iii) the winding-up or liquidation of any Loan Party or any Significant Subsidiary, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) any Loan Party or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 8.01(g), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (v) make a general assignment for the benefit of creditors ~~or (vi) take any partnership or formal action for the purpose of effecting any of the foregoing~~;

(i) a Change in Control shall occur;

(j) one or more final judgments for the payment of money in an aggregate amount in excess of $25,000,000 (to the extent not adequately covered by insurance) shall be rendered against any Loan Party, any Significant Subsidiary or any combination thereof and the same shall remain undismissed, unvacated, unsatisfied and undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action that has not been effectively stayed shall be legally taken by a judgment creditor to levy upon assets or properties of any Loan Party or any Significant Subsidiary to enforce any such judgment;

(k) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, ~~could~~would reasonably be expected to result in a Material Adverse Effect; or

(l) any Guarantee purported to be created under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect and enforceable against each Guarantor in all material respects in accordance with its terms (other than as a result of a release or discharge of such Guarantor in accordance with the Loan Documents);

then, and in every such event (other than an event with respect to ~~a Loan Party~~the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be forthwith due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other obligations of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.03(i), in each case without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to ~~a Loan Party~~the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other obligations of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall automatically become due, in each case without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

SECTION 8.02. Application of Funds. After the exercise of remedies provided for in Section 8.01 (or after the Loans have automatically become immediately due and payable and the LC Exposures have automatically been required to be Cash Collateralized as set forth in Section 8.01), any amounts received on account of the Obligations shall, subject to Section 2.12, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including reasonable fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including reasonable fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Fifth, to the Administrative Agent for the account of the applicable Issuing Banks, to Cash Collateralize that portion of LC Exposures comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.16;

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX

The Administrative Agent

SECTION 9.01. Appointment and Authority. Each of the Lenders and Issuing Banks hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any Guarantor shall have rights as a third party beneficiary of any of such provisions, except with respect to the provisions set forth in Section 9.06 relating to the consent of the Borrower to appoint a successor Administrative Agent. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 9.02. Rights as a Lender~~Rights as a Lender~~. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 9.03. Exculpatory Provisions~~Exculpatory Provisions~~. The Administrative Agent and the Arrangers shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and the Arrangers, as applicable:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law;

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose to any Lender or any Issuing Bank any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, any Arranger or any of their respective Affiliates in any capacity;

(d) shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans or disclosure of confidential information, to any Disqualified Institution;

(e) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, an Issuing Bank or a Lender; and

(f) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 9.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 9.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 9.06. Resignation of Administrative Agent. The Administrative Agent may at any time give sixty (60) days’ prior notice of its resignation to the Lenders, the Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, and, with the consent of the Borrower (such consent not to be unreasonably withheld) (or, if an Event of Default pursuant to Section 8.01(b), (c), (g) or (h) has occurred and is continuing, in consultation with the Borrower), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided that if any such potential successor is not classified as a “U.S. person” and a “financial institution” within the meaning of Treasury Regulation Section 1.1441-1, then the Borrower shall have the right to prohibit such potential successor from becoming the Administrative Agent in its reasonable discretion. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then (i) if the retiring Administrative Agent provides written notice to the Borrower that it wants the ability to exercise its right to seek appointment of a successor Administrative Agent, the retiring Administrative Agent, with the consent of the Borrower (such consent not to be unreasonably withheld) (or, if an Event of Default pursuant to Section 8.01(b), (c), (g) or (h) has occurred and is continuing, in consultation with the Borrower), may (but shall not be obligated to) on behalf of the Lenders appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if any such potential successor is not classified as a “U.S. person” and a “financial institution” within the meaning of Treasury Regulation Section 1.1441-1, then the Borrower shall have the right to prohibit such potential successor from becoming the Administrative Agent in its reasonable discretion and (ii) otherwise, the Borrower may (but shall not be obligated to) appoint a successor Administrative Agent. If no such successor shall have been so appointed as set forth above and shall have accepted such appointment within sixty (60) days after the retiring Administrative Agent gives notice of its resignation, then the Borrower may (but shall not be obligated to) appoint a successor Administrative Agent. If no qualifying Person has accepted such appointment within sixty (60) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders and the Borrower) (the “Resignation Effective Date”), then such resignation shall nonetheless become effective in accordance with such notice on the Resignation Effective Date.

(a) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and with the consent of the Borrower (such consent not to be unreasonably withheld) (or, if an Event of Default pursuant to Section 8.01(b),

(c), (g) or (h) has occurred and is continuing, in consultation with the Borrower), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(b) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as a successor Administrative Agent is appointed as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

SECTION 9.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arrangers, any Issuing Bank or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers, any Issuing Bank or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 9.08. No Other Duties; Etc~~No Other Duties; Etc~~. Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, an Issuing Bank or a Lender hereunder.

SECTION 9.09. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any Guarantor, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposures and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, Issuing Banks and the Administrative Agent under Sections 2.07 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.

SECTION 9.10. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Guarantor that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Revolving Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Guarantor, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Revolving Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 9.11. Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount. The provisions of this Section 9.11 are intended to reflect an agreement among the Lenders, Issuing Banks and the Administrative Agent and the provisions hereof shall not constitute or create any obligations on the part of the Borrower or any other Loan Party.

ARTICLE X

Miscellaneous

SECTION 10.01. Amendments, Etc. Subject to Section 3.03(c), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any Guarantor therefrom, shall be effective unless in writing entered into by the Required Lenders and the Borrower (and/or the Guarantors, as applicable) (or by the Administrative Agent with the consent of the Required Lenders and the Borrower (and/or the Guarantors, as applicable)), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

(a) no such amendment, waiver or consent shall:

(i) increase the Revolving Commitment of a Lender without the written consent of such Lender whose Revolving Commitment is being increased (it being understood and agreed that a waiver of any condition precedent as set forth in Section 5.02 or of any Default, Event of Default, mandatory prepayment or a mandatory reduction in Revolving Commitments, if any, is not considered an increase in Revolving Commitments of any Lender);

(ii) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal (excluding mandatory prepayments), interest, fees or other amounts due to a Lender or the required date of reimbursement of any LC Disbursement, including, without limitation, by amending the definition of “Maturity Date”, without the written consent of any such Lender entitled to receive such payment;

(iii) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (i) of the final proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment of principal, interest, fees or other amounts; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate”;

(iv) change Section 8.02 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;

(v) release all or substantially all of the value of ~~any Guarantee~~the Guarantees under the Guarantee Agreement without the written consent of each Lender; or

(vi) change any provision of this Section 10.01(a) or the definition of “Required Lenders” without the written consent of each Lender directly and adversely affected thereby; provided that, an Incremental Facility Amendment or another amendment that is approved by the Required Lenders, may amend the provisions of this Section 10.01(a) and the definition of “Required Lenders” to include references to any new Class of Loans created under this Agreement pursuant to Section 2.18 on substantially the same basis as the corresponding references relating to the existing Classes of Loans or Lenders.

(b) unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

(c) unless also signed by such Issuing Bank, no amendment, waiver or consent shall affect the rights or duties of any Issuing Bank under this Agreement or any other Loan Document;

provided, however, that notwithstanding anything to the contrary herein:

(i) any Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto;

(ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Revolving Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender;

(iii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein;

(iv) the Required Lenders shall determine whether or not to allow the Borrower (or any Guarantor) to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders; and

(d) this Agreement may, in the Administrative Agent’s reasonable discretion, be amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is not objected to in writing by the Required Lenders to the Administrative Agent within ten Business Days following receipt of notice thereof and if such amendment or waiver is effectuated in order to cure ambiguities or defects, any obvious error or any error or omission of a technical nature. The Administrative Agent shall promptly notify each Lender of any such amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any such amendment, this Agreement or the applicable Loan Document shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of such amendment evidenced thereby. Notwithstanding the foregoing, any provision of this Agreement requiring the consent of all Lenders or all affected Lenders to amend or waive may be amended by an agreement in writing entered into by the Loan Parties, the Required Lenders and the Administrative Agent if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

SECTION 10.02. Notices and Other Communications; Facsimile Copies.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.02(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Loan Parties or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02;

(ii) if to any Issuing Bank, to the address, facsimile number, electronic mail address or telephone number recently specified by it in a notice delivered to the Administrative Agent and the Borrower (or, in the absence of any such notice, address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire); and

(iii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless otherwise notified by the Administrative Agent to the Borrower, the Borrower may satisfy its obligation to deliver documents or notices to the Administrative Agent or the Lenders under Sections 6.04, 6.05 and 6.06 by delivering an electronic copy to such e-mail address as provided to the Borrower in a notice from the Administrative Agent).

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) Information. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 10.03. No Waiver; Cumulative Remedies. No failure by any Lender, any Issuing Bank or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.01 for the benefit of all the Lenders, the Issuing Banks or any other holder of any Obligations; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Bank from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.11), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower or any Guarantor under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 10.04. Expenses; Indemnity; and Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable documented out-of-pocket expenses incurred (and submitted with backup documentation supporting such reimbursement request) by the Administrative Agent, any Issuing Bank and each Arranger (including the reasonable and documented fees, charges and disbursements of one outside counsel for the Administrative Agent and the Arrangers taken as a whole and, if necessary, of one local counsel in any material jurisdiction), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, submitted with backup documentation supporting such reimbursement request (but limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of one outside counsel to the Administrative Agent and the Lenders taken as a whole and, if necessary, of one local counsel in any material jurisdiction), in connection with the enforcement or protection of their rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04 or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities and related reasonable out-of-pocket expenses (including the reasonable and documented fees, charges and disbursements of one outside counsel for all Indemnitees and, if necessary, one local counsel in any material jurisdiction and, solely in the case of an actual conflict of interest, one additional counsel per affected Indemnitee or group of Persons capable of being represented separately by a single counsel) (and submitted with backup documentation supporting such reimbursement request) to which any such Indemnitee may become subject (but excluding Taxes which are the subject matter of Section 3.01 other than the net amount of any Taxes related to amounts paid pursuant to this Section 10.04(b)), arising out of or in connection with (x) this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (y) any Loan or Letter of Credit (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or the use or proposed use of the proceeds therefrom, or (z) any third-party claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any Guarantor, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (ii) result from a claim brought by the Borrower or any Guarantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Guarantor has obtained a final judgment in its favor on such claim as determined by a court of competent jurisdiction or (iii) does not directly involve an act or omission of the Borrower or any of its Affiliates and is brought by an Indemnitee against any other Indemnitee (any claim covered by clauses (i), (ii) or (iii), a “Barred Claim”). Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section 10.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Bank or any Related Party of any of the foregoing (and without limiting their obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentages (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such Issuing Bank in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, neither (x) the Borrower nor (y) the Administrative Agent (and any sub-agent thereof), each Issuing Bank, each Lender, and each Related Party of any of the foregoing Persons (each of the foregoing persons in clause (y), a “Lender Related Person”) shall assert, and the Borrower and each Lender Related Person hereby waives, and acknowledges that no other Person shall have, any claim against any Lender Related Person or the Borrower, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; it being understood that this sentence does not limit the Borrower’s indemnification obligations with respect to such damages owed ~~to~~ by an Indemnitee to a third party other than in connection with a Barred Claim of such Indemnitee. Neither the Borrower nor any Lender Related Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby unless such damages were caused by the Borrower’s (or any Guarantor’s) or such Lender Related Person’s gross negligence or willful misconduct, as determined in a final judgment by a court of competent jurisdiction.

(e) Payments. All amounts due under this Section 10.04 shall be payable not later than twenty Business Days after written demand therefor (accompanied by back up documentation). Notwithstanding any of the foregoing in clauses (a) and (b) of this Section 10.04, each Indemnitee (and its Related Parties) shall be obligated to refund or return promptly any and all amounts paid by the Borrower under this Section 10.04 to such Indemnitee to the extent such Indemnitee (or its Related Parties) is not entitled to payment of such amount in accordance with the terms hereof.

(f) Survival. The agreements in this Section 10.04 and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent and each Issuing Bank, the replacement of any Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all the other Obligations.

SECTION 10.05. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower or any Guarantor is made to the Administrative Agent, any Issuing Bank or any Lender, or the Administrative Agent, any Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the Issuing Banks under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

SECTION 10.06. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may assign all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Revolving Commitment and the Loans) at any time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(x) in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment and the related Loans at the time owing to it or in the case of an assignment to a Lender, no minimum amount need be assigned; and

(y) in any case not described in Section 10.06(b)(i)(x), the aggregate amount of the Revolving Commitment or, if the Revolving Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the “Trade Date” specified in the Assignment and Assumption, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default pursuant to Section 8.01(b), (c), (g) or (h) (in the case of clauses (g) and (h), with respect to the Borrower) has occurred and is continuing at the time of such assignment, the Borrower otherwise consents.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Loans and Revolving Commitments, and rights and obligations with respect thereto, assigned, except that this Section 10.06(b)(ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations in respect of its Revolving Commitment (and the related Revolving Loans thereunder) on a non-pro rata basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 10.06(b)(i)(y) and, in addition:

(A) the prior written consent of the Borrower shall be required unless an Event of Default under Section 8.01(b), (c), (g) or (h) (in the case of clauses (g) and (h), with respect to the Borrower) has occurred and is continuing at the time of such assignment; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned) shall be required for assignments in respect of any Revolving Commitment if such assignment is to a Person that is not a Lender or an Affiliate of such Lender (and provided that only prior notice to and not the consent of the Administrative Agent shall be required for any assignment of Incremental Term Loans or Incremental Term Commitments); and

(C) the consent of each Issuing Bank (such consent not to be unreasonably withheld, delayed or conditioned) shall be required for any assignment; provided that no consent of the Issuing Bank shall be required for any assignment of Incremental Term Loans or Incremental Term Commitments; and

(D) except as expressly permitted pursuant to Section 10.07(f)(i), no Lender may provide any Information (as defined in Section 10.07) to any prospective Lender, Participant or pledgee without the prior written consent of the Borrower.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (w) to any Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (w), (x) to a natural Person, (y) to any Person that fails to make a representation that it is a Qualified Person or (z) to a Disqualified Institution.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any Issuing Bank or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note or Notes to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amounts (and stated interest) of the Loans and LC Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent demonstrable error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. A Lender may, but only with the prior written consent of the Borrower, and notice to the Borrower and the Administrative Agent, in accordance with applicable Law, sell participations to any Person (other than a natural Person, a Defaulting Lender, the Borrower or any of the Borrower’s Affiliates or Subsidiaries, a Person that fails to represent to such Lender that it is a Qualified Person or a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the Loans at any time owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (vi) of the Section 10.01(a) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 10.06 (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation); provided that such Participant (i) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section 10.06 and (ii) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.11 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letters of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent demonstrable error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Revolving Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto or grant such pledgee or assignee enforcement rights prior to a foreclosure on such pledge or assignment or any voting rights.

(f) Lender Representations. Each Lender, by the execution and delivery of an Assignment and Assumption or other documentation by which it became a Lender hereto, hereby represents and warrants to the Borrower and the Administrative Agent that (i) it is a Qualified Person and (ii) as of the date of execution of such Assignment and

Assumption or other applicable documentation such Lender has not (x) sold a participation to a Person that is not a Qualified Person or (y) agreed to (1) assign its Revolving Commitments or Loans to a Person that is not a Qualified Person, or (2) sell a participation to a Person that is not a Qualified Person.

(g) Disqualified Institutions. (i) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender or participant and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (g)(i) shall not be void, but the other provisions of this clause (g) shall apply.

(ii) If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Revolving Commitment and/or (B) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 10.06), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents; provided that (i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b) and (ii) such assignment does not conflict with applicable Laws.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B)(x) for

purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv) The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders or (B) provide the DQ List to each Lender requesting the same.

SECTION 10.07. Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below) and to not use the Information for any purpose except in connection with the Loan Documents, except that Information may be disclosed (a) to its Affiliates, its auditors and to its Related Parties whom it reasonably determines needs to know such information in connection with this Agreement and the transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or in connection with any pledge or assignment permitted under Section 10.06(e), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case such disclosing Person agrees to inform the Borrower promptly thereof prior to such disclosure to the extent not prohibited by law, rule or regulation and to the extent reasonably practicable so that the Borrower may seek a protective order or other appropriate remedy (including by participation in any proceeding to which the Administrative Agent or any such Lender is a party, and each of them hereby agrees to use reasonable effort to permit the Borrower to do so)), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan

Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement (x) containing provisions substantially the same as (or containing provisions more restrictive than) those of this Section 10.07 and (y) listing the Borrower as an express third party beneficiary, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the Borrower and its obligations (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (g) on a confidential basis to (i) any rating agency in connection with rating the ~~Borrower or its~~ParentCos or Subsidiaries of any ParentCo or the credit facility provided hereunder or (ii) the provider of any Platform or other electronic delivery service used by the Administrative Agent to deliver Borrower Materials or notices to the Lenders, (h) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facility provided hereunder, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.07 or (y) becomes available to the Administrative Agent, any Issuing Bank, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For the purposes of this Section 10.07, “Information” means all information (including financial statements, certificates and reports and analyses, compilations and studies prepared by or on behalf of the Administrative Agent, any Issuing Bank or any Lender based on any of the foregoing) received from or on behalf of the Borrower relating to the Borrower or its Affiliates or its business or relating to any employee, member or partner or customer of the Borrower, other than any such information that is or becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Issuing Banks and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower, a Subsidiary, their respective Affiliates or any of their respective securities, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

SECTION 10.08. Set-off~~Set-off~~ . If an Event of Default shall have occurred and be continuing, each Lender, Issuing Bank and each of its respective Affiliates is hereby authorized at any time and from time to time to the fullest extent permitted by applicable Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations

(in whatever currency) at any time owing by such Lender, Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, Issuing Bank or its respective Affiliates, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, Issuing Bank and its respective Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of set-off) that such Lender, Issuing Bank or its respective Affiliates may have. Each Lender and each Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 10.09. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 10.10. Integration~~Integration~~ . This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 10.11. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, each Issuing Bank and each other Lender, regardless of any investigation made by the Administrative Agent, any

Issuing Bank or any other Lender or on their behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any other Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect until the Obligations have been indefeasibly paid in full and the Commitments and the Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed.

SECTION 10.12. Severability~~Severability~~ . If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or any Issuing Bank, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 10.13. Replacement of Lenders. If (a) any Lender requests compensation under Section 3.04, (b) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (c) any Lender is a Non-Consenting Lender, (d) any Lender is a Defaulting Lender or (e) any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrower or the applicable replacement Lender shall have paid the Administrative Agent the assignment fee specified in Section 10.06(b);

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable Laws; and

(v) in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank or financial institution consents to the proposed change, waiver, discharge or termination; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Revolving Commitments and outstanding Loans pursuant to this Section 10.13 shall nevertheless be effective without the execution by such Non- Consenting Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 10.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

SECTION 10.14. Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY ISSUING BANK, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN

DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY ~~OTHER~~ FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 10.15. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE,

THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.

SECTION 10.16. USA PATRIOT Act Notice. Each Lender that is subject to the PATRIOT Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower and any Guarantors, which information includes the name and address of the Borrower or such Guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower or such Guarantor in accordance with the PATRIOT Act. The Borrower shall, promptly following a written request by the Administrative Agent or any Lender through the Administrative Agent, provide all documentation and other information that the Administrative Agent or such Lender requires pursuant to applicable Law or reasonably requests, in any such case, in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

SECTION 10.17. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and each other Loan Party acknowledges and agrees that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower and each other Loan Party, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (ii) each of the Borrower and each other Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate and (iii) the Borrower and each other Loan Party are capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent, each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any other Loan Party and (ii) neither the Administrative Agent, any Arranger nor any Lender has any obligation to the Borrower or any other Loan Party with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and the other Loan Parties, and neither the Administrative Agent, any Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower and each other Loan Party. To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 10.18. Electronic Execution of Assignments and Certain Other Documents. Any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. The Borrower agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on the Borrower to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of the Borrower enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this Section may include, without limitation, use or acceptance by the Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, that, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Borrower without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.

SECTION 10.19. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or Issuing Bank that is an Affected Financial Institution is a party to this Agreement, notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 10.20. ENTIRE AGREEMENT~~ENTIRE AGREEMENT~~. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

SECTION 10.21. Judgment Currency~~Judgment Currency~~. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable Law)

SECTION 10.22. Termination, Release of Guarantees. (a) The Guarantee Agreement and the guarantees made therein shall terminate when all the Obligations (other than contingent indemnification obligations) have been indefeasibly paid in full in cash, the Commitments have expired or been terminated, the Issuing Banks have no further obligations to issue Letters of Credit, all outstanding Letters of Credit have expired or have been terminated and all LC Disbursements have been reimbursed.

(b) A Guarantor shall automatically be released from its obligations under the Loan Documents~~,~~ and the guarantee of such Guarantor made under the Guarantee Agreement shall automatically be released upon the consummation of any transaction permitted by this Agreement as a result of which (i) such Guarantor ceases to be a Covered Subsidiary pursuant to the terms of this Agreement or (ii) the equity of such Guarantor ceases to be owned, directly or indirectly, by (x) prior to the Second Restatement Effective Date, Group Holdings SBS and (y) after the Second Restatement Effective Date, any ParentCo.

(c) Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, it is understood and agreed that, except as specifically set forth above in paragraphs (a) and (b) of this Section, the Guarantee of any Guarantor pursuant to the Guarantee Agreement will not be released except pursuant to a consent or amendment entered into pursuant to and in compliance with Section 10.01, including without limitation in the event that, for whatever reason, such a Guarantor ceases to be a Covered Subsidiary.

(d) In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to the applicable Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

SECTION 10.23. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any swap contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ANNEX B

SCHEDULE 1.08

PERMITTED REORGANIZATION

1.

Up to the percentage of direct or indirect rights or interests in each entity as set forth opposite such entity in the attached table (which, in the case of indirect rights or interests, may take the form of rights or interests in each other entity through which any ParentCo owns such entity).

2.

Up to 15% of the rights, whether now in existence or existing in the future, to receive distributions in respect of carried interest, promote or incentive allocations from a fund (including any investment fund, separately managed account or similar investment vehicle, together with its related parallel investment entities, alternative investment vehicles, co-investment vehicles or other special purpose vehicles) which rights may, for the avoidance of doubt, take the form of equity interests of any entity through which any ParentCo participates in the aforementioned carried interest, promote or incentive allocation, to the extent such rights (including equity interests) are not set forth in the attached table.

TPG

Silo I	RemainCo Allocation Percentage
TPG GenPar VIII, L.P.	15.00%
TPG Asia GenPar VI, L.P.	40.00%
TPG Asia VI PEI AIV Genpar, LP	40.00%
TPG Healthcare Partners GenPar, L.P.	15.00%
TPG Growth GenPar III, L.P.	40.00%
TPG Tech Adjacencies GenPar, L.P.	15.00%
TPG Tech Adjacencies GenPar II, L.P.	15.00%
TPG GenPar VII, L.P.	15.00%
TPG GenPar VII-AIV, L.P.	15.00%
TPG Growth GenPar V, L.P.	15.00%
TPG Growth GenPar IV, L.P.	15.00%
The Rise Fund GenPar, L.P.	2.50%
The Rise Fund Wild GenPar, L.P.	2.50%
TPG Biotechnology GenPar III, L.P.	50.00%
TPG Biotechnology Partners III, L.P.	100.00%
TPG Asia GenPar V, L.P.	49.70%
TPG Asia V PEI Genpar, L.P.	49.70%
The Rise Fund GenPar II, L.P.	10.00%
TPG Strategic Capital GenPar, L.P.	15.00%
Northstar Pacific Group Inc	100.00%
TPG Asia GenPar VII, L.P.	15.00%
TPG Growth GenPar II, L.P.	50.00%
TPG Growth II AIV GenPar, L.P.	50.00%
TPG GenPar VI PEI, LP	50.00%
TPG Genpar VI, L.P.	50.00%
TPG FOF VI—QP, L.P.	100.00%
TPG VI PEI AIV, L.P.	100.00%
TPG Luna Genpar, L.P.	50.00%
Grocery Genpar VI, L.P.	50.00%
TPG VI AIV SLP SD II, LP	50.00%
TPG Growth Gator GenPar II, L.P.	50.00%
TPG Growth II AIV Gator GenPar, L.P.	50.00%
TPG ART FIP AIV III, L.P.	100.00%
TPG ART, L.P.	100.00%
TPG ART-AIV, L.P.	100.00%
TPG ART GenPar, L.P.	20.00%
TPG Circadian Capital Ptrs AIV GP LP	100.00%
President Residential Mortgage Genpar Advisers, LLC	100.00%
TPG SSP GenPar Holdings BL, L.P.	100.00%
TPG Biotechnology GenPar V, L.P.	50.00%
TPG Biotechnology Partners V, L.P.	100.00%
TPG Genpar IV, L.P.	50.00%

Page 1	Silo I

TPG

TPG Genpar IV-AIV, L.P.	50.00%
TPG Biotechnology Partners IV, L.P.	100.00%
TPG Biotechnology GenPar IV, L.P.	50.00%
TPG Financial Partners, L.P.	100.00%
TFP Royal AIV, L.P.	100.00%
TPG Tortoise AIV, L.P.	100.00%
TPG Tortoise GenPar, L.P.	50.00%
TPG Olympic GenPar, L.P.	50.00%
TPG Financial Genpar, L.P.	50.00%
Newbridge Asia Genpar IV	50.00%
TPG Asia GenPar VIII, L.P.	15.00%
TPG Star GenPar, L.P.	100.00%
TPG-SV GenPar, L.P. (Cayman)	100.00%
TPG Rise Climate GenPar, L.P.	13.07%
TPG Biotechnology GenPar II, L.P.	50.00%
TPG GenPar V, L.P.	50.00%
TPG Luna Genpar V-AIV, L.P.	50.00%
TPG GenPar V AIV, L.P.	50.00%
TPG FOF V-QP, L.P.	100.00%
TPG Yihua (Chongqing) Equity Investment Management Partnership Enterprise LP	100.00%
TPG Peihua (Shanghai) Equity Investment Management Enterprise (L.P.)	100.00%

Page 2	Silo I

TPG

Silo II	RemainCo Allocation Percentage
TPG VII Manta GenPar, L.P.	15.00%
TPG VII DE AIV Genpar, LP	15.00%
TPG VII Kentucky GenPar, L.P.	15.00%
TPG Aion Partners GenPar, L.P.	15.00%
Sixth Street Partners Management Company LP	100.00%
Sixth Street Specialty Lending Advisers Holdings, LLC	100.00%
TSL Equity Partners, L.P	100.00%
Sixth Street Opportunities Advisors Holdings, LLC	100.00%
TPG Real Estate GenPar III, L.P.	10.00%
TPG RE III Cinema Advisors, L.P.	10.00%
TPG Growth II DE AIV GenPar, LP	50.00%
TPG Growth II DE AIV Gator GP	50.00%
TPG VIII DE AIV GenPar, L.P.	15.00%
TPG GenPar VIII SBS SA DE AIV I, L.P.	15.00%
TPG Growth IV DE AIV GenPar, L.P.	15.00%
TPG Real Estate Core-Plus GenPar, LP	10.00%
TPG Real Estate Thematic Advantage Core-Plus JV I, L.P.	100.00%
TPG Real Estate Thematic Advantage Core-Plus JV (II), L.P.	100.00%
TPG AAF GenPar, L.P.	15.00%
TPG Real Estate Genpar II, L.P.	37.36%
Mothership GenPar, L.P.	37.36%
TPG Growth V DE AIV GenPar, L.P.	15.00%
The Rise Fund DE AIV GenPar, L.P.	2.50%
TPG HC DE AIV GenPar, L.P.	15.00%
TPG VI AIV SLP SD, L.P.	50.00%
TPG Tech Adjacencies DE AIV GenPar	15.00%
The Rise Fund II DE AIV GenPar, L.P.	10.00%
Brooklands Capital Strategies Management, LP	100.00%
TPG Growth III DE AIV GenPar, L.P.	40.00%
TPG ART DE AIV II, LP	100.00%
TPG ART DE AIV GenPar, LP	20.00%
TPG Biotech V DE AIV GenPar, L.P.	50.00%
TPG Biotech V DE AIV II, L.P.	100.00%
Palestra Capital Management, LLC	100.00%
TPG DASA Co Invest, LP	100.00%
TPG CDP DASA GenPar A, L.P.	56.00%
TPG GP Solutions GenPar, L.P.	15.00%
TPG Real Estate Genpar IV, L.P.	10.00%
TPG Star Genpar AIV, L.P.	100.00%
TPG V AIV SLP SD, L.P.	50.00%
TPG Energy Solutions GenPar, L.P.	12.50%
TPG Energy Solutions DE AIV GenPar	12.50%
TPG Biotech IV DE AIV Genpar, L.P.	50.00%
TPG Biotech IV DE AIV II, L.P.	100.00%

Page 3	Silo II

TPG

Silo III	RemainCo Allocation Percentage
TPG PEP GenPar Advisors, L.P.	10.00%
TPG TPEP Co-Invest, LP	100.00%
TPG Asia GenPar VII, L.P.	15.00%
Sixth Street Partners, LP	100.00%
TPG SSP Genpar Holdings, LP	100.00%
Sixth Street Opportunities Partners III (A), LP	100.00%
TSSP Adjacent Opportunities Partners IV (A), LP	100.00%
TSSP Adjacent Opportunities Partners (B), LP	100.00%
TCS Equity, L.P.	100.00%
TSSP Adjacent Opportunities Partners (D), LP	100.00%
PSERS TAO Partners Parallel Fund, LP	100.00%
Sixth Street Opportunities Partners II (A), LP	100.00%
TSCO Equity, L.P.	100.00%
Sixth Street Specialty Lending Europe I (USD Feeder), L.P.	100.00%
President Residential Mortgage Equity, LP	100.00%
TOP II Allison AIV II, L.P.	100.00%
TOP III Delaware AIV I-B, LP	100.00%
TOP IV Delaware AIV I-B LP	100.00%
TOP III DBT AIV III (A)	100.00%
TAO (B) AIV I-A, LP	100.00%
TAO (B) AIV I-D, LP	100.00%
TAO (B) AIV II-A, LP	100.00%
TCS II IHC, LLC	100.00%
MLS (B & C) AIV 1-A, LP	100.00%
Sixth Street Opportunities Genpar II Advisers, LLC	100.00%
Sixth Street Opportunities NPL Advisers, LLC	100.00%
TPG Growth IV SF AIV GenPar, L.P.	15.00%
TPG Growth IV Cayman AIV GenPar, LP	15.00%
TPG Growth IV C GenPar, L.P.	15.00%
TPG GenPar VII SBS SA I, L.P.	15.00%
TPG VII Magni GenPar, L.P.	15.00%
TPG Partners VII (C) GenPar, L.P.	15.00%
TPG GenPar VII SBS SA I AIV I, L.P.	15.00%
TPG VII LTP AIV Genpar, L.P.	15.00%
TPG VII Lux Debt Holdings Genpar II, SCSp	45.00%
TPG VII LTP AIV GenPar II, L.P.	15.00%
TPG VII Lux Debt Holdings Genpar, S.à r.l.	15.00%
TPG NQ HoldCo, L.P.	5.00%
TPG Pace Beneficial Finance Sponsor (Series S)	12.01%
TPG Pace Beneficial Finance Sponsor (Series W)	12.01%
TPG Pace Beneficial Finance Sponsor (Series W-2)	12.01%
TPG Pace Beneficial Finance Sponsor, Series LLC	12.01%

Page 4	Silo III

TPG

TPG Pace Beneficial II Sponsor (Series S)	12.01%
TPG Pace Beneficial II Sponsor (Series S-2)	12.01%
TPG Pace Beneficial II Sponsor (Series W-1)	12.01%
TPG Pace Beneficial II Sponsor (Series W-2)	12.01%
TPG Pace Beneficial II Sponsor, Series LLC	12.01%
TPG Pace Energy Sponsor Successor, LLC	12.01%
TPG Pace II Sponsor, LLC	12.01%
TPG Pace Solutions Sponsor (Series S-1)	12.01%
TPG Pace Solutions Sponsor (Series S-2)	12.01%
TPG Pace Solutions Sponsor (Series W-1)	12.01%
TPG Pace Solutions Sponsor (Series W-2)	12.01%
TPG Pace Solutions Sponsor, Series LLC	12.01%
TPG Pace Sponsor, LLC	12.01%
TPG Pace Tech Opportunities II Sponsor (Series S)	12.01%
TPG Pace Tech Opportunities II Sponsor (Series S-2)	12.01%
TPG Pace Tech Opportunities II Sponsor (Series W-1)	12.01%
TPG Pace Tech Opportunities II Sponsor (Series W-2)	12.01%
TPG Pace Tech Opportunities II Sponsor, Series LLC	12.01%
TPG Pace Tech Opportunities Sponsor (Series S)	12.01%
TPG Pace Tech Opportunities Sponsor (Series W)	12.01%
TPG Pace Tech Opportunities Sponsor (Series W-2)	12.01%
TPG Pace Tech Opportunities Sponsor, Series LLC	12.01%
TPG Pace V Sponsor (Series S)	12.01%
Sherpa Ventures Fund, LP	100.00%
SherpaVentures Fund II, LP	100.00%
TPG Growth V SF AIV GenPar, L.P.	15.00%
TPG Growth V Cayman AIV GenPar, L.P.	15.00%
TPG Growth V ( C ) GenPar, LP	15.00%
IMC Employee Co-Invest Vehicle, LP	100.00%
Integrated Media Professionals, LP	100.00%
TPG Digital Media GenPar, L.P.	12.50%
TPG Digital Media, L.P.	100.00%
TPG GenPar VIII SBS SA I, L.P.	15.00%
TPG Genpar VIII-AIV, L.P.	15.00%
TPG VIII Lux Debt Holdings Genpar I, S.à r.l.	15.00%
TPG VIII Lux Debt Holdings Genpar II, SCSp	30.00%
TPG HC Lux Debt Holdings Genpar I, S.à r.l.	15.00%
TPG HC Lux Debt Holdings Genpar II, SCSp	30.00%
Ragnar VIII Genpar, L.P.	15.00%
Ragnar HC Genpar, L.P.	15.00%
Ragnar VIII Genpar II, L.P.	15.00%
Ragnar HC Genpar II, L.P.	15.00%
TPG Partners VIII EU Genpar II, SCSp	15.00%
TPG Partners VIII EU GenPar, SARL	15.00%

Page 5	Silo III

TPG

TPG Genpar VIII SBS SA I AIV I, L.P.	15.00%
TPG Growth III Cayman AIV GenPar, LP	40.00%
TPG Growth III SF AIV GenPar, L.P.	40.00%
TPG Growth III (C) GenPar, L.P.	40.00%
TPG Growth III DP AIV GenPar, L.P.	40.00%
TPG Growth III LRS GenPar II, SCSp	40.00%
TPG Growth III LRS GenPar, L.P.	40.00%
TPG Tech Adjacencies SF AIV GP, LP	15.00%
TPG Tech Adjacencies Cayman AIV GP	15.00%
TPG Tech Adjacencies LS AIV GenPar, L.P.	15.00%
TPG Tech Adjacencies LS AIV GenPar II, L.P.	15.00%
TPG Real Estate GenPar (C), LP	37.36%
TPG Real Estate GenPar II (A), LP	37.36%
TPG Real Estate GenPar II (B), L.P.	37.36%
TREP GenPar II U.K. Investments, LP	37.36%
CircleUp Growth Partners L.P	100.00%
CircleUp Network, Inc.	100.00%
Evercare Health Fund GenPar, L.P.	50.00%
Evercare Health Fund, L.P.	100.00%
TPG Real Estate EU GenPar IV, SCSp	10.00%
TPG Real Estate Genpar III—AIV, LP	10.00%
Palestra Capital Master Fund, LP	100.00%
BGH Capital PE Holding Trust	100.00%
TPG HS Holdings, LLC	100.00%
TPG GenPar VI Cayfir AIV, L.P.	50.00%
TPG Genpar VI-AIV, L.P.	50.00%
TPG GenPar VI Delfir AIV II, L.P.	50.00%
TPG FOF GenPar VI, L.P.	50.00%
TPG VI OG AIV GenPar, L.P.	50.00%
TPG GenPar VI AIV TM, L.P.	50.00%
TPG VI AIV SLP SD III, L.P.	50.00%
TPG VI AID Co-Invest GenPar, L.P.	60.00%
TPG VI X2 Genpar, LP	50.00%
TPG VI Lux Debt Holdings Genpar I, S.à r.l.	50.00%
TPG VI Lux Debt Holdings Genpar II, SCSp	100.00%
The Rise Fund AIV GenPar, L.P.	2.50%
The Rise Fund II SF AIV GenPar, L.P.	10.00%
The Rise Fund GenPar II-AIV, L.P.	10.00%
TPG Seville GenPar, Limited Partners	56.71%
TPG EPF, L.P.	100.00%
TPG OPF, L.P.	100.00%
TPG FPP, L.P.	100.00%
TPG FPC-B, L.P.	100.00%
TPG Growth FPP, L.P.	100.00%

Page 6	Silo III

TPG

TPG HF Management, L.P.	100.00%
Castlelake I, L.P.	100.00%
Castlelake II, L.P.	100.00%
TPG Professionals Northstar, L.P.	100.00%
FS Endura Holdings, LLC	100.00%
TPG Growth II Cayman AIV Gator GP,LP	50.00%
TPG Gator Equity, L.P.	100.00%
TPG Golden Bear Partners GenPar, L.P	100.00%
TPG Growth II Cayman AIV GenPar, LP	50.00%
TFP OG AIV I, L.P.	100.00%
TFP OG AIV GenPar, L.P.	50.00%
Newbridge Asia Associates IV, L.P.	100.00%
TPG ART Cayfir AIV II, L.P.	100.00%
TPG ART GenPar Cayfir AIV, LP	20.00%
TPG DASA Co Invest, LP	100.00%
TPG CDP DASA GenPar C, L.P.	50.00%
TPG CDP DASA GenPar PEI, L.P.	50.00%
TPG NJ DASA GenPar C, LP.	50.00%
TPG CDP DASA GenPar B, L.P.	56.00%
TPG Synergy Investment, L.P.	100.00%
TPG Real Estate IV EU Genpar, SCSp	10.00%
TPG Real Estate Genpar IV-A, L.P.	10.00%
TPG Rise Climate Cayman AIV GenPar, LP	13.07%
TPG MMI Partners GenPar, L.P.	50.00%
AfterNext HealthTech Sponsor (Series S-1)	7.38%
AfterNext HealthTech Sponsor (Series S-2)	7.38%
AfterNext HealthTech Sponsor (Series W-1)	7.38%
AfterNext HealthTech Sponsor (Series W-2)	7.38%
AfterNext HealthTech Sponsor, Series LLC	7.38%

Page 7	Silo III

SCHEDULE 7.01

EXISTING INDEBTEDNESS1

1.

Guaranty, dated June 28, 2019, among TPG Holdings I, L.P., TPG Holdings II, L.P., TPG Holdings II Sub, L.P., TPG Holdings III, L.P., TPG Holdings I-A, LLC, TPG Holdings II-A, LLC, TPG Holdings III-A, L.P., certain management company guarantors party thereto, each as a guarantor, and First Republic Bank, as lender, pursuant to which such guarantors guarantee a revolving credit facility in an aggregate principal amount of up to $60,000,000 pursuant to that certain Loan and Security Agreement dated June 28, 2019 between TPG GP Services, L.P., as borrower, and First Republic Bank, as lender.

2.

Master Program Agreement Guaranty, dated as of June 21, 2013, among TPG Holdings I, L.P., TPG Holdings II, L.P., TPG Holdings II Sub, L.P., TPG Holdings III, L.P., TPG Holdings I-A, LLC, TPG Holdings II-A, LLC, TPG Holdings III-A, L.P., certain management company guarantors party thereto, each as a guarantor, and First Republic Bank, as lender, pursuant to which such guarantors guarantee the payment and performance of obligations of TPG Holdings II-Sub, L.P. in connection with certain Fund Investment Loans. The program limit with respect to such Fund Investment Loans as of the Restatement Effective Date is $95,000,000.

3.

Master Program Agreement Guaranty, dated as of June 4, 2014, between TPG Europe, LLP, a subsidiary of TPG Holdings II Sub, L.P, as guarantor and First Republic Bank, as lender, pursuant to which TPG Europe, LLP guarantees the payment and performance of certain Fund Investment Loans. The program limit with respect to such Fund Investment Loans as of the Restatement Effective Date is $9,000,000.

4.

Master Program Agreement Guaranty, dated as of October 30, 2015, between TPG Satya, LLP, a subsidiary of TPG Holdings II Sub, L.P., as guarantor and First Republic Bank, as lender, pursuant to which TPG Satya, LLP guarantees the payment and performance of certain Fund Investment Loans. The program limit with respect to such Fund Investment Loans as of the Restatement Effective Date is $3,000,000.

5.

Guarantee of approximately £34,374,922 of remaining lease payments under the Counterpart Agreement for Lease of Floor 5 Park House, 455-497 (Odd) Oxford Street, London between TPG Europe, LLP, as tenant, TPG Holdings II Sub, L.P., as surety, and Park House (Oxford St.) Limited, as landlord.

[1]

For the avoidance of doubt, references to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (including any affirmations thereof) as of the Restatement Effective Date.

6.

A$666,665 bank guarantee dated June 29, 2020 between TPG Capital (Australia) Pty Ltd, a subsidiary of TPG Holdings II, Sub, as Applicant; Bank of America, National Association, Australia Branch, as Guarantor; and Dexus Wholesale Management Limited, as Beneficiary.

7.	Irrevocable Standby Letter of credit for which TPG Capital (Australia) Pty Ltd. is the applicant in the amount of A$234,500 dated January 29, 2007.

SCHEDULE 7.02

EXISTING LIENS

1.

Security interest granted by any Loan Party or Covered Subsidiary pursuant to the Collateral and Guarantee Agreement dated August 7, 2014 among TPG Holdings, L.P., TPG Holdings I, L.P., TPG Holdings II, L.P., TPG Holdings II Sub, L.P., TPG Holdings III, L.P., TPG Holdings I-A, LLC, TPG Holdings II-A, LLC, and TPG Holdings III-A, L.P., the lenders party thereto and Citibank, N.A., as collateral agent and bank (as may be amended, amended and restated, supplemented or otherwise modified from time to time), which was executed in connection with (i) the revolving note dated as of July 27, 2021 by TPG Capital BD, LLC payable to JPMorgan Chase Bank, N.A. (including any extensions, renewals or refinancings of any such Indebtedness) and (y) the revolving note dated as of July 27, 2021 by TPG Capital BD, LLC payable to Citibank, N.A. (including any extensions, renewals or refinancings of any such Indebtedness).

2.

Security interest granted by TPG Europe, LLP pursuant to the Master Program Agreement Guaranty, dated as of June 4, 2014, between TPG Europe, LLP, and First Republic Bank, to an account and related collateral as described therein.

3.

Security interest granted by TPG Satya, LLP pursuant to the Master Program Agreement Guaranty, dated as of October 30, 2015, between TPG Satya, LLP and First Republic Bank, to an account and related collateral as described therein.

4.

Security interest granted by TPG Holdings I, L.P., TPG Holdings II, L.P. and TPG Holdings III, L.P. pursuant to the $200,000,0000 5.33% Series A Senior Notes due June 20, 2038 and $50,000,000 4.75% Series B Senior Notes due June 20, 2038.

ANNEX C

SECOND AMENDED AND RESTATED

GUARANTEE AGREEMENT

dated as of Second Restatement Effective Date,

among

TPG HOLDINGS II, L.P.,

The GUARANTORS from time to time party hereto,

and

BANK OF AMERICA, N.A.,

as Administrative Agent

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		Page
SECTION 4.11.	Headings	10
SECTION 4.12.	Guarantee Absolute	10
SECTION 4.13.	Termination or Release	11
SECTION 4.14.	Additional Guarantor	11
SECTION 4.15.	Electronic Execution	11

ii

Schedules

Schedule I — Guarantors

Exhibits

Exhibit I — Form of Guarantor Supplement

iii

SECOND AMENDED AND RESTATED GUARANTEE AGREEMENT dated as of the Second Restatement Effective Date (this “Agreement”), among TPG HOLDINGS II, L.P. (the “Borrower”), the Guarantors (as defined below) from time to time party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Reference is made to (i) the Amended and Restated Credit Agreement dated as of January 1, 2012, as amended by an amendment dated as of April 23, 2013, as further amended by that certain Amendment Agreement dated as of August 10, 2016, as further amended by that certain Second Amendment Agreement dated as of May 9, 2018 and as further amended by that certain Third Amendment Agreement dated as of November 12, 2020 (the “Original Credit Agreement”), among TPG Holdings, L.P., TPG Holdings I, L.P., TPG Holdings II, L.P., TPG Holdings II Sub, L.P., TPG Holdings III, L.P., TPG Holdings I-A, LLC, TPG Holdings II-A, LLC and TPG Holdings III-A, L.P., the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent and (ii) the Amended and Restated Guarantee Agreement dated as of November 12, 2020, among TPG Holdings, L.P., the guarantors party thereto and Bank of America, N.A., as administrative agent.

Concurrent with the execution and delivery of this Agreement, the Original Credit Agreement will be amended pursuant to that certain fourth amendment agreement dated as of November 19, 2021 (such amended agreement, as the same may be further amended, restated, supplemented or otherwise modified from time to time being referred to herein as the “Credit Agreement”).

In order to induce the Lenders and the Issuing Banks to extend credit to the Borrower on the terms and subject to the conditions set forth herein and in the Credit Agreement, each of the Guarantors agrees to guarantee the Guaranteed Obligations.

The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Each of the Guarantors will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) Each capitalized term used but not defined herein shall have the meaning assigned to it in the Credit Agreement.

(b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” has the meaning assigned to such term in the preliminary statement to this Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Borrower” has the meaning assigned to such term in the preliminary statement to this Agreement.

“Claiming Party” has the meaning assigned to such term in Section 3.02.

“Contributing Party” has the meaning assigned to such term in Section 3.02.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement to this Agreement.

“Guaranteed Obligations” means (a) the Obligations and (b) the due and punctual payment and performance of all obligations of each Loan Party under each Hedging Agreement that (i) is in effect on the Effective Date with a counterparty that is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent as of the Effective Date or (ii) is entered into after the Effective Date with any counterparty that is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent at the time such Hedging Agreement is entered into.

“Guaranteed Parties” means (a) the Lenders, (b) the Administrative Agent, (c) the Issuing Banks, (d) each Hedge Bank, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the successors and assigns of each of the foregoing.

“Guarantor Supplement” means an instrument in the form of Exhibit I hereto, or any other form approved by the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.

“Guarantors” means (a) Holdings I, Holdings II Sub and Holdings III and (b) each other Eligible Additional Guarantor that becomes a Guarantor pursuant to Section 2.14 of the Credit Agreement for purposes of complying with Section 7.07 thereunder and becomes a party to this Agreement after the Second Restatement Effective Date.

“Hedge Bank” means any Person that is a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent at the time it enters into a Hedging Agreement or that is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent at any time after it has entered into a Hedging Agreement, in its capacity as a party thereto.

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“Lenders” has the meaning assigned to such term in the preliminary statement to this Agreement.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each Guarantor absolutely, irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, for the ratable benefit of the Guaranteed Parties, the due and punctual payment and performance of the Guaranteed Obligations. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Guaranteed Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee hereunder and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment; Continuing Guarantee. Each Guarantor further agrees that its guarantee hereunder constitutes an absolute, irrevocable and unconditional guarantee of payment when due (whether or not any bankruptcy, insolvency, receivership or other similar proceeding shall have stayed the accrual or collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Guaranteed Party to any balance of any deposit account or credit on the books of the Administrative Agent or any other Guaranteed Party in favor of the Borrower, any other Loan Party or any other Person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all Guaranteed Obligations, whether currently existing or hereafter incurred.

SECTION 2.03. No Limitations. Except for the termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 4.13, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations, any impossibility in the performance of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged, impaired or otherwise affected by (a) the failure of the Administrative Agent or any other Guaranteed Party to assert any claim or demand or to enforce or exercise any right or remedy under the provisions of any Loan Document or otherwise, (b) any extension or renewal of any of the Guaranteed Obligations, (c) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement, (d) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations or (e) any other act,

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omission or delay to do any other act that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Guaranteed Obligations) or which would impair or eliminate the right of any Guarantor to subrogation. Each Guarantor expressly authorizes the Administrative Agent and the other Guaranteed Parties to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of any Guarantor hereunder. Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents.

SECTION 2.04. Defenses Waived. To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Guaranteed Obligations. The Administrative Agent and the other Guaranteed Parties may, at their election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent all the Guaranteed Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.05. Reinstatement. Each Guarantor agrees that this Agreement and its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Guaranteed Party upon the bankruptcy, insolvency, dissolution, liquidation or reorganization of the Borrower, any other Loan Party or otherwise.

SECTION 2.06. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Guaranteed Party may have at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Guaranteed Parties in cash the amount of such unpaid Guaranteed Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

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SECTION 2.07. Information. Each Guarantor (a) assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and (b) agrees that none of the Administrative Agent or the other Guaranteed Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.08. Consents. Each Guarantor has obtained all consents and approvals (including without limitation amendments of, or consents or approvals required under, the organizational agreements or documents of any Guarantor) required to be obtained to provide a Guarantee of the Guaranteed Obligations hereunder.

SECTION 2.09. Taxes. Each Guarantor agrees that the provisions of Section 3.01 of the Credit Agreement shall apply equally to such Guarantor with respect to payments made by it hereunder.

ARTICLE III

Indemnity, Subrogation, Contribution and Subordination

SECTION 3.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03), the Borrower agrees that in the event a payment in respect of any Guaranteed Obligation shall be made by any Guarantor pursuant to this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

SECTION 3.02. Contribution and Subrogation. Each Guarantor (each, a “Contributing Party”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Guaranteed Obligation and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 3.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the amount of Combined EBITDA allocable to the Contributing Party for the four-fiscal quarter period most recently ended prior to the Second Restatement Effective Date (or, in the case of any Guarantor becoming a party hereto pursuant to Section 4.14, the four-fiscal quarter period most recently ended prior to the date of the Guarantor Supplement hereto executed and delivered by such Guarantor) and the denominator shall be the aggregate amount of Combined EBITDA allocable to each of the Guarantors for the four-fiscal quarter period most recently ended prior the Second Restatement Effective Date (or, in the case of any Guarantor becoming a party hereto pursuant to Section 4.14, the four-fiscal quarter period most recently ended prior date of the Guarantor Supplement hereto executed and delivered by such Guarantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall (subject to Section 3.03) be subrogated to the rights of such Claiming Party under Section 3.01 to the extent of such payment.

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Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents (after giving effect to the contribution arrangements established hereunder) shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (the “Maximum Liability”). This Section with respect to Maximum Liability of each Guarantor is intended solely to preserve the rights of the Guaranteed Parties to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other Person or entity shall have any right or claim under this Section with respect to Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this Guarantee or affecting the rights and remedies of the Guaranteed Parties hereunder.

SECTION 3.03. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of the Guarantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

ARTICLE IV

Miscellaneous

SECTION 4.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement.

SECTION 4.02. Waivers; Amendments, Etc. (a) No failure by any Lender, any Issuing Bank or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and privileges herein provided, and provided under each other Loan Document are cumulative and not exclusive of any rights, powers and privileges provided by law. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be

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effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Issuing Banks or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower or any Guarantor therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower and/or the Guarantor, as applicable, and acknowledged by the Administrative Agent, subject to any consent required in accordance with Section 10.01 of the Credit Agreement, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 4.03. Administrative Agent’s Fees and Expenses; Indemnification. (a) The Loan Parties hereto agree to reimburse the Administrative Agent for its fees and expenses incurred hereunder as provided in Section 10.04(a) of the Credit Agreement as if the first reference to the Borrower therein were a reference to the Loan Parties.

(b) Without limitation of its indemnification obligations under the other Loan Documents, the Guarantors jointly and severally agree to indemnify and hold harmless each Indemnitee as provided in Section 10.04(b) of the Credit Agreement as if the first reference to the Borrower therein were a reference to the Guarantors.

(c) The Guarantors jointly and severally agree not to assert, and each of the Guarantors hereby waives and acknowledges that no other Person shall have, any claim against any Lender Related Person as provided in Section 10.04(d) of the Credit Agreement as if references to the Borrower therein were references to the Guarantors.

(d) Any amounts payable as provided hereunder shall be additional Guaranteed Obligations guaranteed hereby. The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Guaranteed Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Administrative Agent or any other Guaranteed Party. All amounts due under this Section 4.03 shall be payable not later than twenty Business Days after written demand therefor (accompanied by back up documentation). Notwithstanding any of the foregoing in clauses (a) and (b) of this Section 4.03, each Indemnitee (and its Related Parties) shall be obligated to refund or return promptly any and all amounts paid under this Section 4.03 to such Indemnitee to the extent such Indemnitee (or its Related Parties) is not entitled to payment of such amount in accordance with the terms hereof.

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SECTION 4.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 4.05. Survival of Agreement. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, each Issuing Bank and each other Lender, regardless of any investigation made by the Administrative Agent, any Issuing Bank or any other Lender or on their behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any other Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect until the Guaranteed Obligations have been indefeasibly paid in full in cash and the Commitments and the Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed.

SECTION 4.06. Effectiveness; Several Agreement. This Agreement shall be binding upon each Loan Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Guaranteed Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void), except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 4.07. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 4.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, Issuing Bank and each of its respective Affiliates is hereby authorized at any time and from time to time to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, Issuing Bank or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the

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obligations of such Loan Party now or hereafter existing under this Agreement to such Lender, Issuing Bank or its respective Affiliates, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations of the Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.12 of the Credit Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Guaranteed Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, Issuing Bank and its respective Affiliates under this Section 4.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or its respective Affiliates may have. Each Lender and each Issuing Bank agrees to notify the Loan Party and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 4.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY ISSUING BANK, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATING HERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

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NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE BORROWER OR ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 4.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 4.10. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.10.

SECTION 4.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 4.12. Guarantee Absolute. All rights of the Administrative Agent hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Guaranteed Obligations or any other agreement or instrument relating to any of the

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foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment to or waiver of, or any consent to any departure from, the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing, (c) any release or amendment to or waiver of, or any consent to any departure from, any guarantee guaranteeing all or any of the Guaranteed Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Guaranteed Obligations or this Agreement.

SECTION 4.13. Termination or Release. This Agreement and the guarantees hereunder shall terminate, and the Loan Parties shall be released from their obligations hereunder, to the extent and at the times provided in the Credit Agreement. In connection with any such termination or release, the Administrative Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 4.13 will be without recourse to or warranty by the Administrative Agent.

SECTION 4.14. Additional Guarantor. Under the terms of the Credit Agreement, certain additional Covered Subsidiaries may from time to time enter into this Agreement as a Guarantor. Upon the execution and delivery by the Administrative Agent and a Covered Subsidiary of a Guarantor Supplement (including all Schedules attached thereto), such Covered Subsidiary shall, as specified in such Guarantor Supplement, become a Guarantor hereunder with the same force and effect as if originally named herein as a Guarantor. The execution and delivery of any Guarantor Supplement shall not require the consent of any other Loan Party party hereto or any other Person. The rights and obligations of each party hereto hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

SECTION 4.15. Electronic Execution. Any Communication related to this Agreement, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each Loan Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Loan Party to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each Loan Party enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this Section 4.13 may include, without limitation, use or acceptance by the Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more Electronic Copies, which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in

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the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, that, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of each Loan Party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.

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Schedule I to

the Second Amended and Restated

Guarantee Agreement

GUARANTORS

TPG Holdings I, L.P.

TPG Holdings II Sub,

L.P. TPG Holdings III, L.P.

Exhibit I to the

Second Amended and Restated

Guarantee Agreement

GUARANTOR SUPPLEMENT NO.      dated as of [ ] (this “Supplement”), to the Second Amended and Restated Guarantee Agreement dated as of the Second Restatement Effective Date (the “Guarantee Agreement”), among TPG HOLDINGS II, L.P. (the “Borrower”), the Guarantors from time to time party thereto and BANK OF AMERICA, N.A., as administrative Agent (in such capacity, the “Administrative Agent”).

A. Reference is made to the Amended and Restated Credit Agreement dated as of January 1, 2012, as amended by an amendment dated as of April 23, 2013, as further amended by that certain Amendment Agreement dated as of August 10, 2016, as further amended by that certain Second Amendment Agreement dated as of May 9, 2018, as further amended by that certain Third Amendment Agreement dated as of November 12, 2020 and as further amended by that certain Fourth Amendment Agreement dated as of November 19, 2021 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Guarantors, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee Agreement, as applicable.

C. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Section 4.14 of the Guarantee Agreement provides that certain Covered Subsidiaries may become parties to the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Covered Subsidiary (the “New Covered Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Covered Subsidiary agree as follows:

SECTION 1. In accordance with Section 4.14 of the Guarantee Agreement, the New Covered Subsidiary by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Covered Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof. Each reference to a “Loan Party” or “Guarantor” in the Guarantee Agreement shall be deemed to include the New Covered Subsidiary. The Guarantee Agreement is hereby incorporated herein by reference.

SECTION 2. The New Covered Subsidiary represents and warrants to the Administrative Agent and the other Guaranteed Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Covered Subsidiary and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or electronic transmission, including the use of any Electronic Signatures, shall be effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions contained herein and of the Guarantee Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Guarantee Agreement.

SECTION 8. The New Covered Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

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IN WITNESS WHEREOF, the New Covered Subsidiary and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

[NAME OF NEW COVERED SUBSIDIARY],

by
Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive office:

BANK OF AMERICA, N.A., as Administrative Agent

by
Name:
Title: